                                                                Exhibit 10 (v)

                                LOAN AGREEMENT


                        Dated as of September 22, 1997


                                 by and among



                               FLIP/BRE, INC.,

                               OIP/BRE, L.L.C.,

                               MBP/BRE, L.L.C.

                                     and

                               NJA/BRE, L.L.C,
                                 as Borrower

                                     and

                       NOMURA ASSET CAPITAL CORPORATION
                                  as Lender

                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I  CERTAIN DEFINITIONS...............................................2
      Section 1.1.  Definitions..............................................2


ARTICLE II  GENERAL TERMS...................................................39
      Section 2.1.  Amount of the Loan; Fees................................39
      Section 2.2.  Use of Proceeds.........................................39
      Section 2.3.  Security for the Loan...................................39
      Section 2.4.  Borrower's Notes........................................40
      Section 2.5.  Principal and Interest..................................40
      Section 2.6.  Voluntary Prepayment and Defeasance.....................42
      Section 2.7.  Mandatory Prepayment and Defeasance.....................42
      Section 2.8.  Application of Payments.................................43
      Section 2.9.  Method and Place of Payment.............................44
      Section 2.10. Taxes...................................................44
      Section 2.11. Release of Collateral...................................44
      Section 2.12. Cash Management.........................................46
      Section 2.13. Security Agreement......................................59
      Section 2.14. Supplemental Mortgage Affidavits........................65
      Section 2.15. Securitization..........................................65

ARTICLE III  CONDITIONS PRECEDENT...........................................68
      Section 3.1.  Conditions Precedent to Effectiveness
                    and Disbursement of the Loan............................68
      Section 3.2.  Satisfaction of Conditions..............................74
      Section 3.3.  Form of Loan Documents and Related Matters..............74

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................74
      Section 4.1.  Borrower Representations................................74
      Section 4.2.  Survival of Representations.............................87
      Section 4.3.  Borrower's Knowledge....................................87

ARTICLE V  AFFIRMATIVE COVENANTS............................................87
      Section 5.1.  Borrower Covenants......................................87

ARTICLE VI  NEGATIVE COVENANTS.............................................103
      Section 6.1.  Borrower Negative Covenants............................103

ARTICLE VII................................................................107


      Section 7.1.  Event of Default.......................................107
      Section 7.2.  Remedies...............................................111
      Section 7.3.  Remedies Cumulative....................................112

ARTICLE VIII  MISCELLANEOUS................................................112
      Section 8.1.  Survival...............................................112
      Section 8.2.  Lender's Discretion....................................114
      Section 8.3.  Governing Law..........................................114
      Section 8.4.  Modification, Waiver in Writing........................115
      Section 8.5.  Delay Not a Waiver.....................................115
      Section 8.6.  Notices................................................115
      SECTION 8.7.  TRIAL BY JURY..........................................116
      Section 8.8.  Headings...............................................116
      Section 8.9.  Assignment.............................................117
      Section 8.10. Severability...........................................117
      Section 8.11. Preferences............................................117
      Section 8.12. Waiver of Notice.......................................118
      Section 8.13. [INTENTIONALLY OMITTED]................................118
      Section 8.14. Exculpation............................................118
      Section 8.15. Exhibits Incorporated..................................120
      Section 8.16. Offsets, Counterclaims and Defenses....................120
      Section 8.17. No Joint Venture or Partnership; Mutual
                    Representation.........................................121
      Section 8.18. Waiver of Marshalling of Assets Defense................121
      Section 8.19. Waiver of Counterclaim.................................121
      Section 8.20. Conflict; Construction of Documents....................121
      Section 8.21. Brokers and Financial Advisors.........................122
      Section 8.22. Counterparts...........................................122
      Section 8.23. Estoppel Certificates..................................122
      Section 8.24. Payment of Expenses....................................122
      Section 8.25. Bankruptcy Waiver......................................123
      Section 8.26. Indemnification........................................124
      Section 8.27. Entire Agreement.......................................125
      Section 8.28. Cross Collateralization................................125
      Section 8.29. Confidentiality........................................126
      Section 8.30. Defeasance.............................................126
      Section 8.31. Permitted Restructuring................................129
      Section 8.32. Substitution of Individual Properties..................131
      Section 8.33. Purchase Option Obligations............................132

Exhibits

  A   -     Allocated Loan Amounts and Debt Service Coverage Ratios
  B   -     Assignment of Agreements (Form)
  C   -     Assignment of Leases and Rents (Form)
  D   -     Engineering Reports
  E   -     Environmental Reports
  F   -     Individual Properties and Owners
  G  -      Manager's Consent and Subordination of Management Agreement (Form)
  H   -     Mortgage, Assignment of Rents, Security Agreement and Fixture
            Financing Statement (Form)
  I   -     Promissory Note (Form)
  J   -     Tenant Letter (Form)
  K   -     Collection Account Agreement (Form)
  L   -     Required Debt Service Payment Certificate (Form)
  M   -     Cash Collateral Account Agreement (Form)
  N   -     Non-consolidation Opinion of Shaw, Pittman, Potts & Trowbridge
            (Form)
  O  -      Financing Statements
  P   -     Borrower's Estoppel Certificate (Form)
  Q   -     Opinion of Shaw, Pittman, Potts & Trowbridge
  R   -     Opinion of Connell, Foley & Geiser (New Jersey)
  S   -     Lien Search Reports
  T   -     Officer's Certificate (Form)
  U   -     Second Assignment of Agreements (Form)
  V   -     Second Assignment of Leases and Rents (Form)
  W   -     Second Mortgage, Assignment of Rents, Security Agreement and
            Fixture Financing Statement (Form)
  X   -     Tenant Estoppel Certificate (Form)
  Y   -     Non-Disturbance, Subordination and Attornment Agreement (Form)
  Z   -     Certificate of Incorporation for NEW FLIP (Form)
 AA   -     Certificate of Incorporation for NEW MM (Form)

Schedules

  1  -      Initial Capital Requirements and Capital Reserve Amounts
  2  -      Exceptions to Representations and Warranties
  3  -      Certain Leases for which Tenant Estoppel Certificates and
            Non-Disturbance, Subordination and Attornment Agreements are
            Required
  4  -      Deferred Maintenance Items
  5  -      Tenants' Option to Purchase and Rights of First Refusal

  6 -       Environmental Operation & Maintenance Obligations and Reserve
            Requirements
  7  -      Deliveries Upon Substitution of Property
  8  -      Rollover Leases

                                LOAN AGREEMENT

            THIS LOAN AGREEMENT, made as of September 22, 1997, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender") and FLIP/BRE, INC., a New Jersey corporation ("FLIP"), OIP/BRE, L.L.C., a New Jersey limited liability company ("OIP"), MBP/BRE, L.L.C., a New Jersey limited liability company ("MBP"), and NJA/BRE, L.L.C., a New Jersey limited liability company ("NJA"; FLIP, OIP, MBP and NJA, collectively, "Borrower"), each having an address c/o McBride Enterprises, Inc., 808 High Mountain Road, P.O. Box 549, Franklin Lakes, New Jersey, 07417.

                                   RECITALS

            WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the amount of $45,000,000 (the "Loan Amount");

            WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Notes and the other Loan Documents (all of the foregoing capitalized terms as hereinafter defined) which shall establish the terms and conditions of the Loan;

            WHEREAS, Borrower and Lender contemplate that Lender's interest in and to the Loan may be assigned by Lender to Trustee for the benefit of Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as hereinafter defined); and

            WHEREAS, Borrower has agreed to establish certain accounts and to grant to Lender a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.13;

            NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                  ARTICLE I

                             CERTAIN DEFINITIONS

            Section 1.1. Definitions. For all purposes of this Agreement:

            (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

            (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date hereof;

            (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4) the following terms have the following meanings:

            "Account Collateral" has the meaning provided in Section 2.13(a).

            "Accounts" means, with respect to each Borrower, such Borrower's rights to payment for goods sold or leased or for services rendered arising from the operation of such Borrower's Individual Property or Individual Properties, as the case may be, and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of such Individual Property or the Individual Properties, as the case may be, now existing or hereafter coming into existence, and all Proceeds thereof. In addition to the foregoing, the term "Accounts" shall include the meaning such term has in the New Jersey Uniform Commercial Code, to the extent of a Borrower's interest therein.

            "Accrued Interest" has the meaning provided in Section 2.5(b).

            "Additional Interest Rate" means the difference between the Revised Interest Rate and interest at 7.71% per annum.

            "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Affiliate Lease" has the meaning provided in Section 4.1(S)(ix).

            "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

            "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Individual Property as set forth in Exhibit A attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to a regular monthly payment of principal pursuant to Section 2.5(a), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. When the Principal Indebtedness is reduced as a result of Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of an Individual Property, the Allocated Loan Amount for the Individual Property with respect to which the Net Proceeds or Loss Proceeds were received shall be reduced to zero (such Allocated Loan Amount prior to being so reduced being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall (i) if the Withdrawn Allocated Amount exceeds the Net Proceeds or Loss Proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if the Net Proceeds or Loss Proceeds are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

            "Annual Budget" has the meaning provided in Section 5.1(Q)(vii).

            "Approved Annual Budget" has the meaning provided in Section 5.1(Q)(vii).

            "Assignment of Agreements" means, with respect to an Individual Property, a first priority Assignment of Management Agreement and Agreements Affecting Real Estate, in the form attached hereto as Exhibit B, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, collaterally assigning to Lender (to the extent set forth in the Assignment of Agreements) such Borrower's interest in and to all contracts between such Borrower and third parties in connection with the management and operation of the Individual Property, including, without limitation, the Management Agreement, any agreements with design professionals, all agreements, allocations and rights with all utility services affecting the Individual Property and all development agreements and Permits, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Assignments of Agreements" means all such instruments collectively.

            "Assignment of Leases" means, with respect to an Individual Property, a first priority Assignment of Leases and Rents, in the form attached hereto as Exhibit C, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, collaterally assigning to Lender such Borrower's interest in and to the Leases and the Rents with respect to such Individual Property, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, and "Assignments of Leases" means all such instruments collectively.

            "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) real property taxes and assessments applicable to the Individual Properties (excluding taxes which tenants are required by their Leases to pay directly to the taxing authority, unless Lender or Servicer determines, in its reasonable discretion, that said tenants will be unable to make such payments on a timely basis) and (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

            "Basic Carrying Costs Monthly Installment" means Lender's good faith estimate of 1/12th of the annual amount of

Basic Carrying Costs, calculated so that a sum sufficient to pay any Basic Carrying Cost shall be in the Basic Carrying Costs Sub-Account at least 30 days prior to the due date thereof. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's good faith estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments which estimate shall not exceed 10% of such prior amount unless based on actual bills. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

            "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account or the Servicer Account, as the case may be, established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

            "Borrower" has the meaning provided in the first paragraph of this Agreement.

            "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in (x) New York, (y) a state in which Servicer, the Property Collection Account Bank, the Cash Collateral Account Bank or the Servicer Account Bank is located or (z) the state in which the Corporate Trust Office is located are authorized or obligated by law, governmental decree or executive order to be closed.

            "Capital Costs" means costs incurred by Borrower in connection with capital expenditures, tenant improvements and lease commissions with respect to the Mortgaged Property.

            "Capital Reserve Amount" means $120,482 per annum, which is the sum of the amounts specified for each Individual Property in the Capital Reserve Amount column on Schedule 1 attached hereto.

            "Capital Reserve Monthly Installment" means an amount equal to 1/12th of the Capital Reserve Amount.

            "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account or the Servicer Account, as the case may be, established and maintained pursuant to Section 2.12 relating to the payment of Capital Costs and Environmental Operation & Maintenance Obligations.

            "Cash Collateral Account" has the meaning provided in Section
2.12(b).

            "Cash Collateral Account Bank" means a bank or any successor bank, selected by Lender in accordance with the terms hereof and reasonably acceptable to Borrower, at which the Cash Collateral Account will be maintained.

            "CC Account Agreement" has the meaning provided in Section 2.13(c).

            "Central Cash Management Period" means any one of the following periods: (i) on or before the Optional Prepayment Date, a period commencing upon an Event of Default (the "Trigger Event of Default") and ending on (A) if the Trigger Event of Default is cured (as determined by Lender in its sole discretion) within 30 days from the occurrence thereof, the first anniversary of the date of the occurrence of the Trigger Event of Default or (B) if the Trigger Event of Default is not cured (as determined by Lender in its sole discretion) within 30 days from the occurrence thereof, the first anniversary of the date on which the Trigger Event of Default is cured (as determined by Lender in its absolute discretion), provided, however, that no other Default or Event of Default then exists and the Debt Service Coverage Ratio for the Individual Properties as a whole is at least 1.30, and if both such conditions are not then satisfied, the period shall end on the first date thereafter on which both such conditions are satisfied; (ii) on or before the Optional Prepayment Date, the period commencing upon Lender's receipt of notice of the agreed upon Purchase Option Purchase Price and ending on the date Borrower satisfies the Purchase Option Obligations (as determined by Lender in its reasonable discretion); and
(iii) the period commencing on the Optional Prepayment Date and continuing until the Loan has been paid in full.

            "Certificate" means any security issued in connection with the Securitization.

            "Certificateholder" means the Person in whose name a Certificate is registered.

            "Closing Date" means September 24, 1997.

            "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time and any successor statutes thereto and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral" means, collectively, the Land, Improvements, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money, Permits (to the full extent assignable) and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan.

            "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage or a Second Mortgage, given as security for the Loan (including, without limitation, the Assignments of Leases, the Second Assignments of Leases, the Assignments of Agreements, the Second Assignments of Agreements and the Manager's Subordination), as same may be supplemented, amended, extended or modified from time to time.

            "Collection Account Agreement" has the meaning provided in Section 2.12(b).

            "Collection Period" means, with respect to any Payment Date, the period commencing on and including the eleventh day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on and including the tenth day of the calendar month in which such Payment Date occurs. If the Closing Date shall occur prior to the tenth day of a calendar month, the first Collection Period shall commence on and include the Closing Date and end on and include the tenth day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the tenth day of a calendar month, the first Collection Period shall commence on the Closing Date and end on and include the tenth day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the tenth day of a calendar month, the first Collection Period shall consist of a one day period consisting of the Closing Date. No Collection Period shall extend beyond the Maturity Date.

            "Condemnation Proceeds" has the meaning provided in Section 2.12(h).

            "Contingent Obligation" means any obligation of a Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, except indemnities required by any title insurance company in connection with the issuance of the Title Insurance Policies. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Borrower is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

            "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

            "Debt Service" means, for any period, the principal, if any, and interest payments that would be due and payable in accordance with the Notes and this Agreement during such period.

            "Debt Service Coverage Ratio" means, on any calculation date, (and calculated either for an Individual Property or for the Individual Properties as a whole) the quotient obtained by dividing Net Cash Flow for the 12-month period ending on the last day of the month preceding such calculation date by the Imputed Debt Service for such period. All calculations of Debt Service Coverage Ratios shall be made by Borrower, subject to verification by Lender and an accounting firm reasonably acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender). The Debt Service Coverage Ratios for the Individual Properties as of the Closing Date are set forth on Exhibit A attached hereto.

            "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account or the Servicer Account, as the case may be, established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

            "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

            "Default Collateral" has the meaning provided in Section 8.14.

            "Default Rate" means (a) during the period prior to but not including the Optional Prepayment Date, the per annum interest rate equal to the lesser of (i) the Maximum Amount and (ii) the Interest Rate plus 4% and (b) during the period after and including the Optional Prepayment Date, the per annum interest rate equal to the lesser of (i) the Maximum Amount and (ii) the Revised Interest Rate plus 4%.

            "Defaulting Tenant" means, as at any date of determination, any tenant that (i) has filed a bankruptcy petition or has had a bankruptcy petition filed against it unless such tenant has accepted its Lease, or (ii) is in default for two or more monthly payments of base rent required to be paid by it under its Lease.

            "Defeasance Date" has the meaning provided in Section 8.30(a)(i).

            "Defeasance Deposit" means an amount equal to the total cost incurred or to be incurred in the purchase by a Borrower of U.S. Obligations necessary to meet the Scheduled Defeasance Payments.

            "Eligible Account" means an account that is: (i) an account maintained with a federal or state chartered depository institution or trust company, whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated as at least A-1 by each Rating Agency, if the deposits in such account are to be held in such account for 30 days or less or
(y) long-term unsecured debt obligations are rated by each Rating Agency as at least AA-, if the deposits in such account are to be held in such account for more than 30 days, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. ss. 9.10(b), or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

            "Engineer" means (i) an engineer who prepared an Engineering Report described on Exhibit D attached hereto or (ii) any reputable Independent engineer licensed as such in the applicable state.

            "Engineering Reports" means the property condition reports with respect to each Individual Property delivered to Lender in connection with the Loan, as described on Exhibit D attached hereto, and any amendments or supplements thereto delivered to Lender.

            "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to a Borrower or any Individual Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, an Individual Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by a Borrower or otherwise affecting an Individual Property or (iii) any alleged injury or threat of injury to health, safety or the environment by a Borrower or otherwise affecting an Individual Property.

            "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the date hereof and as amended from time to time, relating to the protection of human health or the environment, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

            "Environmental Operation & Maintenance Obligations" means the obligations of Borrower described on Schedule 6 attached hereto.

            "Environmental Operation & Maintenance Reserve" means $13,687.50, which is the sum of the amounts specified on Schedule 6 attached hereto necessary to complete the Environmental Operation & Maintenance Obligations for the Individual Properties as described on Schedule 6 attached hereto.

            "Environmental Reports" means the environmental audit reports with respect to each Individual Property delivered to Lender in connection with the Loan, as described on Exhibit E attached hereto, and any amendments or supplements thereto delivered to Lender.

            "Equipment" means, with respect to each Borrower, all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies now owned or hereafter acquired by such Borrower and located upon the Land or the Improvements owned by such Borrower and used in connection with the present or future operation and occupancy of such Land and Improvements, including, but not limited to, all carpeting, telephones, cash registers, computers, lamps, glassware, any building equipment, including, but not limited to, all heating, lighting, incinerating, waste removal and power equipment, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, ventilating and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts and compressors, materials and supplies, and all other machinery, apparatus, equipment, fixtures and fittings now owned or hereafter acquired by such Borrower, any portion thereof or any appurtenances thereto, together with all additions, replacements, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing to the extent relating to such Borrower's Individual Property, located upon such Borrower's Land or Improvements and used in connection with the present or future operation and occupancy of such Land and Improvements, provided, however, that, with respect to any items which are leased and not owned by such Borrower, the Equipment shall include the leasehold interest only of such Borrower, together with any options to purchase any of said items and any additional or greater rights with respect to such items which such Borrower may hereafter acquire.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Borrower is a member.

            "Event of Default" has the meaning provided in Section 7.1.

            "Excess Cash Flow" has the meaning provided in Section 2.12(g).

            "Fiscal Year" means the 12-month period ending on December 31st of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (which consent shall not be unreasonably withheld), provided, however, that each Borrower shall have the same fiscal year.

            "FLIP" has the meaning provided in the first paragraph of this Agreement.

            "FLIP S CORP" means Fair Lawn Industrial Park, Inc., a New York subchapter "S" corporation, the owner of 100% of the issued and outstanding stock of FLIP.

            "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

            "General Intangibles" means, with respect to each Borrower, all intangible personal property of such Borrower arising out of or directly relating to such Borrower's Individual Properties (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, settlements, judgments, contract rights, rights to performance (including, without limitation, rights under warranties), refunds of real estate taxes and assessments and other rights to payment of Money, copyrights, trademarks and patents now existing or hereafter in existence. In addition to the foregoing, the term "General Intangibles" shall include the meaning such term has in the New Jersey Uniform Commercial Code, to the extent of a Borrower's rights therein.

            "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranty" means that certain Guaranty in favor of Lender, dated as of the date hereof, executed and delivered by each Guarantor, as the same may hereafter be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

            "Guarantor" means each of Francis V. McBride, Jr. Revocable Trust, under Instrument dated April 22, 1996, Antoinette R. McBride, trustee, and Joan
H. McBride, Mary V. Dekorte, Timothy B. McBride, Kathryn M. Kruckel, Moira McBride Murphy, J. Nevins McBride, Jr., W. Peter McBride, Terence A. McBride, Sheila James, Michael X. McBride, Mark J. McBride and David F. McBride. "Guarantors" means all such individuals and trust collectively.

            "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgages), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property, or any Rents and Accounts related thereto, (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) a Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on such Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (ii) an Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by a Borrower. Nothing contained in this Agreement shall be construed to require a Borrower to pay any tax, assessment, levy or charge imposed on Lender, Servicer or any Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

            "Improvements" means, with respect to each Individual Property, all improvements owned by a Borrower and now or hereafter situated, placed or constructed upon the Land, including all buildings, structures and improvements of every nature whatsoever now or hereafter situated, placed or constructed upon the Land, including, but not limited to, any and all office buildings, hotels, storage facilities, shopping centers, apartment buildings, houses, power plants, garages, carports, warehouses, utility sheds, workrooms, swimming pools, tennis courts, sidewalks, parking areas, drives, retaining walls, fences, gates, grating, terracing and other improvements and appurtenances thereto, and any and all additions, alterations and betterments now or hereafter situated, placed or constructed upon the Land or any part thereof, and to the extent of a Borrower's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

            "Imputed Debt Service" means for any period (and calculated either for an Individual Property based on its Allocated Loan Amount or for the Individual Properties as a whole based on the Principal Indebtedness then outstanding) the aggregate amount of principal and interest payments (excluding for purposes of such calculations for the Individual Properties, as a whole, any Scheduled Defeasance Payments) that would be due and payable during the applicable period calculated using a debt constant of 9.23% per annum.

            "Indebtedness" means the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses payable to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

            "Indemnified Parties" has the meaning provided in Section 8.26.

            "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in a Borrower or in any Affiliate of a Borrower, and (ii) is not connected with a Borrower or any Affiliate of a Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, shareholder, director or person performing similar functions, provided, however, that the same individual may serve as the Independent director of both MM and FLIP (or NEW MM and NEW FLIP), if he or she otherwise qualifies as Independent.

            "Individual Property" means the Land, the Improvements and the Equipment (to the extent same shall be deemed to be fixtures) encumbered by the Related Mortgages. All of the "Individual Properties" collectively comprise the Mortgaged Property. The Individual Properties are described on Exhibit F attached hereto.

            "Initial Capital Requirement" means $42,125, which is the sum of the amounts specified in the Engineering Reports as being necessary to complete the deferred maintenance and items identified therein and on Schedule 4 attached hereto (as adjusted by Lender), as specified for each Individual Property on
Schedule 1 attached hereto.

            "Initial Lease Reserve Deposit" means $150,000.

            "Instruments" means, with respect to each Borrower, all instruments, chattel paper, documents or other writing obtained by such Borrower from or in connection with the operation of such Borrower's Individual Properties evidencing a right to the payment of Money, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including, but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by such Borrower or in which such Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "Instruments" shall include the meaning such term has in the New Jersey Uniform Commercial Code, to the extent of a Borrower's rights therein.

            "Insurance Proceeds" has the meaning provided in Section 2.12(h).

            "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or a Mortgage or Second Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

            "Interim Servicing Agreement" means an Interim Servicing Agreement entered into by and between Lender and Servicer with respect to the servicing of the Loan, as the same may be amended from time to time.

            "Inventory" means, with respect to each Borrower, all goods now owned or hereafter acquired by such Borrower intended for sale or lease, or to be furnished under contracts of service by such Borrower in connection with such Borrower's Individual Properties, including, without limitation, all inventories of food, beverages and other comestibles held by such Borrower for sale or use at or from such Borrower's Individual Properties, and all other such goods, wares, merchandise and materials and supplies of every nature held by such Borrower for sale to or for consumption by tenants or guests of such Borrower's Individual Properties and others, and all such other goods returned to or repossessed by such Borrower. In addition to the foregoing, the term "Inventory" shall include the meaning such term has in the New Jersey Uniform Commercial Code, to the extent of a Borrower's interest therein.

            "Land" has the meaning provided in the Mortgages and the Second Mortgages.

            "Lease Reserve Amount" means $163,000 per annum, which is the aggregate reserve amount specified for the Rollover Leases on Schedule 8 attached hereto, as adjusted from time to time pursuant to Section 2.12(f)(iv).

            "Lease Reserve Monthly Installment" means an amount equal to 1/12th of the Lease Reserve Amount.

            "Lease Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account or the Servicer Account, as the case may be, established and maintained pursuant to Section 2.12 relating to the payment of Rollover Lease Costs.

            "Leases" means, with respect to each Borrower, all leases and other agreements or arrangements with or assumed by such Borrower as landlord affecting the use or occupancy of all or any portion of such Borrower's Individual Properties now in effect or hereafter entered into (including, without limitation, lettings, subleases, licenses, concessions, tenancies and other occupancy agreements with or assumed by such Borrower as landlord covering or encumbering all or any portion of such Borrower's Individual Properties), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions and other rights and estates appurtenant thereto.

            "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting either an applicable Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all Permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to a Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

            "Lender" has the meaning provided in the first paragraph of this Agreement.

            "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or a Borrower, or any interest in a Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

            "Loan" has the meaning provided in the Recitals hereto.

            "Loan Amount" has the meaning provided in the Recitals hereto.

            "Loan Documents" means this Agreement, the Notes, the Mortgages, the Second Mortgages, the Assignments of Leases, the Second Assignments of Leases, the Assignments of Agreements, the Second Assignments of Agreements, the Manager's Subordination, the Guaranty and all other agreements, instruments, certificates and documents delivered by a Borrower or any Affiliate to evidence or secure the Loan.

            "Loss Proceeds" has the meaning provided in Section 2.12(h).

            "Losses" has the meaning provided in Section 8.26.

            "Management Agreement" means, with respect to an Individual Property, the Management Agreement entered into between the Manager and a Borrower, respectively, pertaining to the management of such Individual Property and in the form attached to the Manager's Subordination or such other form as may be approved by Lender in Lender's reasonable discretion, and "Management Agreements" means all such agreements collectively.

            "Manager" means McBride Enterprises, Inc., or any permitted successor or assignee, as manager of an Individual Property or all of the Individual Properties, as the case may be.

            "Manager's Subordination" means, with respect to each Borrower, the Manager's Consent and Subordination of Management Agreement in the form attached hereto as Exhibit G, dated as of the Closing Date, executed by the Manager for the Individual Properties owned by such Borrower, such Borrower and Lender.

            "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of a Borrower,
(ii) the ability of a Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) any Individual Property.

            "Material Contract" means any contract relating to an Individual Property which is not cancelable on 30 days' notice without penalty and which requires payment of more than $20,000 per month.

            "Maturity Date" means October 11, 2022, or such earlier date resulting from acceleration.

            "Maximum Amount" means the maximum rate of interest designated by applicable Legal Requirements.

            "MBP" has the meaning provided in the first paragraph of this Agreement.

            "MEI" means McBride Enterprises, Inc., a New Jersey corporation.

            "MM" means REA/SPC, Inc., a New Jersey corporation, the managing member of each of OIP, MBP and NJA.

            "Money" means, with respect to each Borrower, all of such Borrower's rights, now or hereafter acquired, in moneys, cash, rights to deposit or savings accounts, credit card receipts or other items of legal tender obtained from or for use in connection with the operation of such Borrower's Individual Properties.

            "Mortgage" means, with respect to an Individual Property, a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of the Closing Date, granted by a Borrower to Lender (in substantially the form attached hereto as Exhibit H) with respect to such Individual Property as security for such Borrower's Note, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

            "Mortgaged Property" means all the Individual Properties encumbered by the Mortgages and Second Mortgages then outstanding.

            "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by a Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NACC" has the meaning provided in Section 8.9.

            "Net Cash Flow" means for any trailing 12 calendar month period (and calculated either for an Individual Property or for the Individual Properties as a whole) the excess, if any, of Operating Income for such period over Operating Expenses for such period, subject to adjustment as follows: (i) addition (to the extent not already included) shall be made for income derived or to be derived from signed Leases with credit rated tenants in place as of the date of the calculation for which such tenants are in occupancy but were not in occupancy during the entire covered period, such addition to be equal to an annualization of base rent for all such credit rated tenants less the actual rent paid by such tenants for the covered period; (ii) deduction shall be made for income derived from

Leases in effect during some or all of the covered period but terminated as of the date of the calculation (except to the extent any related Lease termination payment is then in the Rent Payment Sub-Account); (iii) adjustment (as reasonably determined by Lender, which may include a complete deduction) shall be made for income derived from temporary or month-to-month tenants; (iv) deduction shall be made for income derived from a Defaulting Tenant for the period for which such calculation is being made; (v) the Capital Reserve Amount shall be deducted (to the extent such amount has not been included in Operating Expenses); (vi) to the extent such costs have not been included in Operating Expenses, deduction shall be made for management fees equal to the greater of
(x) actual management fees paid pursuant to the Management Agreements and (y) 4% of Operating Income; (vii) a normalized allowance for lease rollovers (based on an examination of the existing rent rolls and current market leasing conditions, including costs for downtime, tenant improvements and leasing commissions) shall be included; (viii) a vacancy allowance equal to the greater of (x) the market vacancy rate if actual vacancy is less than market and (y) 7.5% if actual vacancy is less than 7.5% shall be included; (ix) deduction shall be made to mark any above market leases to market rent; (x) adjustment shall be made for any rent adjustments or cancellation options contained in the Leases; (xi) deduction shall be made for non-recurring items of Operating Income; and (xii) any other items that Lender determines may have an impact on Net Cash Flow. Net Cash Flow shall be determined in a manner consistent with the method used by Lender to determine Net Cash Flow for purposes of underwriting and closing the Loan.

            "Net Proceeds" means (i) either (x) the purchase price (at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to one or more Individual Properties as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of one or more of such Individual Properties, the fair market value of such Individual Properties, as determined by Lender in good faith, or, at Borrower's request and expense, an appraiser, in either case less
(ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any closing costs, brokerage fees, sheriff's or marshall's commissions or the like, if applicable, incurred by Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages and the Second Mortgages or applicable law.

            "NEW FLIP" means a newly formed corporation that will be a Single-Purpose Entity and a qualified subsidiary of the REIT.

            "NEW MM" means a newly formed corporation that will be a Single-Purpose Entity and 100% owned by the REIT.

            "NJA" has the meaning provided in the first paragraph of this Agreement.

            "Notes" means and refers to the promissory notes, each in the form attached hereto as Exhibit I, dated the Closing Date, made by each Borrower to Lender pursuant to this Agreement, as such notes may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof.

            "Officer's Certificate" means a certificate delivered to Lender by a Borrower which is signed by an authorized officer of a Borrower or an authorized officer of the managing member of a Borrower, as the case may be.

            "OIP" has the meaning provided in the first paragraph of this Agreement.

            "Operating Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Operating Expenses during a Central Cash Management Period.

            "Operating Expenses" means, for any period, all expenditures by Borrower required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Individual Properties (or of an Individual Property), including, without limitation:

            (i) expenses in connection with the cleaning, repair and maintenance of the Individual Properties (or of an Individual Property);

            (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in the repair, operation and maintenance of the Individual Properties (or of an Individual Property);

            (iii) any management fees and expenses incurred with respect to the Individual Properties (or of an Individual Property);

            (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

            (v) the cost of cleaning supplies;

            (vi) Impositions (other than income taxes);

            (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Individual Property, shall be allocated among the Individual Properties pro rata in proportion to the insured value of the Individual Properties covered by such policies);

            (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Individual Properties (or of an Individual Property) including, without limitation, collection costs and expenses;

            (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Individual Properties (or an Individual Property);

            (x) trash removal and exterminating costs and expenses;

            (xi) advertising and marketing costs;

            (xii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws; and

            (xiii) all other ongoing expenses which in accordance with GAAP should be included in Borrower's annual financial statements as operating expenses of the Individual Properties (or of an Individual Property).

Notwithstanding the foregoing, Operating Expenses described in more than one category listed above shall only be counted once and Operating Expenses shall not include (v) any operating expense otherwise includable in Operating Expenses but paid directly by a Person other than Borrower, (w) any Capital Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items not normally considered an operating expense in accordance with GAAP or
(z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

            "Operating Income" means, for any period, all regular ongoing income of Borrower during such period from the Permitted Investments or the operation of the Individual Properties (or of an Individual Property), including, without limitation:

            (i) all amounts payable to Borrower by any Person as Rent relating to the Individual Properties (or an Individual Property);

            (ii) business interruption proceeds; and

            (iii) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income or expense reductions of the Individual Properties (or of an Individual Property).

Notwithstanding the foregoing, Operating Income shall not include (v) any condemnation or insurance proceeds (other than business interruption proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to such period or other applicable reporting period), (w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder or any Lease termination payment, provided, however, that funds released from the Rent Payment Sub-Account shall be included in Operating Income when released from the Rent Payment Sub-Account,
(y) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower, the Manager or the Property Collection Account Bank (unless thereafter deposited in the Property Collection Accounts) or (z) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

            "Operating Partnership" means American Real Estate Investment, L.P., a Delaware limited partnership, having the REIT as its sole general partner.

            "Optional Prepayment Date" means October 11, 2007.

            "Other Borrowings" means, with respect to a Borrower, without duplication (but not including the Indebtedness or any deferred fees payable in connection with the Transactions) (i) all indebtedness of such Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of such Borrower secured by a Lien on any property owned by such Borrower whether or not such indebtedness has been assumed and (v) all Contingent Obligations of such Borrower.

            "Payment Date" means, for each month, the eleventh day of such month; provided, however, that for the purposes of calculating payments hereunder, but not for the purposes of calculating Collection Periods, if the eleventh day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next Business Day to occur. The first Payment Date shall be October 11, 1997.

            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

            "PCBs" has the meaning provided in the definition of "Hazardous Substances".

            "Permits" means, with respect to an Individual Property, all licenses, permits, allocations, authorizations, approvals and certificates obtained by or in the name of, or assigned to, a Borrower and used in connection with the ownership, operation, use or occupancy of such Individual Property, including, without limitation, building permits, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained by or in the name of, or assigned to, such Borrower from any

Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Individual Property.

            "Permitted Encumbrances" means, with respect to an Individual Property, collectively, (i) the Lien created by the Related Mortgages or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages or Second Mortgages or other Liens being so contested, (iv) any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Property under the applicable Title Insurance Policy, any mechanics' and materialmen's Liens relating to work done by a tenant and any mechanics' and materialmen's Liens being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages or Second Mortgages, (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may hereafter be granted by a Borrower and which do not affect materially and adversely (x) the marketability of title to such Borrower's Individual Property, (y) the fair market value thereof or (z) the use or operation thereof as of the Closing Date, (vi) rights of existing and future tenants, as tenants only pursuant to Leases and (vii) those certain options and rights set forth on
Schedule 5 hereto.

            "Permitted Investments" means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which the funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates:

            (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,
      (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (ii) Federal Housing Administration debentures;

            (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vi) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or otherwise acceptable to each Rating Agency as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by

      S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

            (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or otherwise acceptable to each Rating Agency as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity; and

            (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated "AAAm" or "AAAm-G" by S&P, or the equivalent by each other Rating Agency (or otherwise acceptable to each Rating Agency as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates);

            (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates; and

            (x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates;

provided, however, that, in the reasonable judgment of Lender, such instrument continues to qualify as a "cash flow investment" within the meaning of Code
Section 860G(a)(6) earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Plan" means an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Principal Indebtedness" means the Loan Amount, initially, as adjusted by each increase or decrease in the principal amount of the Loan outstanding, whether as a result of prepayment or otherwise.

            "Proceeds" means all of a Borrower's rights, now or hereafter acquired, in all proceeds, Rents, profits, products, Accounts, chattel paper, deposit accounts, Instruments, Equipment, Inventory, consumer goods, farm products, documents, General Intangibles and other proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance Proceeds and Condemnation Proceeds) from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral. In addition to the foregoing,

"Proceeds" shall also include the meaning as such term has in the New Jersey Uniform Commercial Code, to the extent of a Borrower's interest therein.

            "Proceeds Deficiency" has the meaning provided in the definition of "Allocated Loan Amount".

            "Property Collection Accounts" has the meaning provided in Section 2.12(a).

            "Property Collection Account Bank" means the bank holding the Property Collection Accounts and any successor bank hereafter selected by Borrower and approved by Lender (such approval not to be unreasonably withheld, delayed or conditioned) in accordance with the terms hereof.

            "Purchase Option" means that certain purchase option granted to a tenant of the Individual Property known as 40 Potash Road, Oakland, New Jersey, as further described in item (1) on Schedule 5 hereto.

            "Purchase Option Closing" has the meaning provided in Section 8.33.

            "Purchase Option Obligations" has the meaning provided in Section 8.33(d).

            "Purchase Option Proceeds" has the meaning provided in Section 8.33(b).

            "Purchase Option Property" has the meaning provided in Section 8.33.

            "Purchase Option Purchase Price" has the meaning provided in Section 8.33(a).

            "Purchase Option Sub-Account" has the meaning provided in Section 8.33(a).

            "Rating Agencies" means any one or more of the following rating agencies engaged by Lender, or its designee, to rate the Certificates: Fitch Investors Service, L.P., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Services or any successor thereto.

            "Recourse Distributions" has the meaning provided in Section 8.14.

            "Reimbursement Agreement" means that certain Reimbursement Agreement, dated as of the date hereof, among FLIP, OIP, MBP and NJA, as reasonably approved by Lender, as the same may hereafter be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, as reasonably approved by Lender.

            "REIT" means American Real Estate Investment Corporation, a Maryland corporation and a publicly traded qualified real estate investment trust.

            "Related Mortgages" means, with respect to a particular Individual Property, the Mortgage and Second Mortgage encumbering such Individual Property.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Release Price" has the meaning provided in Section 2.7(a).

            "Remedial Work" has the meaning provided in Section 5.1(D)(i).

            "REMIC" means "real estate mortgage investment conduit" for federal income tax purposes.

            "REMIC Trust" means a trust fund created in connection with the Securitization for which a REMIC election is made under the Code.

            "Rent Payment Sub-Account" means the Sub-Account of the Cash Collateral Account or the Servicer Account, as the case may be, established and maintained pursuant to Section 2.12 relating to certain payments made with respect to Leases.

            "Rents" means, with respect to each Individual Property, all rents (whether denoted as base rent, advance rent, minimum rent, percentage rent, additional rent, reimbursements or otherwise), issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), termination fees, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent to Borrower, any award made hereafter to a Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due to a Borrower under the Leases, including, without limitation, (i) rights to payment earned under the Leases, (ii) any payments or rights to payment with respect to facilities (including, but not limited to office, retail, storage, conference, dining, bar and parking facilities) in any way contained within or associated with such Individual Property, and (iii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the possession, use and operation of such Individual Property.

            "Required Debt Service Payment" has the meaning provided in
Section 2.12(f).

            "Revised Interest Rate" means the per annum rate equal to the greater of (i) 12.71% and (ii) the Treasury Rate on the Optional Prepayment Date plus 6.5%.

            "Rollover Leases" means the Leases identified on Schedule 8 attached hereto, each of which is scheduled to expire in 2003.

            "Rollover Lease Costs" means costs incurred by Borrower in connection with releasing the space covered by the Rollover Leases, including, without limitation, lease commissions and tenant improvement costs, provided, however, that the term of any new Lease or extension of the existing Lease for such space must extend for at least five years beyond the scheduled expiration date set forth on Schedule 8.

            "RROP" means RROP, L.L.C., a New Jersey limited liability company, the holder of a 99% interest as a non-managing member of OIP.

            "Scheduled Defeasance Payments" means:

            (a) with respect to a defeasance of the Loan in whole pursuant to
      Section 2.6, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date, after the Defeasance Date and through and including the Payment Date immediately preceding the Optional Prepayment Date, upon which interest and principal payments are required under this Agreement and in amounts equal to the scheduled payments due on such dates under this Agreement and (ii) the Optional Prepayment Date, of the Principal Indebtedness and any accrued and unpaid interest thereon;

            (b) with respect to any defeasance of the Loan in part pursuant to
      Section 2.6, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date, after the Defeasance Date through and including the Payment Date immediately preceding the Optional Prepayment Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the amount of principal defeased) of the monthly installments of principal and interest as provided in Section 2.5(a) and (ii) the Optional Prepayment Date, of the unpaid portion of the amount of the principal so defeased and any accrued and unpaid interest thereon; or

            (c) with respect to any defeasance of a portion of the Loan pursuant to Section 2.7(a) or Section 8.33, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date, after the Defeasance Date through and including the Payment Date immediately preceding the Optional Prepayment Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the Release Price) of the monthly installments of principal and interest as provided in Section 2.5(a) and (ii) the Optional Prepayment Date, of the unpaid portion of the Release Price and any accrued and unpaid interest thereon.

            "Second Assignment of Agreements" means, with respect to an Individual Property, an Assignment of Management Agreement and Agreements Affecting Real Estate in the form attached hereto as Exhibit U, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, collaterally assigning to Lender (to the extent set forth in the Second Assignment of Agreements) such Borrower's interest in and to all contracts made between such Borrower and third parties in connection with the management and operation of the Individual Property, including, without limitation, the Management Agreement, any agreements with design professionals, all agreements, allocations and rights with all utility services affecting the Individual Property and all development agreements and Permits, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Second Assignments of Agreements" means all such instruments collectively.

            "Second Assignment of Leases" means, with respect to an Individual Property, an Assignment of Leases and Rents in the form attached hereto as
Exhibit V, dated as of the Closing Date, from the relevant Borrower, as assignor, to Lender, as assignee, collaterally assigning to Lender such Borrower's interest in and to Leases and Rents with respect to such Individual Property, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Second Assignments of Leases" means all such instruments collectively.

            "Second Mortgage" means, with respect to an Individual Property, a Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, in the form attached hereto as Exhibit W, dated as of the Closing Date, granted by the relevant Borrower to Lender with respect to such Individual Property as security for the portion of the Loan evidenced by the other Borrowers' Notes, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to
Section 2.11 and "Second Mortgages" means all such instruments collectively.

            "Securitization" has the meaning provided in Section 2.15.

            "Securitization Closing Date" means the date on which the Securitization is effected.

            "Securitization Expense Reserve Amount" means $140,000.

            "Securitization Expense Sub-Account" means the Sub-Account of the Servicer Account established and maintained pursuant to Section 2.12 relating to the payment of Lender's reasonable third party fees and expenses in connection with the Securitization.

            "Security Agreement" has the meaning provided in Section 8.30(a)(vii)(A).

            "Security Deposit Account" has the meaning provided in Section 2.12(a).

            "Senior McBrides" means, collectively, Margaret Mary McBride Revocable Trust A, under Instrument dated March 10, 1982, Timothy B. McBride, trustee; Mary K. McBride; John Nevins McBride, Article Third, Testamentary Trust "B," under Instrument dated March 26, 1993 (DOD May 12, 1993), David F. McBride and W. Peter McBride, Trustees; and Joseph A. McBride.

            "Servicer" means any Person appointed as servicer in connection with the Securitization or such Person's successor as servicer.

            "Servicer Account" has the meaning provided in Section 2.12(f).

            "Servicer Account Bank" means a bank, or any successor bank, selected by Lender or Servicer in accordance with the terms hereof and reasonably acceptable to Borrower, at which the Servicer Account will be maintained.

            "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property, (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgages, the Second Mortgages or the other Loan Documents, (iv) has its own separate books and records and, except for the centralized accounts contemplated by Article II, has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) if a corporation, at all times from and after the date of this Agreement, has an Independent director reasonably acceptable to Lender, (vi) except for the centralized accounts contemplated by Article II, does not commingle its assets with the assets of any other Person, (vii), except as contemplated in the Loan Documents and the Reimbursement Agreement, does not guarantee the obligations of any other Person and (viii) holds itself out as being a Person separate and apart from any other Person.

            "Sub-Account" has the meaning provided in Section 2.12(c).

            "Substitute Property" has the meaning provided in Section 8.32.

            "Substitution Closing Date" has the meaning provided in Section
8.32.

            "Substitution Documents" has the meaning provided in Section 8.32.

            "Survey" means a certified title survey of an Individual Property prepared by a registered Independent surveyor reasonably satisfactory to Lender and the company issuing the Title Insurance Policy for that Individual Property.

            "Taking" means a taking or voluntary conveyance during the term hereof of all or part of an Individual Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting an Individual Property or any portion thereof.

            "Tax Fair Market Value" means the fair market value of an Individual Property, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation ss.ss.1.860G-2 and 1.856-3(c), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code ss. 1272(a)(4)) of any indebtedness, other than the Loan, secured by a Lien affecting the Individual Property, which Liens is prior to or on a parity with the Liens created under the Related Mortgages.

            "Tenant Letter" has the meaning provided in Section 2.12(a).

            "Tenant Purchaser" has the meaning provided in Section 8.33.

            "Title Insurance Policies" means the loan policies of title insurance issued by Stewart Title Guaranty Company with respect to each Individual Property and insuring the first priority lien in favor of Lender created by the Mortgage and insuring the lien in favor of Lender created by the Second Mortgage, subject only to the Permitted Encumbrances for that Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require.

            "Transaction Costs" means the structuring fee payable to Lender as described in Section 2.1 and, subject to the limitations set forth in Sections
2.15 and 8.24, all other costs
and expenses paid or payable by Borrower relating to the Transactions.

            "Transactions" means each of the transactions contemplated by the Loan Documents.

            "Transfer" means any transfer, sale, assignment or conveyance of an Individual Property.

            "Treasury Rate" means the yield calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15 -- Selected Interest Rates under the heading U.S. Governmental Security/ Treasury Constant Maturities, or other recognized source of financial market information selected by Lender.

            "Treasury Regulations" means the U.S. Department of Treasury regulations issued pursuant to the Code in temporary or final form.

            "Trigger Event of Default" has the meaning provided in the definition of "Central Cash Management Period".

            "Trustee" means any Person appointed as trustee in connection with the Securitization or its successor in interest.

            "UCC Searches" has the meaning provided in Section 3.1(F).

            "UH" means Urban Holdings, L.L.C., a New Jersey limited liability company.

            "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

            "U.S. Obligations" means non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America.

            "U.S. Obligations Deliveries" has the meaning provided in Section 5.1(P).

            "Withdrawn Allocated Amount" has the meaning provided in the definition of "Allocated Loan Amount".

                                  ARTICLE II

                                GENERAL TERMS

            Section 2.1. Amount of the Loan; Fees. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall lend to Borrower the Loan Amount. After any Principal Indebtedness is repaid, Lender shall have no obligation to re-advance the amount repaid. Borrower shall pay to Lender on the Closing Date a nonrefundable structuring fee in an amount equal to $225,000. Lender acknowledges receipt of other fees and amounts payable prior to the date hereof by Borrower to Lender.

            Section 2.2. Use of Proceeds. Proceeds of the Loan shall be used for the following purposes: (a) to repay all existing indebtedness on the Mortgaged Property, and all related costs and expenses of such repayment, (b) to fund the Capital Reserve Sub-Account of the Servicer Account in the amount of the Initial Capital Requirement and the Environmental Operation & Maintenance Reserve, to fund the initial deposit to the Basic Carrying Costs Sub-Account of the Servicer Account, to fund the Lease Reserve Sub-Account of the Servicer Account in the amount of the Initial Lease Reserve Deposit and to fund the Securitization Expense Sub-Account in the amount of the Securitization Expense Reserve Amount and (c) to pay to the structuring fee to Lender described in Section 2.1 and to pay or reimburse all other Transaction Costs payable by Borrower. Any proceeds in excess of the amounts described in clauses (a), (b) and (c) may be used by Borrower for any lawful purpose.

            Section 2.3. Security for the Loan. The Notes and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages and the Second Mortgages, (b) the Assignments of Leases and the Second Assignments of Leases, (c) the Assignments of Agreements and the Second Assignments of Agreements, (d) the Guaranty and (e) the security interests and Liens granted in this Agreement and in the other Loan Documents.

            Section 2.4. Borrower's Notes.

            (a) Borrower's obligation to pay the principal of and interest on the Loan shall be evidenced by the Notes, duly executed and delivered by FLIP, OIP, MBP and NJA. The Notes shall be payable as to principal and interest as specified in this Agreement, with a final maturity on the Maturity Date. All outstanding Indebtedness shall be paid by Borrower on the Maturity Date.

            (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to each Note (or on a continuation of such schedule attached to each Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal and interest, and/or (ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

            Section 2.5. Principal and Interest.

            (a) On the Payment Date on October 11, 1997 a payment of interest only on the Notes shall be made for the first Collection Period, calculated at a rate of 7.71% per annum and computed on the actual number of days elapsed, based on a 360-day year (i.e., interest for each day during which any part of the Loan is outstanding shall be computed at said rate divided by 360). Commencing with the Payment Date on November 11, 1997, and on each and every Payment Date thereafter, the principal of and interest on the Notes shall be payable in equal monthly installments of $338,717.07, which payment is based on an interest rate of 7.71% and a 300-month amortization schedule. For each Collection Period, interest at a rate of 7.71% per annum shall be computed on the actual number of days elapsed, based on a 360-day year (i.e., interest for each day during which any part of the Loan is outstanding shall be computed at said rate divided by
360) and the remaining amount of the monthly installment shall be applied to principal. Upon a prepayment pursuant to Section 2.7(b) or 2.12(i), the amount of the monthly installment will be reduced proportionately (based on the percentage of outstanding principal prior to the prepayment represented by the amount of principal prepaid).

            (b) Commencing on the Optional Prepayment Date, in addition to the interest described in Section 2.5(a), interest shall also accrue on the Principal Indebtedness at the Additional Interest Rate and on the Accrued Interest, if any, at the Revised Interest Rate. Commencing on November 11, 2007, and on each and every Payment Date thereafter, in addition to the payments described in Section 2.5(a), 100% of the amount of Excess Cash Flow attributable to the Mortgaged Properties for the calendar month preceding the calendar month in which such Payment Date occurs shall be applied, first, to the Principal Indebtedness until reduced to zero, second, to currently accruing interest described in the prior sentence of this Section 2.5(b), and, third, to the Accrued Interest, if any. To the extent Excess Cash Flow is insufficient to pay the interest payments described in the first sentence of this Section 2.5(b) on any Payment Date, such interest shall be deferred and added to any interest previously deferred pursuant to this sentence and remaining unpaid (the "Accrued Interest"). Amounts payable pursuant to this Section 2.5(b) shall not be included in determinations of Required Debt Service Payments, nor shall failure to pay interest or Accrued Interest pursuant to this Section 2.5(b) constitute an Event of Default or give rise to interest at the Default Rate or late payment premiums.

            (c) The entire outstanding principal balance of the Loan (including, without limitation, any Accrued Interest), together with all accrued but unpaid interest thereon, shall be due and payable to Lender on the Maturity Date. In addition, if, prior to the Optional Prepayment Date, the Loan has been accelerated based on an Event of Default described in Section 7.1(i), (iii),
(iv), or (v) or an Event of Default arising from a Borrower's fraud or willful misconduct, there shall also be due and payable to Lender on the Maturity Date an amount equal to the excess, if any, of (i) the amount of a Defeasance Deposit for the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments described in clause (a) of the definition of "Scheduled Defeasance Payments" over (ii) the Principal Indebtedness.

            (d) During the continuance of an Event of Default, the entire outstanding principal balance of the Loan will bear interest at the Default Rate. In addition, a late payment premium of five percent of any principal or interest payment not paid on the Payment Date therefor shall be due with any such late payment.

            Section 2.6. Voluntary Prepayment and Defeasance. Except in connection with the Purchase Option as set forth in Section 8.33, the Loan may not be prepaid or defeased in whole or in part during the period commencing on the Closing Date through and including the second anniversary of the Securitization Closing Date. After the second anniversary of the Securitization Closing Date, and prior to the Optional Prepayment Date, Borrower may voluntarily defease the Loan in whole as provided in Section 8.30. On or after July 11, 2007, Borrower may voluntarily prepay the Loan in whole, without defeasance, premium or penalty, on any Payment Date. On or after the Optional Prepayment Date, Borrower may voluntarily prepay the Loan in part, without defeasance, premium or penalty, on any Payment Date. The Loan may also be prepaid or defeased as described in Section 2.7 and Section 8.33.

            Section 2.7. Mandatory Prepayment and Defeasance.

            (a) Except as set forth in Sections 8.32 and 8.33, Borrower may Transfer any Individual Property only at any time after the second anniversary of the Securitization Closing Date; provided, however, that (i) no Event of Default shall have occurred and be continuing, (ii) the Debt Service Coverage Ratio of the remaining Individual Properties (considered as a whole) immediately after the Transfer would not be less than the greater of (x) the Debt Service Coverage Ratio of all Individual Properties (including the Individual Property to be transferred) (considered as a whole) calculated immediately prior to the Transfer or (y) the Debt Service Coverage Ratio of all Individual Properties (including the Individual Property to be transferred) (considered as a whole) in effect on the Closing Date, (iii) Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness, after deducting the Release Price, will not, on the related Defeasance Date, exceed 125% of the sum of the Tax Fair Market Values of the remaining Individual Properties as of the Securitization Closing Date, (iv) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters in clauses (ii) and (iii) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects, and (v) upon the date of the consummation of any such Transfer (which must be the Defeasance Date), Borrower shall defease a principal portion of the Loan in an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price") pursuant to

Section 8.30. If Borrower satisfies all of the conditions set forth above other than the condition contained in clause (ii), Borrower shall have the right to satisfy such condition by increasing the Release Price by the amount required for such condition to be satisfied. On or after the Optional Prepayment Date, the conditions of this Section 2.7(a) shall apply to a Transfer of any Individual Property, except that clause (v) will be modified as follows: "(v) upon the date of the consummation of any such Transfer (which must be a Payment
Date), Borrower shall prepay a principal portion of the Loan in an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price"), without premium or penalty, and pay an amount equal to the product of
(x) the Accrued Interest and (y) a percentage equal to the Release Price divided by the Principal Indebtedness."

            (b) If Borrower is required by Lender under the provisions of a Mortgage or a Second Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of an Individual Property, Lender or Servicer shall prepay a portion of the Loan by advancing the Loss Proceeds from the Cash Collateral Account and applying such Loss Proceeds to (i) principal up to the Release Price for such Individual Property and (ii) either (x) interest on such principal amount to the immediately succeeding Payment Date or (y) accrued interest on such principal amount, if such payment is made on a Payment Date. Any Loss Proceeds remaining after such application shall be released to Borrower.

            (c) Upon prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section 2.7 shall be applied in accordance with the provisions of Section 2.8.

            Section 2.8. Application of Payments. All proceeds (including any Net Proceeds) of any repayment, including prepayments, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Lender (including the fees and charges of the Cash Collateral Account Bank and/or the Servicer Account Bank) with respect to such repayment; second, any currently accruing interest then payable with respect to the Loan or the portion thereof being repaid (excluding any interest at the Additional Interest Rate or the Revised Interest Rate); third, the outstanding principal amount of the Loan or the portion thereof being repaid; fourth, currently accruing interest at the Additional Interest Rate or the Revised Interest Rate then payable; fifth, Accrued Interest; and sixth, any other amounts due and owing under the Loan Documents. Such payments shall be applied pro rata to the Notes, except that if the payment being applied has been made with respect to a particular Individual Property (such as payment of a Release Price or Loss Proceeds), such payment shall be applied to the Note secured by the Mortgage on such Individual Property. Any partial prepayment of principal made pursuant to
Section 2.5(b) shall be applied to principal payments thereafter required in the inverse order of their maturity and the payments described in Section 2.5(a) shall not be changed. After and during the continuance of an Event of Default, proceeds may be applied in any order in the sole discretion of Lender.

            Section 2.9. Method and Place of Payment.

            (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

            (b) All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

            Section 2.10. Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

            Section 2.11. Release of Collateral.

            (a) Notwithstanding any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property as described in Section 2.03(d) of the Mortgages and the Second Mortgages or Section 2.12(i), a defeasance or prepayment with respect to any Individual Property as described in Section 2.7(a), a substitution of Individual Properties as described in Section 8.32 or upon the defeasance or substitution in accordance with Section 8.33 with respect to the Purchase Option Property, Lender shall, simultaneously with such payment or Purchase Option Closing, (i) release the Liens of the Related Mortgages and the related Assignment of Leases, Second Assignment of Leases, Assignment of Agreements, Second Assignment of Agreements and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and (ii) release to Borrower any portion of the Sub-Accounts relating to such Individual Property, except that in the event a Central Cash Management Period has been instituted and not terminated pursuant to Section 8.33, all funds in the Sub-Accounts relating to the released Purchase Option Property will be transferred to the Purchase Option Sub-Account. Lender shall cooperate with Borrower to make release documents available through escrow or other arrangements reasonably satisfactory to Lender that do not delay release of its Liens.

            (b) If, in connection with a Taking or casualty, Lender receives Loss Proceeds with respect to any Individual Property in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Individual Property and accrued and unpaid interest thereon and applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), or, if the Loss Proceeds are less than such sum, but the Loss Proceeds together with a cash payment to Lender from Borrower equal the sum of the Allocated Loan Amount for such Individual Property and accrued and unpaid interest thereon, Lender shall simultaneously with such application release the Liens of the Related Mortgages and related Assignment of Leases, Second Assignment of Leases, Assignment of Agreements, Second Assignment of Agreements and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property.

            (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof or defeasance of the Loan in whole as described in Section 8.30, Lender shall release its Liens with respect to all Collateral, provided, however, that Lender shall have no obligation to release any Lien with respect to Collateral on or prior to the second anniversary of the Securitization Closing Date except as provided in Section 2.03(d) of the Mortgages and the Second Mortgages, Section 2.11(b), Section 2.12(i), Section 8.32 or Section
8.33. Lender shall cooperate with Borrower to make release documents available through escrow or other arrangements reasonably satisfactory to Lender that do not delay release of its Liens.

            Section 2.12. Cash Management.

            (a) Property Collection and Security Deposit Accounts. Borrower hereby acknowledges and agrees that all of the Rents (other than security deposits from tenants), Money and Proceeds received from Accounts derived from the Individual Properties shall be utilized to pay Basic Carrying Costs, Debt Service, Capital Costs, Rollover Lease Costs, Operating Expenses, Purchase Option Obligations (if any) and for other purposes, including without limitation, dividends or distributions. Each Borrower shall open and maintain at the Property Collection Account Bank a demand deposit account (each, a "Property Collection Account"). Borrower shall open and maintain at the Property Collection Account an additional demand deposit account that is fully segregated and distinct from the Property Collection Accounts (the "Security Deposit Account"). The Security Deposit Account may, at Borrower's option, have sub-accounts for each of the Individual Properties so as to distinguish the security deposits for each Individual Property. Each of the Property Collection Accounts shall be assigned a separate and unique identification number by the Property Collection Account Bank and shall be opened and maintained, respectively, in the names: (i) "Nomura Asset Capital Corporation as Mortgagee of FLIP/BRE, Inc.", (ii) "Nomura Asset Capital Corporation as Mortgagee of OIP/BRE, L.L.C.", (iii) "Nomura Asset Capital Corporation as Mortgagee of MBP/BRE, L.L.C.", and (iv) "Nomura Asset Capital Corporation as Mortgagee of NJA/BRE, L.L.C.". The Security Deposit Account shall be assigned a separate and unique identification number by the Property Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of FLIP/BRE, INC., OIP/BRE, L.L.C., MBP/BRE, L.L.C. and NJA/BRE, L.L.C.". Borrower shall notify all current and future tenants to pay Rent to the appropriate Property Collection Account by delivering to each tenant a notice (the "Tenant Letter") in substantially the form attached hereto as Exhibit J. All payments constituting Rent (other than security deposits from tenants) or made with respect to Accounts received by Borrower or a Manager shall be endorsed and deposited within one Business Day after the day received directly into the appropriate Property Collection Account. All security deposits shall be paid to the Manager who shall collect all security deposits and shall endorse all checks and deposit all such funds within one Business Day after the day received directly into the Security Deposit Account. Borrower shall notify Lender of any security deposits held as letters of credit and, upon Lender's request, such letters of credit shall be delivered to Lender or its designee. Borrower may designate a new financial institution to serve as the Property Collection Account Bank hereunder as provided in Section 2.13(l). Borrower shall have no right of withdrawal from the Property Collection Accounts or the Security Deposit Account except that, prior to the Property Collection Account Bank's receipt of notice of the occurrence of an Event of Default from Lender or Servicer (given at the request of Lender on Lender's behalf), Borrower may withdraw funds from the Security Deposit Account as permitted pursuant to the Collection Account Agreement. If Borrower receives funds from the Security Deposit Account or from letters of credit or other instruments held in lieu of cash security deposits, then, except as provided in the Collection Account Agreement with respect to funds to be refunded to tenants, such funds shall be deposited in the appropriate Property Collection Account within one Business Day after receipt.

            (b) Cash Collateral Account. Pursuant to the Collection Account Agreement executed by the Property Collection Account Bank (the "Collection Account Agreement") in substantially the form attached hereto as Exhibit K, the Property Collection Account Bank has agreed to transfer on a daily basis all funds deposited in the Property Collection Accounts to accounts designated by Borrower in the Collection Account Agreement, unless the Property Collection Account Bank has received notice from Lender or Servicer of the commencement of a Central Cash Management Period, after which the Property Collection Account Bank has agreed to transfer on a daily basis all funds deposited in the Property Collection Accounts to an account with the Cash Collateral Account Bank, as designated by Lender or Servicer in such notice (the "Cash Collateral Account"), until receipt of a notice from Lender or Servicer that the Central Cash Management Period has ended. Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained; provided, however, that Lender shall give Borrower and the Property Collection Account Bank not fewer than 30 days' prior notice of each change and the financial institution to which the Cash Collateral Account may be transferred shall be subject to Borrower's reasonable approval. The Cash Collateral Account shall at all times be an Eligible Account. Upon the commencement of a Central Cash Management Period, Borrower shall cooperate with Lender to establish, and hereby appoints Lender its attorney-in-fact for the purpose of establishing, the Cash Collateral Account in the name of Lender, and the Cash Collateral Account shall be under the sole dominion and control of Lender and Servicer, acting on Lender's behalf. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account.

            (c) Establishment of Sub-Accounts. The Cash Collateral Account and the Servicer Account shall each contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Capital Reserve Sub-Account, the Lease Reserve Sub-Account and the Rent Payment Sub-Account. The Servicer Account shall contain the Securitization Expense Sub-Account, and the Cash Collateral Account shall contain the Operating Expense Sub-Account and, if and when required pursuant to Section 8.33, the Purchase Option Sub-Account. Each of the accounts described in this paragraph (c) (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be either a separate Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement or a ledger entry under the Cash Collateral Account or the Servicer Account, as the case may be.

            (d) Permitted Investments. Upon the request of Borrower which request may be made one time per month, Lender shall direct the Cash Collateral Account Bank or the Servicer Account Bank, as applicable, to invest and reinvest any balance in the Cash Collateral Account or the Servicer Account, respectively, from time to time in Permitted Investments as instructed by Borrower; provided, however, that (i) if Borrower fails to so instruct Lender, or upon the occurrence of an Event of Default, Lender or Servicer, on Lender's behalf, may direct the Cash Collateral Account Bank or the Servicer Account Bank, as applicable, to invest and reinvest such balance in Permitted Investments as Lender or Servicer, on Lender's behalf, shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account or the Servicer Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender or its designee, and (iv) no Permitted Investment shall be made unless Lender or its designee shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account and the Servicer Account (or as much thereof as Lender or Servicer, on Lender's behalf, may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account and the Servicer Account shall each be a so-called "zero balance" account. All funds in the Cash Collateral Account or the Servicer Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account or the Servicer Account for all purposes of this Agreement and the other Loan Documents. Except as provided in Section 2.13(g), neither Lender nor any of its agents, including Servicer, shall have any liability for any loss in investments of funds in the Cash Collateral Account or the Servicer Account that are invested in Permitted Investments (unless invested contrary to Borrower's request prior to an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account, the Servicer Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Cash Collateral Account and the Servicer Account as income of Borrower for federal and applicable state tax purposes.

            (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be for the benefit of Borrower and shall be deposited into the Cash Collateral Account or the Servicer Account, as the case may be, and shall be subject to allocation and distribution like any other monies deposited therein.

            (f) The Servicer Account; Payment of Debt Service, Basic Carrying Costs, Capital Costs and Rollover Lease Costs. On or before each Payment Date during the term of the Loan, Lender or Servicer shall deliver to Borrower written notice of the Debt Service, excluding any Scheduled Defeasance Payments pursuant to Section 8.30 (the "Required Debt Service Payment"), the Basic Carrying Costs Monthly Installment, the Capital Reserve Monthly Installment and the Lease Reserve Monthly Installment, payable to Lender on the Payment Date in the next calendar month. On each Payment Date in the term of the Loan that is not during a Central Cash Management Period, Borrower shall pay to Lender the Required Debt Service Payment, the Basic Carrying Costs Monthly Installment, the Capital Reserve Monthly

Installment and the Lease Reserve Monthly Installment by transferring such funds by wire transfer to an account with the Servicer Account Bank (the "Servicer Account") as designated by Lender or Servicer in the foregoing written notice, at or before 11:00 a.m., New York City time, on such Payment Date and failure to make such payment by such time shall be an Event of Default hereunder. Prior to the Securitization, the Servicer Account shall be maintained with Lender. Upon the Securitization and thereafter, Lender may elect to change the financial institution at which the Servicer Account shall be maintained with reasonable prior to notice to Borrower. Upon such election, Lender, Servicer, Borrower and the Servicer Account Bank shall enter into a letter agreement reasonably satisfactory to all parties, whereby Servicer and the Servicer Account Bank acknowledge and agree to the terms of this Agreement as it relates to the Servicer Account and the application of funds maintained therein. Notwithstanding the foregoing, if Borrower has paid to Lender for deposit in the Basic Carrying Costs Sub-Account of the Servicer Account an amount equal to one-fourth of the Basic Carrying Costs for the next twelve month period, Borrower shall not be required to pay Basic Carrying Costs Monthly Installments, provided, however, that Lender shall not be obligated to pay Basic Carrying Costs pursuant to paragraph (i) of this Section 2.12(f) if Borrower is not making such monthly payments.

            (i) Payment of Basic Carrying Costs. At least ten Business Days prior to the date that payment of any Basic Carrying Cost would become delinquent or any fine, penalty, interest or cost attaches thereto and not more frequently than once each month with respect to each such Basic Carrying Cost, Borrower shall notify Lender and Servicer in writing and request that Lender or Servicer pay such Basic Carrying Cost on behalf of Borrower on or prior to such date or inform Lender and Servicer that Borrower is contesting such Basic Carrying Cost in accordance with Section 2.06(b) of the Related Mortgages. Together with each such notice, Borrower shall furnish Lender and Servicer with copies of bills and other documentation as may be reasonably required by Lender or Servicer to establish that such Basic Carrying Cost is then due or is being properly contested pursuant to Section 2.06(b) of the Related Mortgages. Unless such Basic Carrying Cost is being so contested, Lender or Servicer shall make such payments on behalf of Borrower out of the Basic Carrying Costs Sub-Account before same shall be delinquent and before any fine, penalty, interest or cost attaches thereto, to the extent that there are funds available in the Basic Carrying Costs Sub-Account, and Lender and Servicer have received appropriate documentation to establish the amount(s) due and the delinquency, penalty, interest and due date(s). Borrower may pay Basic Carrying Costs directly and request reimbursement therefor from the Basic Carrying Costs Sub-Account upon presentation of evidence of payment reasonably satisfactory to Lender or Servicer. Lender shall have no obligation to make such payments if the Basic Carrying Costs Sub-Account is not being funded on a monthly basis with the Basic Carrying Costs Monthly Installment.

            (ii) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer from the Debt Service Payment Sub-Account to its account an amount equal to the Required Debt Service Payment for such Payment Date or, if Servicer has been appointed, Servicer shall transfer from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for such Payment Date to the account of Servicer established under the Interim Servicing Agreement or, if after the Securitization Closing Date, under any pooling and servicing agreement executed in connection with the Securitization. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 (and no Default Rate interest or late payment premium shall be imposed thereon and there shall be no Event of Default under Section 7.1(i)) regardless of the time Servicer makes such transfer as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account.

            (iii) Payment of Capital Costs. Not more frequently than once each Collection Period and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Lender or Servicer shall transfer funds to Borrower then allocated to the Capital Reserve Sub-Account for payment of Capital Costs and Environmental Operation & Maintenance Obligations. Together with each such request, Borrower shall furnish Lender and Servicer with an Officer's Certificate detailing the work performed, certifying the completion thereof in a good and workmanlike manner (and with respect to the Environmental Operation & Maintenance Obligations, in accordance with the related Environmental Reports) and certifying that the attached invoices relate to the work performed and have been paid or will be paid from the funds transferred pursuant to such request. In addition, Borrower will submit such other documentation as may be reasonably required by Lender or Servicer to establish that such Capital Costs or Environmental Operation & Maintenance Obligations are then due, which may include photographs of the completed work, partial lien releases with respect to the payments last made and contingent lien releases (if customary in the relevant jurisdiction) with respect to the payments to be made with the funds to be transferred to Borrower. Upon completion of any deferred maintenance items covered by the Initial Capital Requirement, Borrower may request return of the full amount reserved for such items as set forth on Schedule 4, to the extent not previously released to Borrower, and upon completion of all deferred maintenance items covered by the Initial Capital Requirement, Borrower may request return of any portion of the Initial Capital Requirement not previously released to Borrower. Any excess amounts not so requested by Borrower shall remain in the Capital Reserve Sub-Account and be available for the payment of other Capital Costs. Upon completion of any Environmental Operation & Maintenance Obligations item covered by the Environmental Operation & Maintenance Reserve, Borrower may request return of the full amount reserved for such item as set forth on Schedule 6, to the extent not previously released to Borrower, and upon completion of all such items covered by such reserve, Borrower may request return of any portion of the Environmental Operation & Maintenance Reserve not previously released to Borrower. Any excess amounts not so requested by Borrower shall remain in the Capital Reserve Sub-Account and be available for the payment of other Capital Costs.

            (iv) Payment of Rollover Lease Costs. Not more frequently than once each Collection Period and provided that no Event of Default has occurred and is continuing, upon Borrower's written request, Lender or Servicer shall transfer funds to Borrower then allocated to the Lease Reserve Sub-Account for payment of Rollover Lease Costs. Together with each such request, Borrower shall furnish Lender and Servicer with an Officer's Certificate detailing the expenses incurred and, in connection with tenant improvements, detailing the work performed and certifying the completion thereof in a good workmanlike manner and certifying that the attached invoices relate to the payment requested and, if applicable, the work performed, and that the attached invoices have been paid or will be paid from the funds transferred pursuant to such request. In addition, Borrower will submit such other documentation as may be reasonably required by Lender or Servicer to establish that such Rollover Lease Costs are then due, which may include photographs of the completed work, partial lien releases with respect to the payments last made and contingent lien releases (if customary in the relevant jurisdiction) with respect to payments to be made with the funds to be transferred to Borrower. Upon releasing the entire space covered by the applicable Rollover Lease pursuant to fully-executed Leases, the terms of which have commenced and will extend at least five years beyond the scheduled expiration date set forth on
      Schedule 8 and are otherwise in accordance with the terms of the Loan Documents, (i) no further deposits to the Lease Reserve Sub-Account shall be required with respect to such Rollover Lease (and the Lease Reserve Amount and Lease Reserve Monthly Installment shall be adjusted accordingly) and (ii) Borrower may request return of the full amount reserved for such Rollover Lease as set forth on Schedule 8 to the extent not previously released to Borrower. Upon so releasing the space covered by all of the Rollover Leases, Borrower may request return of any amounts then held in the Lease Reserve Sub-Account not previously released to Borrower.

            (g) Monthly Funding of Sub-Accounts During a Central Cash Management Period. Upon the commencement of a Central Cash Management Period, Lender or Servicer shall cause all amounts then in the Servicer Account (and any Sub-Accounts thereof) to be transferred to the Cash Collateral Account (and respective Sub-Accounts thereof). During each Collection Period (or part thereof) in a Central Cash Management Period, funds in the Property Collection Accounts shall be transferred to the Cash Collateral Account pursuant to the Collection Account Agreement, and Lender or Servicer shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts thereof as follows and in the following priority:

            (i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Collection Period has been allocated to the Basic Carrying Costs Sub-Account and amounts required to pay the Basic Carrying Costs due, if any, in the next succeeding Collection Period are being held in the Basic Carrying Costs Sub-Account;

            (ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring immediately after such Collection Period has been allocated to the Debt Service Payment Sub-Account;

            (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Collection Period has been allocated to the Capital Reserve Sub-Account; and

            (iv) fourth, until all of the space covered by the Rollover Leases has been released pursuant to fully-executed Leases the terms of which have commenced and will extend at least five years beyond the scheduled expiration date set forth on Schedule 8 and otherwise in accordance with the terms of the Loan Documents, to the Lease Reserve Sub-Account, until an amount equal to the Lease Reserve Monthly Installment for the Collection Period has been allocated to the Lease Reserve Sub-Account.

            Not later than three Business Days before each Payment Date during a Central Cash Management Period, Lender or Servicer shall deliver to Borrower a certificate in the form attached hereto as Exhibit L, setting forth (i) the Required Debt Service Payment for such Payment Date and (ii) whether sufficient funds exist in the Cash Collateral Account to fund the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Capital Reserve Sub-Account and the Lease Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, Borrower shall be obligated to deposit funds (in addition to Rents, Money and Proceeds received from Accounts) into the Cash Collateral Account in the amount of such deficiency, and failure to make such deposit by 11:00 a.m., New York City time, on such Payment Date shall be an Event of Default hereunder.

            Payments shall be made from the Sub-Accounts of the Cash Collateral Account as provided in paragraphs (i) - (iv) of Section 2.12(f).

            Prior to the Optional Prepayment Date, provided that (i) no Event of Default has occurred and is continuing, (ii) Lender has received all financial information described in

Section 5.1(Q) for the most recent periods for which the same are due and (iii) there are no outstanding Purchase Option Obligations, Lender agrees that in each Collection Period any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses (i), (ii), (iii) and (iv) above have been allocated with respect to the Collection Period and any periods prior thereto shall be disbursed by wire transfer to Borrower as set forth in the CC Account Agreement and that Lender or Servicer will notify the Property Collection Account Bank to stop the transfer of funds to the Cash Collateral Account for the remainder of such Collection Period and instead transfer such funds to Borrower as provided in the Collection Account Agreement. Borrower shall use any funds distributed to Borrower (or to Manager) from the Cash Collateral Account or the Property Collection Accounts first to pay all Operating Expenses and then for any purpose, including, without limitation, dividends or other distributions. If there are outstanding Purchase Option Obligations, any amounts deposited into or remaining in the Cash Collateral Account in each Collection Period after Lender or Servicer has (x) allocated minimum amounts as hereinabove provided, and (y) allocated to the Operating Expense Sub-Account amounts required to pay any Operating Expenses approved by Lender, Servicer or Trustee, shall be allocated to the Purchase Option Sub-Account to satisfy outstanding Purchase Option Obligations. If an Event of Default has occurred and as long as it is continuing, if so elected by Lender, Servicer or Trustee, any amounts deposited into or remaining in the Cash Collateral Account in each Collection Period after Lender or Servicer has (x) allocated minimum amounts as hereinabove provided, and (y) allocated to the Operating Expense Sub-Account amounts required to pay any Operating Expenses approved by Lender, Servicer or Trustee, shall be for the account of Lender and may be withdrawn by Lender to be applied to amortize the principal amount of the Loan or to satisfy any outstanding Purchase Option Obligations, in Lender's sole discretion.

            From and after the Optional Prepayment Date, in each Collection Period, all funds in the Property Collection Accounts shall be transferred to the Cash Collateral Account and applied by Lender or Servicer as follows: (x) first, to the allocation to the Sub-Accounts of the minimum amounts set forth in clauses (i), (ii), (iii) and (iv), (y) then, amounts required to pay Operating Expenses and Capital Costs (other than Capital Costs to be paid from funds in the Capital Reserve Sub-Account) in the Collection Period (as set forth for such period in the Approved Annual Budget or as otherwise requested by Borrower and approved by Lender in its sole discretion) shall be allocated to the Operating Expense Sub-Account and disbursed to Borrower, not more than once each Collection Period, to be used by Borrower to pay such Operating Expenses and Capital Costs and (z) then, to the payment of any outstanding Purchase Option Obligations. All other amounts transferred to the Cash Collateral Account in such Collection Period shall constitute "Excess Cash Flow" for such month and shall be applied to the payment of principal and interest as provided in Section 2.5(b) on the Payment Date in the next Collection Period.

            Upon the termination of a Central Cash Management Period, Lender or Servicer shall cause all amounts then in the Cash Collateral Account (and any Sub-Accounts thereof) to be transferred to the Servicer Account (and respective Sub-Accounts thereof).

            (h) Loss Proceeds. In the event of a casualty or Taking with respect to an Individual Property and unless pursuant to the Related Mortgages the proceeds, net of Borrower's reasonable collection costs reasonably approved by Lender, received under any insurance policy required to be maintained by Borrower ("Insurance Proceeds") or the proceeds, net of Borrower's reasonable collection costs reasonably approved by Lender, in respect of any Taking ("Condemnation Proceeds"), as the case may be, are to be made available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Servicer Account or, if during a Central Cash Management Period, to the Cash Collateral Account whereupon Lender or Servicer, as the case may be, shall apply same to reduce the Indebtedness in accordance with Section 2.7(b). If Lender agrees or is required pursuant to the provisions hereof or of the Related Mortgages to make Loss Proceeds available for restoration, (i) all Insurance Proceeds received in respect of business interruption coverage and
(ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Servicer Account or the Cash Collateral Account, as applicable, to be applied by Lender in the same manner as Rent received from Manager with respect to the operation of such Individual Property; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank or the Servicer

Account Bank, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty to such Individual Property or that such Individual Property will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Servicer Account or the Cash Collateral Account, as applicable, each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank or the Servicer Account Bank and shall disburse same in accordance with the provisions of the Related Mortgages. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Servicer Account or the Cash Collateral Account, as applicable, or paid to Lender to hold in a segregated interest-bearing escrow account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in Sections 2.05(e) and 2.12(c) of the Related Mortgages. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such restoration, shall be deposited into the Cash Collateral Account or the Servicer Account, as applicable, whereupon Lender or Servicer, as the case may be, shall apply the same to reduce the Indebtedness in accordance with Section 2.7(b). Notwithstanding anything to the contrary herein or in any Mortgage or Second Mortgage, Loss Proceeds will not be made available to Borrower for restoration unless Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender that any REMIC formed pursuant to the Securitization will not fail to maintain its REMIC status for federal income tax purposes as a result of making the Loss Proceeds available to Borrower for restoration.

            (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of Section 2.12(f)(i), Borrower shall pay all Basic Carrying Costs with respect to Borrower and each Individual Property in accordance with the provisions of the Related Mortgages, subject, however, to Borrower's rights to contest payment of same in accordance with the Related Mortgages. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from the passage of any state, federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages, security agreements or deeds of trust or debts secured thereby or the manner of collecting such taxes so as to materially adversely affect Lender with respect to any Mortgage or Second Mortgage. (If, in the reasonable opinion of Lender, any such state, federal, municipal or other governmental law, order, rule or regulation prohibits Borrower from making, in any form or method, such payment or would materially penalize Lender if Borrower makes such payment or if, in the reasonable opinion of Lender, the making of such payment might result in the imposition of interest beyond the Maximum Amount, Borrower shall prepay a portion of the Loan equal to the Allocated Loan Amount with respect to the affected Individual Property, such prepayment to be applied to the Allocated Loan Amount for such Individual Property together with (x) interest thereon to the immediately succeeding Payment Date or (y) accrued interest thereon, if such prepayment is made on a Payment Date. Such prepayment shall be made on the date that is 120 days after such change in law, and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Servicer Account or the Cash Collateral Account relating to the Basic Carrying Costs shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account of the Servicer Account shall be transferred to the Basic Carrying Costs Sub-Account of the Cash Collateral Account and may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as Lender in its sole discretion may determine; provided, however, that after the Securitization Closing Date Lender shall not apply the proceeds of the Basic Carrying Costs Sub-Account of the Servicer Account or the Cash Collateral Account to such Basic Carrying Costs in the event of a shortfall unless Lender receives notice from Servicer or becomes aware that Servicer shall not be advancing such shortfall pursuant to the terms of its pooling and servicing agreement; and provided, further, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

            (j) Rent Payment Sub Account. All lease termination payments and Rents prepaid more than 30 days in advance shall be deposited in the Rent Payment Sub-Account of the Servicer Account or, if during a Central Cash Management Period, of the Cash Collateral Account, within three Business Days after receipt thereof. Funds shall be disbursed from the Rent Payment Sub-Account (i) to the applicable Debt Service Payment Sub- Account for payment of Debt Service, but not in any month in an amount in excess of the scheduled monthly payment under the terminated Lease or the Lease with respect to which Rent was prepaid, as the case may be, or (ii) if such funds are Lease termination payments, to Borrower for expenses incurred in connection with the releasing of the space covered by such terminated Lease, including tenant improvement costs and lease commissions upon Borrower's written request accompanied by copies of bills and such other documentation as may be reasonably required by Lender and Servicer to establish that such costs have been incurred and payment thereof is due. After space covered by a terminated Lease is released to a third party (as evidenced by delivery of a fully executed copy of the new Lease with a third party), any unused portion of the Lease termination payment relating to such space shall be disbursed to Borrower.

            (k) The Banks' Reliance. The Cash Collateral Account Bank and the Servicer Account Bank may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Cash Collateral Account Bank and the Servicer Account Bank may rely on notice from Lender or Servicer, on Lender's behalf, as to the occurrence of an Event of Default.

            Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Lender (and after the Securitization Closing Date to Lender or its assigns on behalf of the Certificateholders), and grants to Lender (and after the Securitization Closing Date to Lender or its assigns on behalf of the Certificateholders) a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

            (i) all of Borrower's right, title and interest in the Property Collection Accounts and the Servicer Account and all Money, if any, from time to time deposited or held in the Property Collection Accounts and the Servicer Account;

            (ii) all of Borrower's right, title and interest in the Security Deposit Account and all Money, if any, from time to time deposited or held in the Security Deposit Account;

            (iii) all of Borrower's right, title and interest in the Cash Collateral Account and the Servicer Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account and the Servicer Account;

            (iv) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing (provided, however, that amounts transferred to Borrower's account pursuant to Section 2.12(b) or (g) shall not be subject to any continuing lien or security interest in favor of Lender); and

            (v) to the extent not covered by clause (i), (ii), (iii) or (iv) above, all proceeds (as defined under the Uniform Commercial Code of the applicable jurisdiction) of any or all of the foregoing (provided, however, that amounts transferred to Borrower's account pursuant to
      Section 2.12(b) or (g) shall not be subject to any continuing lien or security interest in favor of Lender).

            (b) Representations and Covenants. Borrower represents and covenants that (i) all Rents, Money and Proceeds received from Accounts (other than tenant security deposits and other than funds received by Borrower or Manager from the Property Collection Accounts, the Servicer Account or the Cash Collateral Account) shall be deposited into the Property Collection Accounts; (ii) there are no other accounts currently maintained and used by Borrower or any Manager for the collection of Rents or Money received from Accounts; (iii) as long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection of Rents, Money or Proceeds received from Accounts, other than Borrower's account at the Collection Account Bank, as referenced in Section 2.12(b), and such replacement Property Collection Accounts as may be established pursuant to Section 2.13(l); (iv) all security deposits posted by tenants shall be deposited in the Security Deposit Account; (v) there are no other accounts currently maintained and used by Borrower or any Manager for the collection and management of such security deposits; and (vi) as long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection and management of such security deposits, other than such replacement Security Deposit Accounts as may be established pursuant to Section 2.13(l). The Property Collection Accounts and the Security Deposit Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Property Collection Account Bank relating to demand deposit accounts from time to time in effect.

            (c) Instructions and Agreements. Borrower, the Property Collection Account Bank and Lender have entered into a Collection Account Agreement. Upon the commencement of a Central Cash Management Period, Borrower, Lender and the Cash Collateral Account Bank shall execute and deliver that certain Cash Collateral Account Agreement dated as of the date hereof (the "CC Account Agreement"), the form of which is attached hereto as Exhibit M. Borrower agrees that prior to the payment in full of the Indebtedness, the CC Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender. The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect and the rules, regulations and procedures of the Cash Collateral Account Bank relating to demand deposit accounts from time to time in effect. All statements relating to the Cash Collateral Account shall be issued by the Cash Collateral Account Bank as provided in the CC Account Agreement.

            (d) Financing Statements; Further Assurances. Borrower has executed and delivered to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder, with respect to any Account Collateral.

            (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

            (f) Servicer's Right to Perform. If Borrower fails to perform any covenant or obligation contained in this Agreement and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Servicer (or, if such covenant or obligation cannot be cured by the payment of money, Borrower has not commenced curing such failure within such period), Servicer may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Servicer incurred in connection therewith shall be payable by Borrower to Servicer upon demand. Notwithstanding the foregoing, Servicer shall have no obligation to send notice to Borrower of any such failure unless directed to do so by Lender.

            (g) Lender's and Servicer's Reasonable Care. Beyond the exercise of reasonable care in the custody and preservation thereof, neither Lender nor Servicer shall have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Lender or Servicer, or the preservation of rights against any Person or otherwise with respect thereto. Each of Lender and Servicer shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which such Person accords its own property, it being understood that neither Lender nor Servicer shall be liable or responsible for
(i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's or Servicer's acknowledging receipt of, any wire transfer from the Property Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Servicer or Lender, or Servicer's or Lender's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from such Person's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of such Person.

            (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Servicer or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

            (i) No Waiver. Every right and remedy granted to Lender or Servicer under this Section 2.13 or by law may be exercised by Lender or Servicer at any time and from time to time, and as often as Lender or Servicer may deem it expedient. Any and all of Lender's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender or Servicer in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Lender or Servicer, shall constitute a waiver thereof, or limit, impair or prejudice Lender's or Servicer's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

            (j) Lender and Servicer Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender and Servicer as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of

Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender and Servicer the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement including, but not limited to, the execution and delivery of the CC Account Agreement and any documents necessary to establish the Cash Collateral Account. The foregoing powers of attorney are irrevocable for the term of the Loan and coupled with an interest.

            (k) Continuing Security Interest; Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until the Account Collateral is released in connection with a payment or defeasance in full of the Indebtedness. Upon payment or defeasance in full of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Portions of the Account Collateral may be released from time to time as provided in Section 2.11(a). Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof, provided, however, that Borrower shall pay on demand all of Lender's reasonable expenses in connection therewith.

            (l) Replacement of the Property Collection Account Bank. As long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a successor Property Collection Account Bank to hold the Property Collection Accounts or Security Deposit Account upon 30 days' prior written notice to Lender and Servicer, and Lender's or Servicer's (on Lender's behalf) approval of the successor, which approval shall not be unreasonably withheld or delayed. In the event that the rating of long-term unsecured debt obligations of the Property Collection Account Bank issued by a Rating Agency is withdrawn or reduced to a rating of BBB or lower, Borrower shall be obligated to promptly select a new Property Collection Account Bank and, upon approval of such selection by Lender or Servicer (on Lender's behalf), to establish and maintain the Property Collection Accounts and the Security Deposit Account previously held at such Property Collection Account Bank at said successor. No such designation shall become effective until Borrower has delivered to Lender and Servicer a Collection Account Agreement executed by Borrower and such successor Property Collection Account Bank and such financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

            (m) Reliance. Each of Lender and Servicer may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Servicer may rely on notice from Lender as to the occurrence of an Event of Default.

            Section 2.14. Supplemental Mortgage Affidavits. The Lien created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the relevant Borrower's obligations under such Borrower's Note. The Lien created by each Second Mortgage is intended to encumber the Individual Property described therein to the full extent of the excess of the Indebtedness over the amount secured by the relevant Mortgage. As of the Closing Date, Borrower has paid, or arranged for timely payment of, all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages and the Second Mortgages in the applicable states. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgages, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any such additional taxes.

            Section 2.15. Securitization. Borrower hereby acknowledges that Lender, any of its Affiliates, its successors or assigns, may securitize the Loan through the issuance of the Certificates, which will be rated by the Rating Agencies (the "Securitization"). Borrower agrees that it will use its commercially reasonable efforts to cooperate fully with Lender and the Rating Agencies in connection with the Securitization, including, but not limited to, by (a) entering into nonmaterial amendments to the Loan Documents that do not materially adversely affect Borrower's rights or obligations thereunder, to the extent required by the Rating Agencies or otherwise in connection with the Securitization; (b) assisting in the preparation of offering documents describing the Loan and the Securitization in a manner that satisfies the requirements of applicable federal and state securities laws, by (i) providing such information with respect to Borrower, its Affiliates, the Individual Properties (or the management thereof) or the Loan as may be reasonably requested in connection therewith and (ii) acting reasonably and promptly in connection with its review and approval of the portions of the offering documents pertaining to Borrower, its Affiliates, the Individual Properties (or the management thereof) or the Loan; (c) causing to be rendered an opinion letter in substantially the form attached hereto as Exhibit N (subject to changes in law or fact after the date hereof and further subject to changes requested by the Rating Agencies (to the extent such changes are consistent with applicable law or facts)) and an opinion letter from Connell, Foley & Geiser to Borrower stating that the assignment of the Loan and the Loan Documents to Trustee is enforceable; (d) representing that as of the Securitization Closing Date (i) the Principal Indebtedness does not exceed 125% of the Tax Fair Market Value of the Mortgaged Property and (ii) the fair market value of any personal property or other property that is part of the Mortgaged Property that is not "qualifying real property" within the meaning of Treasury Regulation ss.1.593-11(b) does not exceed the excess, if any, of the Tax Fair Market Value of the Mortgaged Property over the Principal Indebtedness, and providing Lender with any supporting materials reasonably requested by Lender; and (e) at reasonable times and upon reasonable notice, showing potential Certificateholders the Individual Properties. Borrower agrees to reimburse its pro rata share (based on the percentage of the aggregate loan amount included in the Securitization represented by the principal amount of the Loan) of reasonable third party fees and expenses in connection with the Securitization, including, but not limited to, reasonable legal fees and disbursements, third-party due diligence expenses, Rating Agency fees and expenses, the costs of providing appraisals, environmental reports and engineering reports as required by the Rating Agencies, and any servicing, Trustee or special servicing fees and expenses, provided, however, that the third party fees and expenses to be reimbursed by Borrower shall not exceed the Securitization Expense Reserve Amount. In connection with the

Securitization, Lender intends to use the Engineering Reports, the Environmental Reports and other third party reports, updated as necessary due to the age of such reports, to the extent permitted by the Rating Agencies. On the Closing Date, proceeds of the Loan in an amount equal to the Securitization Expense Reserve Amount shall be deposited into the Securitization Expense Sub-Account. Within 90 days from the Securitization Closing Date, Lender shall provide Borrower with an itemized bill of the third party fees and expenses for which it seeks reimbursement from Borrower. Within 10 days from its receipt of such bill, Borrower shall have the right to request in writing to Lender an adjustment of such bill, which adjustment Lender may grant in its reasonable discretion based on the nature of this Loan and the costs associated with other loans in the Securitization. Within 30 days from the delivery of such bill (or within 30 days from the delivery of the adjusted bill, as the case may be) to Borrower, the funds in the Securitization Expense Sub-Account shall be applied to reimburse Lender for such expenses, with any remaining funds in the Securitization Expense Sub-Account to be returned to Borrower on the next Payment Date. On or prior to the Securitization Closing Date, Borrower and MEI shall execute and deliver to Lender an instrument (in form and substance reasonably satisfactory to Lender, Borrower and MEI) indemnifying and holding Lender and its controlling Persons and Affiliates harmless against all costs, expenses and damages incurred by Lender and its controlling Persons and Affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any untrue statement of a material fact contained in such offering documents based on information provided in writing by Borrower, MEI or their counsel which describes Borrower, MEI, their respective Affiliates, the Individual Properties (and the management thereof) or any aspect of the Loan, or as a result of any untrue statement of material fact in any of the financial statements of Borrower, MEI or their respective Affiliates incorporated into the offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to Borrower, MEI, their respective Affiliates, the Individual Properties (and the management thereof) and any aspect of the Loan necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall have had an opportunity to review and shall have approved in writing the relevant portions of the offering documents pertaining to Borrower, MEI, their respective Affiliates, the Individual Properties (or the management thereof) or the Loan; and provided, further, that Borrower shall have no such obligation with respect to information unrelated to Borrower, MEI, their respective Affiliates, the Individual Properties (and the management thereof) or the Loan. Borrower and MEI shall not indemnify Lender for any liability, loss, cost or expense incurred as a result of the inclusion of any erroneous or misleading information in the offering documents, or the omission of material information from the offering documents, pertaining to Borrower, MEI, their respective Affiliates, the Individual Properties (and the management thereof) or any aspect of the Loan, unless Borrower, MEI or their counsel shall have previously approved in writing such portions of the offering documents. Borrower and MEI shall not indemnify Lender for any liability, loss, cost or expense incurred as a result of the inclusion of any erroneous or misleading information in the offering documents, or the omission of material information from the offering documents, unrelated to Borrower, MEI, their respective Affiliates, the Individual Properties (and the management thereof) or any aspect of the Loan. On or prior to the Securitization Closing Date, Lender shall execute and deliver to Borrower an instrument (in form and substance reasonably satisfactory to Lender and Borrower) indemnifying and holding Borrower and its Affiliates harmless against all costs, expenses and damages (other than consequential damages and costs and expenses specifically agreed by Borrower to be borne by it) incurred by them (including, without limitation, all liabilities under all applicable federal and state securities laws) caused by and directly relating to such offering or the Securitization; provided, however, that such indemnification shall not apply if any such costs, expenses or damages arise out of or are based upon an untrue statement of a material fact or an omission to state a material fact in such offering documents or in Borrower's, MEI's or their Affiliates' financial statements for which Borrower is providing indemnification as provided above.

                                 ARTICLE III

                             CONDITIONS PRECEDENT

            Section 3.1. Conditions Precedent to Effectiveness and Disbursement of the Loan. The following conditions shall have been satisfied (or waived in accordance with Section 8.4) as of the Closing Date unless Lender requires in writing that any such conditions be performed after the Closing Date:

            (A) Loan Documents.

            (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

            (ii) Notes. Each of FLIP, OIP, MBP and NJA shall have executed and delivered to Lender its Note.

            (iii) Mortgages. Each of FLIP, OIP, MBP and NJA shall have executed and delivered the Mortgages and the Second Mortgages with respect to its Individual Properties to Lender and the Mortgages and the Second Mortgages shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Individual Properties are located or irrevocably delivered to a title agent for such recordation.

            (iv) Assignments of Agreements. Each of FLIP, OIP, MBP and NJA shall have executed and delivered the Assignments of Agreements and the Second Assignments of Agreements with respect to its Individual Properties to Lender and such documents shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which such Individual Properties are located or irrevocably delivered to a title agent for such recordation.

            (v) Assignments of Leases. Each of FLIP, OIP, MBP and NJA shall have executed and delivered the Assignments of Leases and the Second Assignments of Leases with respect to its Individual Properties to Lender and the Assignments of Leases and the Second Assignments of Leases shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which such Individual Properties are located or irrevocably delivered to a title agent for such recordation.

            (vi) [INTENTIONALLY OMITTED]

            (vii) Collection Account Agreement. Borrower and the Collection Account Bank shall have executed the Collection Account Agreement and delivered to Lender a copy thereof.

            (viii) Financing Statements. Each of FLIP, OIP, MBP and NJA shall have executed and delivered all financing statements specified on Exhibit O attached hereto to Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which its Individual Properties are located and all other appropriate jurisdictions or irrevocably delivered to a title agent for such filing.

            (ix) Manager's Subordinations. The Manager and FLIP, OIP, MBP and NJA shall have executed and delivered to Lender the Manager's Subordinations.

            (x) Borrower's Estoppel Certificates. Each of FLIP, OIP, MBP and NJA shall have executed and delivered to Lender an estoppel certificate with respect to its respective Management Agreements in substantially the form of Exhibit P attached hereto.

            (xi) [INTENTIONALLY OMITTED].

            (xii) Tenant Letters. Each Borrower shall have executed and mailed Tenant Letters to each of its tenants and delivered to Lender a copy thereof.

            (xiii) Reimbursement Agreement; Guaranty. Borrower shall have executed and delivered the Reimbursement Agreement and shall have caused each Guarantor to execute and deliver to Lender the Guaranty.

            (B) Opinions of Counsel. Lender shall have received from Shaw, Pittman, Potts & Trowbridge, special counsel to Borrower, its legal opinion in the form attached hereto as Exhibit Q; and from Connell, Foley & Geiser, special New Jersey counsel to Borrower, its legal opinion in the form attached hereto as Exhibit R. Each of such legal opinions will be addressed to Lender and dated the Closing Date. Borrower hereby instructs such counsel to deliver to Lender such opinions addressed to Lender.

            (C) Entity Documents. Lender shall have received with respect to (i) each of OIP, MBP and NJA (x) its certificate of formation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than fifteen days prior to the Closing Date, (y) its operating agreement certified by MM to be true, correct and complete as of the Closing Date and (z) a good standing certificate from the Secretary of State for the State of New Jersey, dated a date not more than fifteen days prior to the Closing Date, (ii) FLIP (x) its certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than fifteen days prior to the Closing Date and (y) a good standing certificate from the Secretary of State for the State of New Jersey, dated a date not more than fifteen days prior to the Closing Date, and (iii) MM (x) its certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Secretary of State for the State of New Jersey as of a date not more than fifteen days prior to the Closing Date and (y) a good standing certificate from the Secretary of State for the State of New Jersey, dated a date not more than fifteen days prior to the Closing Date.

            (D) Certified Resolutions, Etc. Lender shall have received a certificate of the secretary or assistant secretary of each of MM and FLIP dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents, (ii) its by-laws as in effect on the Closing Date, (iii) the resolutions of its board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by it, and (iv) that there have been no changes in its certificate of incorporation since the date of the most recent certification thereof by the appropriate Secretary of State.

            (E) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Individual Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgages. Such certificates shall indicate that Lender is named in all liability policies as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of Lender with respect to the property policies required to be maintained under the Mortgages and the Second Mortgages. All insurance policies required to be maintained hereunder shall be maintained throughout the term of this Agreement in the types and amounts required under the Mortgages and the Second Mortgages.

            (F) Lien Search Reports. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches conducted by a search firm acceptable to Lender with respect to the Collateral, FLIP, OIP, MBP and NJA and the Person(s) identified on Exhibit S attached hereto, such searches to be conducted in each of the locations set forth on Exhibit S attached hereto.

            (G) Title Insurance Policies. Lender shall have received commitments (in form and substance satisfactory to Lender) to issue the Title Insurance Policies.

            (H) Financial Statements; Budgets; Operating Reports. Lender shall have received (i) the audited consolidated financial statements of the Individual Properties for the fiscal years ending December 31, 1995 and December 31, 1996, (ii) unaudited consolidated financial statements of the Individual Properties for the twelve month period ending August 31, 1997, (iii) 1997 operating budgets for the Individual Properties, and (iv) historical operating reports for the Individual Properties for the three calendar years prior to the Closing Date (verified by a certified public accounting firm acceptable to Lender in its reasonable discretion (any "Big Six" accounting firm being deemed acceptable to Lender)). All audited financial statements must have been prepared by a certified public accounting firm acceptable to Lender in its reasonable discretion.

            (I) Environmental Matters. Lender shall have received Environmental Reports, reasonably acceptable to Lender, with respect to each of the Individual Properties, such Environmental Reports to be conducted by Independent environmental engineers acceptable to Lender.

            (J) Consents, Licenses, Approvals, Etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

            (K) Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy for each Individual Property), opinions, documents and instruments (including zoning endorsements to the Title Insurance Policies satisfactory to Lender or, if unavailable, letters from the appropriate Governmental Authorities regarding the zoning of each Individual Property, evidence that utility services are available for each Individual Property and that each Individual Property is subject to separate tax assessment) relating to the Loan as may have been reasonably requested by Lender, and all corporate and other resolutions or consents, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

            (L) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on the Closing Date both before and after giving effect to the making of the Loan.

            (M) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date either before or after giving effect to the making of the Loan.

            (N) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

            (O) Surveys. Lender shall have received a Survey with respect to each Individual Property.

            (P) Engineering Reports. Lender shall have received the Engineering Reports reasonably acceptable to Lender, with respect to the Individual Properties, such Engineering Reports to be prepared by Independent Engineers acceptable to Lender.

            (Q) Contracts and Permits. Each of FLIP, OIP, MBP and NJA shall have delivered to Lender a copy of each Material Contract and Permit affecting its Individual Properties.

            (R) Management Agreements. Lender shall have received the Management Agreements.

            (S) Transaction Costs. Borrower shall have paid (or agreed to pay at closing from the proceeds of the Loan) all Transaction Costs for which bills have been submitted.

            (T) Leases; Tenant Estoppels; Non-Disturbance Agreements. Borrower shall have delivered rent rolls with respect to each of the Individual Properties dated as of

September 1, 1997 and certified as true and correct, a copy of any standard form Lease and copies of all Leases. Borrower shall have also delivered (i) an original executed tenant estoppel certificate in substantially the form attached hereto as Exhibit X with respect to each Lease specified on Schedule 3 attached hereto and 70% of all other Leases, which tenant estoppel certificates shall disclose no defaults or other conditions not previously disclosed to Lender which, in Lender's reasonable opinion, have or may have a material adverse effect on the Net Cash Flow for the affected Individual Property and (ii) an original executed Non-Disturbance, Attornment and Subordination Agreement in substantially the form attached hereto as Exhibit Y with respect to each Lease specified on Schedule 3 attached hereto and 70% of all other Leases.

            (U) Appraisals. Lender shall have received MAI appraisals (prepared in compliance with FIRREA) with respect to the Individual Properties prepared by Independent firms acceptable to Lender.

            Section 3.2. Satisfaction of Conditions. Upon execution and delivery of this Agreement by Lender, all of the conditions required to be satisfied under this Article III in connection with the making of the Loan shall be deemed to have been satisfied or waived in accordance with Section 8.4, unless Lender requires in writing that any such conditions be performed after the Closing Date.

            Section 3.3. Form of Loan Documents and Related Matters. The Notes and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be satisfactory in form and substance to Lender in its reasonable discretion (unless the form thereof is prescribed herein).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            Section 4.1. Borrower Representations. Subject to the exceptions set forth in Schedule 2 attached hereto, Borrower represents and warrants as of the Closing Date that:

            (A) Organization. Each of OIP, MBP and NJA (i) is a duly formed and validly existing limited liability company in good standing under the laws of the State of New Jersey, (ii) has the requisite power and authority to own its properties (including, without limitation, its portion of the Mortgaged Property) and to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement, its respective Note, the Mortgages, the Second Mortgages and all of the other Loan Documents to which it is a party. FLIP (i) is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, (ii) has the requisite corporate power and authority to carry on its business as now being conducted, and (iii) has the requisite corporate power to execute and deliver this Agreement, its respective Note, the Mortgages, the Second Mortgages and all of the other Loan Documents to which FLIP is a party. MM (i) is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey, (ii) has the requisite corporate power and authority to carry on its business as now being conducted, and (iii) has the requisite corporate power to execute and deliver on behalf of OIP, MBP and NJA this Agreement, their respective Notes, the Mortgages, the Second Mortgages and all of the other Loan Documents to which OIP, MBP or NJA is a party.

            (B) Authorization. The execution and delivery by each of FLIP, OIP, MBP and NJA of this Agreement, its respective Note, the Mortgages, the Second Mortgages and each of the other Loan Documents, each of FLIP's, OIP's, MBP's and NJA's performance of its respective obligations hereunder and thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents (i) have been duly authorized by all requisite corporate or company action, as the case may be, on the part of each of FLIP, OIP, MBP and NJA, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the respective operating agreements or certificate of incorporation or by-laws, as the case may be, of or any indenture or material agreement or other instrument to which any of FLIP, OIP, MBP and NJA is a party or by which any such entity is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any of FLIP, OIP, MBP and NJA pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, none of FLIP, OIP, MBP and NJA is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, its respective Note, the Mortgages, the Second Mortgages or the other Loan Documents.

            (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by FLIP, OIP, MBP and NJA, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of FLIP, OIP, MBP and NJA, threatened against FLIP, OIP, MBP or NJA or any of their respective Individual Properties, which actions, suits or proceedings, if determined against FLIP, OIP, MBP or NJA or any of their respective Individual Properties, might result in a Material Adverse Effect.

            (D) Agreements. To the best of Borrower's knowledge, none of FLIP, OIP, MBP and NJA is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. To the best of Borrower's knowledge, none of FLIP, OIP, MBP and NJA is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or any of its Individual Property is bound, except to the extent that such default is not reasonably likely to have a Material Adverse Effect.

            (E) Title to the Mortgaged Property. Each of FLIP, OIP, MBP and NJA owns good, marketable and insurable fee simple title to its Individual Properties, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Individual Property. Except as set forth on Schedule 5, there are no outstanding options to purchase or rights of first refusal for the purchase of all or any portion of any Individual Property.

            (F) No Bankruptcy Filing. None of FLIP, OIP, MBP and NJA is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and none of FLIP, OIP, MBP and NJA has knowledge of any Person contemplating the filing of any such petition against it.

            (G) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

            (H) Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 808 High Mountain Road, P.O. Box 549, Franklin Lakes, New Jersey 07417.

            (I) Compliance. Except for matters set forth in the Engineering Reports described on Exhibit D attached hereto and in the "Summary" sections of the Environmental Reports described on Exhibit E attached hereto and except for matters described in Section 4.1(P) (as to which the provisions of Section 4.1(P) shall apply), to the best of Borrower's knowledge, Borrower, each Individual Property and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, and all applicable Insurance Requirements. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

            (J) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

            (K) Financial Information. All historical financial data concerning Borrower or the Individual Properties that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of any of FLIP, OIP, MBP and NJA or Individual Properties, or in the results of operations of the Individual Properties.

Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Individual Property.

            (L) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

            (M) Other Debt. Except for the debt to be repaid from the proceeds of the Loan or as permitted pursuant to Section 6.1(C), Borrower has not borrowed or received other debt financing whether unsecured or secured by any Individual Property or any part thereof.

            (N) ERISA. Each Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(S)(i).

            (O) Utilities and Public Access. Each Individual Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as otherwise disclosed by the Surveys, and except as set forth on Schedule 2 hereto, to the best of Borrower's knowledge, all public utilities necessary to the continued use and enjoyment of each Individual Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Individual Property without passing over other property. All roads necessary for the full utilization of each Individual Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Individual Property.

            (P) Environmental Compliance. Except for matters set forth in the "Summary" sections of the Environmental Reports described on Exhibit E attached hereto (true, correct and complete copies of which have been provided to Lender by Borrower):

            (i) To the best of Borrower's knowledge, Borrower is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

            (ii) There is no Environmental Claim pending or, to the best of Borrower's knowledge, threatened with respect to the Individual Properties and (x) no penalties arising under Environmental Laws have been assessed against Borrower, Borrower's immediate predecessor-in-interest to the Individual Properties or, to Borrower's knowledge, any other Person with respect to the Individual Properties whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and (y) to the best of Borrower's knowledge, no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person, in each case, with respect to any alleged failure by Borrower or the Individual Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

            (iii) To the best of Borrower's knowledge, except as set forth in the Environmental Reports, there have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

            (iv) To the best of Borrower's knowledge, except as set forth in the Environmental and/or Engineering Reports, there is not present at, on, in or under the Individual Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

            (v) To Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property to Liens under any Environmental Law.

            (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to an Individual Property which have not been provided to Lender.

            (Q) Solvency. None of the transactions contemplated hereby will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of FLIP, OIP, MBP or NJA and, giving effect to the transactions contemplated hereby, the fair saleable value of a Borrower's assets exceeds and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of a Borrower's assets is and will, immediately following the making of the Loan, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, nor believes that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

            (R) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            (S) Single-Purpose Entity. (To the extent provisions of this Section 4.1(S) are agreements with respect to matters from and after the Closing Date, such provisions shall be covenants for the purposes of the default, remedies and limitation on recourse provisions of this Agreement.)

            (i) Each of OIP, MBP and NJA at all times since its formation has been, and will continue to be, a duly formed and existing New Jersey limited liability company and a Single-Purpose Entity. FLIP at all times since its formation has been, and will continue to be, a duly formed and existing New Jersey corporation and a Single-Purpose Entity. MM at all times since its formation has been and will continue to be, a duly formed and existing New Jersey corporation and a Single-Purpose Entity.

            (ii) Each of OIP, MBP and NJA at all times since its formation has complied, and will continue to comply, with the provisions of its operating agreement and the laws of the State of New Jersey relating to limited liability companies. FLIP at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of New Jersey relating to corporations. MM at all times since its formation has complied, and will continue to comply, with the provisions of its certificate of incorporation and its by-laws and the laws of the State of New Jersey relating to corporations.

            (iii) All customary formalities regarding the corporate existence of each Borrower and MM have been observed at all times since its formation and will continue to be observed.

            (iv) Each Borrower and MM has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its shareholders, members, Affiliates of its shareholders or members and any other Person, provided, however, that financial statements for a Borrower may be maintained and prepared on a consolidated basis with the financial statements of the other Borrowers provided that each Borrower is identified therein as a separate entity. Except for the centralized accounts described in Article II, neither any Borrower nor MM has at any time since its formation commingled, and neither any Borrower nor MM will commingle, its assets with those of its shareholders, members, any Affiliates of its shareholders or members, or any other Person. Except for the centralized accounts described in Article II, each Borrower and MM has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

            (v) Each Borrower and MM has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

            (vi) Each Borrower and MM has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Neither any Borrower nor MM has at any time since its formation identified itself, and neither any Borrower nor MM will identify itself, as being a division or a part of any other entity. Neither any Borrower nor MM has at any time since its formation identified, and neither any Borrower nor MM will identify its shareholders, members or any Affiliates of its shareholders or members, as being a division or part of it.

            (vii) Each Borrower and MM have been at all times since their formation and will continue to be adequately capitalized in light of the nature of their then current business.

            (viii) Neither any Borrower nor MM has at any time since its formation assumed or guaranteed, and neither any Borrower nor MM will assume or guarantee, the liabilities of its shareholders, members, any Affiliates of its shareholders or members, or any other Persons, except for liabilities relating to such Borrower's Individual Properties and except as permitted by or pursuant to this Agreement. Neither any Borrower nor MM has at any time since its formation acquired, and neither any Borrower nor MM will acquire, obligations or securities of its shareholders or members, or any Affiliates of its shareholders or members. Neither any Borrower nor MM has at any time since its formation made, and neither any Borrower nor MM will make, loans to its shareholders or members, or any Affiliates of its shareholders or members.

            (ix) Neither any Borrower nor MM has at any time since its formation entered into and neither any Borrower nor MM has been a party to, and, neither any Borrower nor MM will enter into or be a party to, any transaction with its shareholders or members or any Affiliates of its shareholders or members except (x) for the Management Agreements and the Lease Agreement between MBP, as landlord, and Mesco, an Affiliate, as tenant, relating to the Individual Property known as 1600 Route 208, Fair Lawn, New Jersey (the "Affiliate Lease"), and (y) in the ordinary course of business of any Borrower or MM, as the case may be, on terms which are no less favorable to such Borrower or MM, as the case may be, than would be obtained in a comparable arm's length transaction with an unrelated third party.

            (T) No Joint Assessment; Separate Lots. Each Individual Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. No Individual Property is benefitting from a tax abatement.

            (U) Assessments. Except as disclosed in the Title Insurance Policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor, to the knowledge of Borrower, are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

            (V) Mortgage and Other Liens. Each Mortgage, when properly recorded, creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the portion of the Indebtedness evidenced by the Note made by the owner of such Individual Property, subject only to the Permitted Encumbrances applicable to such Individual Property. Each Second Mortgage, when properly recorded, creates a valid and enforceable second mortgage Lien on the Individual Property described therein, as security for the repayment of the portion of the Indebtedness evidenced by the Notes made by each Borrower other than the owner of such Individual Property, subject only to the Permitted Encumbrances applicable to such Individual Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to a title agent for such recordation or filing) in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements will be timely filed or refiled, as appropriate, in the appropriate recording offices.

            (W) Enforceability. The Notes, each Mortgage, each Second Mortgage and each other Loan Document executed by a Borrower in connection herewith, including, without limitation, any Collateral Security Instrument, are the legal, valid and binding obligations of Borrower, or each Borrower, respectively, as the case may be, enforceable against Borrower or each Borrower, respectively, as the case may be, in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to Section 3.1(B). The Notes, each such Mortgage, each such Second Mortgage and the other Loan Documents executed by any Borrower are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Notes, each such Mortgage, each such Second Mortgage and other Loan Documents executed by Borrower, or the exercise of any right thereunder, render the Mortgages or the Second Mortgages unenforceable against any Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, and Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            (X) Permitted Encumbrances. Except for the items set forth on
Schedule 5 hereto, to the best of Borrower's knowledge, the Permitted Encumbrances (other than those described in clauses (i) and (ii) of the definition of Permitted Encumbrances) do not cause a Material Adverse Effect.

            (Y) No Prior Assignment. As of the date hereof, (i) Lender is the assignee of Borrower's interest under the Leases and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

            (Z) No Defaults. No Event of Default or, to the best of Borrower's knowledge, Default exists under or with respect to any Loan Document.

            (AA) Labor Matters. Borrower does not have any employees. Borrower is not a party to any collective bargaining agreements.

            (BB) Use of Facilities. Each Individual Property is used exclusively for general office and/or industrial purposes and uses ancillary thereto (including parking).

            (CC) Permits; Certificate of Occupancy. Each Borrower has obtained (directly or by assignment from its respective predecessor-in-interest) all Permits necessary to use and operate its Individual Properties for the use described in Section 4.1(BB). The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy and/or Permits for such Individual Property and any other restrictions, covenants or conditions affecting such Individual Property.

            (DD) Flood Zone. Except as shown on the Surveys, none of the Individual Properties is located in a flood hazard area as defined by the Federal Insurance Administration.

            (EE) Physical Condition. To the best of Borrower's knowledge, each Individual Property is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports described on Exhibit D.

            (FF) Structure. MM is the managing member of each of OIP, MBP and NJA. Each of OIP, MBP and NJA has only one other member. FLIP S CORP owns 100% of FLIP. UH owns 96% and the Senior McBrides own 4%of MM. The Guarantors, collectively, own 100% of UH. The Guarantors, collectively, own, directly or indirectly, 100% of the other member of each of MBP and NJA. The Guarantors, collectively, own 100% of FLIP S CORP. The Guarantors and the Senior McBrides, collectively, own, directly or indirectly, 100% of RROP.

            (GG) Security Deposits. All security deposits with respect to the Individual Properties on the date hereof shall be transferred to the Security Deposit Accounts within 5 Business Days from the date hereof, and each Borrower is in compliance with all Legal Requirements relating to such security deposits.

            (HH) Intellectual Property. All material trademarks, tradenames and servicemarks that a Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, tradename or servicemark necessary to the business of a Borrower as presently conducted or as a Borrower contemplates conducting its business. To the best of each Borrower's knowledge, such Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, tradenames and servicemarks of others. To each Borrower's knowledge, there is no infringement by others of material trademarks, tradenames and servicemarks of Borrower.

            (II) Investment Company Act; Public Utility Holding Company Act. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (JJ) Tax Fair Market Value. As of the Closing Date, (i) the Tax Fair Market Value of each Individual Property is equal to or greater than the Allocated Loan Amount for such Individual Property and (ii) the Tax Fair Market Value of the Mortgaged Property is equal to or exceeds the Principal Indebtedness.

            Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents are made as of the Closing Date (except as expressly otherwise provided) and shall survive the delivery of the Notes and making of the Loan and continue for as long as any amount remains owing to Lender under this Agreement, the Notes or any of the other Loan Documents; provided, however, that the representations and warranties set forth in Section 4.1(P) shall survive for a period of two years following the repayment in full of the Loan and all other sums owing under this Agreement and the other Loan Documents, provided, however, that if, at any time during the term of the Loan (including upon maturity), an Event of Default occurred (whether or not cured) or Lender exercised any of its rights or remedies with respect the operation, control, management, physical condition, maintenance or inspection of the Individual Properties or similar matters, the representations and warranties set forth in Section 4.1(P) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

            Section 4.3. Borrower's Knowledge. Any representation or warranty in this Agreement or in the other Loan Documents made "to the best of Borrower's knowledge" or "to the knowledge of Borrower" is made after due inquiry by any of Timothy B. McBride, David F. McBride, Michael X. McBride or Peter Meyer and includes the actual knowledge of any of Timothy B. McBride, David F. McBride, Michael X. McBride or Peter Meyer.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness (or, with respect to a particular Individual Property, the earlier release of its Related Mortgages):

            (A) Existence; Compliance with Legal Requirements; Insurance. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company or a corporation, as the case may be, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property owned by it. Each Borrower shall at all times maintain, preserve and protect all franchises and tradenames and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Individual Property owned by it in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages and the Second Mortgages. Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages and the Second Mortgages. Notwithstanding anything contained in the Mortgages and the Second Mortgages, in each case, however, if no providers of such insurance are rated as required in the Mortgages and the Second Mortgages, the requirement for such rating shall be that rating by the Rating Agencies, as confirmed by the Rating Agencies in writing, which will not result in a downgrade, qualification or withdrawal of the then current ratings of any class of the Certificates. Upon Borrower's receipt of notice designating Servicer, Borrower shall cause all certificates of liability insurance to be revised to include Servicer as an additional insured as its interest may appear.

            (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages and the Second Mortgages.

            (C) Litigation. Each Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against such Borrower or the Mortgaged Property which is reasonably likely to have a Material Adverse Effect.

            (D) Environmental Remediation.

            (i) If any investigation, delineation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or, except to the extent set forth in the last sentence of this clause (i), under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or threatened Release of a Hazardous Substance relating to an Individual Property or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law or by any Governmental Authority; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Individual Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any material risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Individual Property nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender. Notwithstanding the foregoing, with respect only to those certain issues disclosed in the Environmental Reports received by Lender on or before the date of this Agreement for the Individual Properties located in Fair Lawn, New Jersey, which issues relate to the nearby property on the E.P.A.'s National Priority List, Borrower's obligation to perform Remedial Work under this clause (i) shall arise only if any such Remedial Work is required to be performed or paid for by Borrower pursuant to an order or directive of any Governmental Authority, and only to the extent and within the time periods set forth in such order or directive or subsequent orders or directives, provided, however, that Borrower shall at all times provide Lender with any notices or information relating to such Individual Properties as required hereunder, whether from or prepared by a Governmental Authority or other Person.

            (ii) If requested by Lender, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, unless Borrower is contesting the need to perform such Remedial Work in accordance with clause (i) above, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. In such event, Borrower shall pay or reimburse Lender on demand for all expenses (including reasonable consultants' and attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith, together with interest thereon at the Default Rate from the date of demand by Lender.

            (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if the presence, Release or threatened Release of Hazardous Substances relating to any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, or if Remedial Work is required by the applicable Governmental Authority to be commenced immediately, or if Borrower could incur penalties or fines if it failed to commence and complete Remedial Work immediately, Borrower may commence and complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

            (E) Environmental Matters; Inspection.

            (i) Borrower shall not authorize a Hazardous Substance to be present on or under or to emanate from an Individual Property, or migrate from adjoining property controlled by Borrower onto or into an Individual Property, except under conditions permitted by applicable Environmental Laws and conditions not reasonably likely to give rise to Remedial Work, and in the event that such Hazardous Substances are present on, under or emanate from an Individual Property, or migrate onto or into an Individual Property, if required pursuant to Section 5.1(D), Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with
      Section 5.1(D) of this Agreement and Environmental Laws. Subject to
      Section 5.1(D) hereof, Borrower shall use commercially reasonable efforts to prevent other Persons, and to seek the remediation by other Persons of, any migration of Hazardous Substances (of which Borrower has knowledge) onto or into any Individual Property from any adjoining property.

            (ii) Upon reasonable prior written notice and subject to the rights of tenants under Leases, Lender or Lender's agents shall have the right at all reasonable times to enter upon and inspect all or any portion of any Individual Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, occupants or guests of such Individual Property. If Lender suspects that Remedial Work may be required, Lender may select a consulting Engineer to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, samplings, assessments and audits.

         (iii) Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable consultants' and attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Individual Property) in the following situations:

                  (x) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                  (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

                  (z) If an Event of Default with respect to any Individual
            Property exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

            (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

            (i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance relating to any Individual Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

            (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances relating to any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., which could reasonably be expected to impair materially the value of Lender's security interests hereunder or have a Material Adverse Effect;

            (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying any Individual Property or any portion thereof which become known to Borrower or against such Individual Property, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

            (iv) the discovery by Borrower of any occurrence or condition on any Individual Property or on any real property adjoining or in the vicinity of such Individual Property which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

            (v) the commencement or completion of any Remedial Work.

            (G) Copies of Notices. Borrower shall transmit to Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

            (H) Environmental Claims. Lender and/or, to the extent authorized by Lender, Trustee and/or Servicer, may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning a Individual Property or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender, Trustee or Servicer will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender, Trustee and/or Servicer, on demand for all reasonable sums advanced and expenses (including reasonable consultants' and attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender, Trustee and Servicer) incurred by Lender, Trustee and/or Servicer, in connection with any such action or proceeding.

            (I) Environmental Indemnification. Borrower agrees to indemnify, reimburse, defend, and hold harmless Lender, Trustee and Servicer for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Trustee and Servicer), asserted against, resulting to, imposed on, or incurred by Lender, Trustee and Servicer, directly or indirectly, in connection with any of the following, except to the extent same are directly caused by (x) Lender's, Trustee's or Servicer's gross negligence, bad faith or willful misconduct or a breach by Lender, Trustee or Servicer of any of its or their obligations under the Loan Documents or (y) actions taken or omitted to be taken by Lender, Trustee or Servicer after any such party becomes a mortgagee in possession or otherwise takes possession or control of the affected Individual Property following an Event of Default or acquires title to the affected Individual Property through foreclosure, deed in lieu of foreclosure or otherwise (it being Borrower's burden to prove such causation):

            (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

            (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

            (iii) the breach of any representation, warranty or covenant set forth in Section 4.1(P) and Sections 5.1(D) through 5.1(I), inclusive.

            The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of Borrower from recourse liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law.

            (J) Access to Individual Properties. Borrower shall permit agents, representatives and employees of Lender to inspect each Individual Property or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject, however, to the rights of the tenants, occupants and guests of the Individual Property.

            (K) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default of which Borrower has knowledge.

            (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

            (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

            (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with each Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages and the Second Mortgages.

            (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

            (i) upon Lender's request therefor given in connection with the Securitization or from time to time, pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to each Individual Property, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender;

            (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

            (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Notes, as Lender may reasonably require; and

            (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time but without materially adversely affecting Borrower's rights or obligations hereunder or thereunder.

            (P) Management of Mortgaged Property. Each of the Individual Properties will be managed at all times by a Manager pursuant to a Management Agreement until terminated as herein provided. Pursuant to the Manager's Subordinations, the Manager has agreed that each Management Agreement is subject and subordinate in all respects to the Lien of the Related Mortgages. Each Management Agreement may be terminated by Lender upon 30 days' prior written notice to the relevant Borrower and Manager (i) upon the occurrence and during the continuance of an Event of Default, or (ii) if the Debt Service Coverage Ratio for the Individual Properties as a whole shall fall below 1.15 as of the last day of a calendar quarter, and, upon such termination, Lender may appoint a replacement manager or managers. Notwithstanding the foregoing, (A) during the period prior to and including the second anniversary of the Securitization Closing Date, Borrower shall have the right, within five Business Days after notice from Lender of its intention to terminate one or more of the Management Agreements pursuant to clause (ii), to deposit with Lender or Servicer the following items (for the purposes of this paragraph, the "U.S. Obligations Deliveries"): (1) U.S. Obligations the payments from which will increase the

Debt Service Coverage Ratio to 1.15 when recalculated with an adjustment to Operating Income to include as income the payments to be made from the U.S. Obligations for the next succeeding 12 month period, (2) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the U.S. Obligations, and (3) an opinion of counsel for Borrower in form satisfactory to Lender stating, among other things, that Lender has a first priority perfected security interest in the U.S. Obligations; (B) during the period after but not including the second anniversary of the Securitization Closing Date and before but not including the Optional Prepayment Date, Borrower shall have the right, within five Business Days after notice from Lender of its intention to terminate one or more of the Management Agreements pursuant to clause (ii), to notify Lender in writing of Borrower's election to defease a portion of the Loan in accordance with Section 8.30 in an amount sufficient to increase the Debt Service Coverage Ratio to 1.15; and (C) on and after the Optional Prepayment Date, Borrower shall have the right, within five Business Days after notice from Lender of its intention to terminate one or more of the Management Agreements pursuant to clause (ii), to notify Lender of Borrower's intention to prepay the Loan in accordance with Section 2.6 on the next Payment Date in an amount sufficient to increase the Debt Service Coverage Ratio to 1.15, and Lender shall not so terminate the Management Agreement(s) if Borrower so delivers the U.S. Obligations Deliveries or so defeases or prepays a portion of the Loan. Income produced from the U.S. Obligations delivered pursuant to clause (A) shall be deposited into the Cash Collateral Account or the Servicer Account, as the case may be, to be applied and disbursed in accordance with Section 2.12. Borrower may from time to time appoint one or more successor managers to manage the Individual Properties or any of the Individual Properties with Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Lender does not respond to a request for such consent within ten Business Days after such request is deemed given pursuant to Section 8.6, Borrower may send a second request for such consent which shall be marked "SECOND REQUEST". If Lender does not respond to such second request within three Business Days after it is deemed given pursuant to Section 8.6, Lender shall be deemed to have approved such request, if the successor manager satisfies the requirements set forth in clauses (i) through
(iv) below and its experience has been managing at least 500,000 square feet of the specified property types in New York, New Jersey and/or Pennsylvania. Notwithstanding the foregoing, any successor property manager selected hereunder by Lender or Borrower to serve as a Manager (including upon the consummation of the transactions described in Section 8.31) shall (i) if the transactions described in Section
8.31 have occurred, manage the Individual Properties subject to such guidelines as may be necessary to maintain the status of the REIT as a qualified real estate investment trust, (ii) be a reputable management company having (or its primary personnel having) at least seven years' experience in the management of general office and/or industrial properties, as the case may be, and be obligated to manage the Individual Property in accordance with standards at least equal to those then in effect with respect to the Manager being replaced, and, in any event, in accordance with then existing standards of service, operation and conduct exhibited by other comparable property managers in the general vicinity of the Individual Property, (iii) enter into a Management Agreement, including terms that are standard in the applicable market and providing for management fees that do not exceed then market rates, and a Manager's Subordination and (iv) if after the Securitization Closing Date, (x) have qualifications such that the then current ratings of no class of the Certificates would be downgraded or withdrawn by the Rating Agencies upon such an appointment and (y) be reasonably acceptable to Servicer. Provided the preceding conditions are met, Lender hereby consents to the appointment of the Operating Partnership, or an Affiliate thereof, as successor manager in connection with the transactions described in Section 8.31. Borrower further covenants and agrees that each Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan maintain worker's compensation insurance as required by Governmental Authorities. Notwithstanding anything contained herein to the contrary, without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not agree to a renewal of any Management Agreement with a Manager otherwise acceptable hereunder if such renewal period would extend beyond the Optional Prepayment Date.

            (Q) Financial Reporting.

            (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Individual Property and in connection with any services, equipment or furnishings provided in connection with the operation of each Individual Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to Borrower or any Individual Property, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower's accounting records with respect to such Individual Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

            (ii) Borrower shall furnish to Lender annually, within 90 days following the end of each Fiscal Year, a complete copy of Borrower's operating and financial statements audited by a certified public accounting firm reasonably acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender) in accordance with GAAP consistently applied, covering Borrower's financial position and results of operations, including consolidated and consolidating balance sheets for each Individual Property, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities, a statement of Borrower's equity, a calculation of Net Cash Flow and an exhibit detailing capitalized expenses for such Fiscal Year. 30 days before each delivery required by this clause (ii), Borrower shall deliver unaudited copies of the same to Lender. Audited statements for the Individual Properties may be prepared on a combined basis provided such statements are accompanied by a procedures report acceptable to Lender demonstrating that the unaudited property level statements on the Individual properties tie to the combined audited statements.

      Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) whether there exists an Event of Default or, to Borrower's knowledge, Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same and (y) with the unaudited annual financial statements only, that the annual financial statements present fairly in all material respects the results of operations and financial condition of Borrower.

            (iii) [INTENTIONALLY OMITTED].

            (iv) Borrower shall furnish to Lender, within 30 days following the end of each month (starting with said report for the month of October
      1997), (x) property operating statements (prepared on an accrual basis and including a schedule showing actual cash receipts and expenditures and a calculation of Net Cash Flow) for each Individual Property, (y) certified updated occupancy reports and rent rolls in forms reasonably acceptable to Lender and (z) an Officer's Certificate in substantially the form attached hereto as Exhibit T.

            (v) Borrower shall furnish to Lender, within 15 Business Days after request, such further information with respect to the operation of any Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender, including all business plans prepared for Borrower in the ordinary course.

            (vi) Borrower shall furnish to Lender, within 15 Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Lender.

            (vii) If the Loan is not repaid on the Optional Prepayment Date, for the period from November 1, 2007 through December 31, 2007 and for each Fiscal Year thereafter, Borrower shall submit to Lender for Lender's written approval an annual budget (an "Annual Budget") for each of the Individual Properties not later than (x) November 1, 2007 with respect to the first such Annual Budget and (y) 30 days prior to the commencement of each Fiscal Year thereafter, in form and substance satisfactory to Lender setting forth in reasonable detail budgeted monthly amounts for Operating Income, Operating Expenses, Capital Costs and Excess Cash Flow for such Individual Properties. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Borrower may reasonably determine. If Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within 15 Business Days after receipt thereof

      (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objection) and Borrower shall promptly revise the same in accordance with the process described in this sentence until Lender approves an Annual Budget. Each such Annual Budget approved by Lender in accordance with the terms hereof shall be referred to herein as an "Approved Annual Budget". Until such time that Lender approves a proposed Annual Budget, the most recent Approved Annual Budget, if any, shall apply or, in the case of the period beginning on November 1, 2007, Operating Expenses and Capital Costs shall not exceed the amounts actually spent in the same month of the prior Fiscal Year, provided, however, that such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs.

            (viii) After the Securitization Closing Date, Borrower shall also furnish to the Rating Agencies a copy of each report, statement and other information provided to Lender under this Section 5.1(Q).

            (R) Conduct of Business. Borrower shall cause the operation of each Individual Property to be conducted at all times in a manner consistent with at least the level of operation of such Individual Property as of the date hereof, including, without limitation, the following:

            (i) to maintain or cause to be maintained the standard of operations at each Individual Property at all times at a level necessary to insure a level of quality for the Individual Properties consistent with similar properties in the same competitive market;

            (ii) to operate or cause to be operated each Individual Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits and any other agreements necessary for the continued use and operation of each Individual Property to remain in effect; and

            (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each

      Individual Property to enable Borrower or Manager to operate such Individual Property.

            (S) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

            (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
      Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under
      Section 412(d) of the Code for any Plan;

            (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

            (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days;

            (vi) the adoption of an amendment to any Plan that, pursuant to
      Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

            (vii) the imposition of a lien or a security interest in connection with a Plan.

            (T) Deferred Maintenance. On or before the first anniversary of the date hereof, Borrower shall use good faith efforts and due diligence to complete the repairs listed on Schedule 4 attached hereto in accordance with the Engineering Reports, being the deferred maintenance items for which the Initial Capital Requirement was established.

            (U) Environmental Operation & Maintenance Obligations. Borrower shall satisfy the Environmental Operation & Maintenance Obligations in accordance with the Environmental Reports and within the times specified on
Schedule 6 attached hereto, being the Environmental Operation & Maintenance Obligations for which the Environmental Operation & Maintenance
Reserve was established.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness (or, with respect to any particular Individual Property, the earlier release of the Related Mortgages), it will not do or permit, directly or indirectly, any of the following unless Lender consents thereto in writing:

            (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property, except: (i) Liens in favor of Lender and
(ii) the Permitted Encumbrances.

            (B) Transfer; Pledge. Except as expressly permitted by or pursuant to this Agreement or the Related Mortgages including, without limitation,
Section 8.31, allow any Transfer to occur, terminate the Management Agreements, or enter into a management contract with respect to any Individual Property. Membership interests or stock in a Borrower may be transferred, subject to the provisions of Section 6.1(N) relating to the admission of members, with the consent of Lender, which consent will not be unreasonably withheld, provided, however, that any transfer of a managing member's interest in a Borrower or 50% or more of the membership interests in a Borrower shall require (i) delivery of an opinion by Borrower's counsel satisfactory to Lender and its counsel that such transfer will not affect the tax status of the REMIC Trust, and (ii) if such transfer occurs after the Securitization Closing Date, confirmation in writing from each Rating Agency that such Transfer will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of the Certificates. In addition, all of the Mortgaged Property may be transferred to a Single-Purpose Entity and the Loan may be assumed by such transferee, if (i) such transferee assumes the Loan and all of Borrower's obligations under the Loan Documents pursuant to documentation acceptable to the Rating Agencies and Lender, (ii) transferee's counsel (who must be satisfactory to Lender and the Rating Agencies) delivers an opinion satisfactory to Lender and the Rating Agencies that such transfer will not affect the status of the REMIC Trust and covering such other matters, such as formation, authorization and enforceability, relating to the assumption of the Loan as Lender and the Rating Agencies may request, (iii) each Rating Agency confirms in writing that the transfer and assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates, and (iv) all expenses incurred by Lender, the Rating Agencies and Servicer in connection with such transfer are paid by Borrower or transferee, such payment not to exceed .5% of the Principal Indebtedness. No member in OIP, MBP or NJA and no shareholder in FLIP shall pledge or otherwise encumber its membership interest in OIP, MBP or NJA or its stock in FLIP, respectively, to secure any financing or indebtedness.

            (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except (i) as set forth in the Reimbursement Agreement, provided all payments to be made thereunder are subject and subordinate, in all respects, to the payments and obligations required to be made by Borrower hereunder and in any other Loan Document, and (ii) that a Borrower may incur unsecured indebtedness for Capital Costs with respect to an Individual Property, provided, however, that the aggregate amount of indebtedness for Capital Costs shall not at any time exceed 10% of the initial Allocated Loan Amount for such Individual Property.

            (D) Dissolution. Except as permitted pursuant to Section 8.31, dissolve, terminate, liquidate, merge with or consolidate into another Person.

            (E) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

            (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to a Borrower by any Person, except for adequate consideration or in the ordinary course of such Borrower's business.

            (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of a Borrower, except (x) for the Management Agreements, the Affiliate Lease and the Reimbursement Agreement and (y) in the ordinary course of business and on terms which are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $50,000, are fully disclosed to Lender in advance.

            (H) Creation of Easements. Create, or permit any Individual Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Lender agrees that it will join in and subordinate the Liens of the Mortgages and Second Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and (ii) that Lender, in Lender's reasonable discretion, deems to constitute a Permitted Encumbrance.

            (I) Misapplication of Funds. Distribute any Rents, Money or Proceeds received from Accounts in violation of the provisions of Section 2.12, fail to deliver any security deposit to Manager for deposit into the Security Deposit Accounts, fail to deposit in the Property Collection Accounts any Rents, Money or Proceeds received by a Borrower or Manager from any source other than the Property Collection Accounts or the Cash Collateral Account or misappropriate any security deposit or portion thereof.

            (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of any Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

            (K) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to any Individual Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Individual Property (except for removal of records (i) in the ordinary course of business or (ii) pursuant to court order or Legal Requirements) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

            (L) Place of Business. Change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

            (M) Leases. (i) Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgages and the Assignments of Leases; and
(ii) notwithstanding the foregoing clause (i) or anything contained to the contrary in the Mortgages or the Assignments of Leases and except in connection with a tenant default, without the prior written consent of Lender, terminate, reduce rents under or shorten the term of any Lease unless such action (taking into account the planned alternative use of the affected space) does not materially adversely affect the value of any Individual Property.

            (N) Admission of Members. Except as permitted pursuant to Section 8.31, admit any Person as a member of OIP, MBP or NJA, unless (i) if such Person is admitted as a managing member (w) such Person is a Single-Purpose Entity, (x) such Person confirms to Lender in writing the representations and covenants contained in Section 4.1(S) with respect to itself,

(y) prior to such Person's admission as a managing member, a non-consolidation opinion in form and substance acceptable to the Rating Agencies is delivered to Lender and the Rating Agencies, and (z) if such admission occurs after the Securitization Closing Date, each Rating Agency confirms in writing that such Person's admission as a managing member will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates and (ii) if such Person is admitted as a non-managing member of Borrower owning in the aggregate 49% or more of the membership interests in Borrower, (x) prior to such Person's admission as a non-managing member, a non-consolidation opinion in form and substance acceptable to the Rating Agencies is delivered to Lender and the Rating Agencies and (y) if such admission occurs after the Securitization Closing Date, each Rating Agency confirms in writing that such Person's admission as a non-managing member will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Certificates.

            (O) Joint Assessments; Separate Lots. Suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Individual Property as a single lien.

                                 ARTICLE VII

                                   DEFAULTS

            Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

            (i) if on any Payment Date (x) the Required Debt Service Payment is not made by Borrower or (y) during a Central Cash Management Period the funds in the Debt Service Payment Sub-Account of the Cash Collateral Account are insufficient to pay the Required Debt Service Payment due on such Payment Date;

            (ii) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

            (iii) if on the date that is ten Business Days prior to the date any payment of a Basic Carrying Cost would become delinquent or on which any interest, penalties or fines would be imposed, (x) such Basic Carrying Cost is not paid by Borrower or (y) the funds in the Basic Carrying Costs Sub-Account of either the Cash Collateral Account or the Servicer Account, together with any funds in the Cash Collateral Account not allocated to another Sub-Account of the Cash Collateral Account, are insufficient to make such payment;

            (iv) the occurrence of the event identified in Section 2.12(f), 2.12(g) or 2.12(i) as constituting an "Event of Default";

            (v) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 15 days after Lender delivers written notice thereof to Borrower;

            (vi) if any representation or warranty made by Borrower, MM, Manager or MEI herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Notes or any other Loan Document executed and delivered by a Borrower, shall be false in any material respect as of the date such representation or warranty was made;

            (vii) if a Borrower or MM makes an assignment for the benefit of creditors;

            (viii) if a receiver, liquidator or trustee shall be appointed for a Borrower or MM or if a Borrower or MM shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, a Borrower or MM or if any proceeding for the dissolution or liquidation of a Borrower or MM shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by a Borrower or MM, as the case may be, upon the same not being discharged, stayed or dismissed within 60 days, or if a Borrower or MM shall generally not be paying its debts as they become due;

            (ix) if (x) a Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or (y) if any provision of Section 6.1(B) or Section 6.1(C) is violated;

            (x) (i) if any provision of (A) a Borrower's operating agreement or certificate of incorporation and by-laws, as the case may be, or (B) the certificate of incorporation or the by-laws of MM, affecting the purpose for which such entity is formed is amended or modified in any material respect which may adversely affect Lender or Servicer, or (ii) if a Borrower or MM or any of their members or stockholders, respectively, (A) fails to perform or enforce the provisions of Sections 3.1, 4.2, 7.3.C, 7.9.D, 11.1.D, 12.1, 13.1, 13.2.E, 14.1.C or Article 16 of a Borrower's
      operating agreement or the 3rd, 6th, 7th, 8th, 9th, 10th or 11th articles of a Borrower's certificate of incorporation, as the case may be, or the 3rd, 6th, 7th, 8th, 9th, 10th or 11th articles of MM's certificate of incorporation or amends or modifies any such provisions without Lender's consent or (B) fails to perform or enforce any other provisions of such organizational documents such that Lender or Servicer may be materially adversely affected or (C) attempts to dissolve a Borrower or MM, or (iii) if a Borrower or MM breaches any of its representations, warranties or covenants set forth in Section 4.1(S) or 6.1(E);

            (xi) if an Event of Default as defined or described in the Notes, the Mortgages, the Second Mortgages or any other Loan Document occurs, whether as to a Borrower or any of its Individual Property or all or any portion of the Mortgaged Property;

            (xii) if a Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, its respective Note, the Mortgages, the Second Mortgages or the other Loan Documents, for 15 days after notice to such Borrower from Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i), (ii), (iii) and (iv) above as to which no grace period is applicable), or for 30 days after notice from Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for a Borrower in the exercise of due diligence to cure such Default, but in no event shall such period exceed 120 days after the original notice from Lender;

            (xiii) if an event or condition specified in Section 5.1(S) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, a Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect; or

            (xiv) if the representation made in connection with the Securitization that the Principal Indebtedness does not exceed 125% of the Tax Fair Market Value of the Mortgaged Property shall be false as of the Securitization Closing Date, unless (x) REMIC status of any REMIC formed in connection with the Securitization is maintained or regained due to corrective actions taken by Borrower within any applicable cure period under the Code or otherwise, and (y) Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender stating that each REMIC Trust is a valid REMIC for federal income tax purposes;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring the entire Indebtedness to be immediately due and payable by written notice to Borrower and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity.

            Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

            (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with one or more of the Individual Properties or all or any portion of the Mortgaged Property, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Mortgaged Property, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages, the Second Mortgages and the other Loan Documents, it being understood and agreed by Borrower that, subject to Section 8.14, Borrower is liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Lender pursuant to the Mortgages and the Second Mortgages, provided, however, that any Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lender with respect to any Individual Property and applied in reduction of the Indebtedness evidenced by such Note in accordance with the provisions of the Note, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

            Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage or Second Mortgage on an Individual Property, solely to the extent necessary to foreclose on other parts of the Mortgaged Property.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by Lender of the Loan and the execution and delivery by each Borrower to Lender of the Notes, and shall continue in full force and effect as long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property as described in Section 2.7(a) and upon satisfaction of the other conditions set forth in
Section 2.11, Borrower shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Section 4.1(P) or 5.1(D) -
(I), inclusive, hereof), the Related Mortgages, the applicable Assignments of Lease, and the other Loan Documents insofar as they concern such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Notes, the Mortgages, the Second Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

            Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

            Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Notes were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Notes, and this Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York pursuant to ss. 5-1401 of the New York General Obligations Law.

            (b) Any legal suit, action or proceeding against Lender or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to ss. 5-1402 of the New York General Obligations Law, or in any federal or state court in the jurisdiction in which any Individual Property is located, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint CT Corporation System, 1633 Broadway, New York, New York 10019, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such federal or state court, and agrees that service of process upon said agent at said address (or at such other office as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at c/o McBride Enterprises, Inc., 808 High Mountain Road, P.O. Box 549, Franklin Lakes, New Jersey 07417, Attention: David
F. McBride, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided in Section 8.6 shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent (whose office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent is dissolved without leaving a successor.

            Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

            Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed if to Lender at its address set forth on the first page hereof, Attention: Sheryl McAfee, if to Servicer at such address designated for Servicer upon its appointment, and if to Borrower c/o McBride Enterprises, Inc. at Borrower's address set forth on the first page hereof,
Attention: David F. McBride, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this
Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Barbara J. Briggs, Esq. and copies of all notices, consents, approvals and requests directed to Borrower (other than statements setting forth the monthly amount payable under the Notes) shall be delivered to each of: Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C., 20037, Attention: Wendelin White, Esq., and Connell, Foley & Geiser, 85 Livingston Avenue, Roseland, New Jersey 07068, Attention: Michael X. McBride, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

            SECTION 8.7. TRIAL BY JURY. LENDER AND EACH BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. LENDER AND EACH BORROWER AGREE THAT THE OTHER PARTIES HERETO MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF EACH OF THEIR KNOWING, VOLUNTARY AND BARGAINED AGREEMENT IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN A BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

            Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 8.9. Assignment. Lender shall have the right to sell, transfer, assign or securitize this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person. The parties hereto acknowledge that Lender expects to sell, transfer and assign this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents to Trustee in connection with a Securitization. All references to "Lender" hereunder shall be deemed to include the assigns of Lender, and the parties hereto acknowledge that actions taken by Lender hereunder may be taken
(x) by Servicer on Lender's behalf (to the extent provided in the Interim Servicing Agreement) or (y) after the Securitization Closing Date, by Servicer, on behalf of Trustee, pursuant to any pooling and servicing agreement executed in connection with the Securitization. Following the assignment of this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents by Nomura Asset Capital Corporation ("NACC") in connection with the Securitization, in addition to providing notices to Lender's assignee in accordance with instruments received from such assignee, Borrower shall continue to send copies of all notices and other communications (including, without limitation, reports under Section 5.1(Q)) to NACC at the address set forth in
Section 8.6 or to such other address as may be designated by NACC pursuant to
Section 8.6. Borrower shall not be entitled to assign its rights hereunder, except as provided in Section 8.31.

            Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

            Section 8.13. [INTENTIONALLY OMITTED]

            Section 8.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 8.14 to the contrary, Lender shall not enforce the liability and obligation of any Borrower (or of a Borrower's members or shareholders, if and to the extent such liability or obligation exists or arises) to perform and observe the obligations contained in this Agreement, the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents executed and delivered by a Borrower by any action or proceeding wherein a money judgment shall be sought against a Borrower or its members or shareholders, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against a Borrower solely for the purpose of enabling Lender to realize upon (i) a Borrower's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Individual Properties to the extent received by a Borrower or a Manager after the occurrence of an Event of Default and not deposited in the applicable Property Collection Account pursuant to Section 2.12(a) (all such Rents and Accounts, the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral. The provisions of this
Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Notes or in any way affect or impair the Liens of the Mortgages, the Second Mortgages or any of the other Loan Documents or the right of Lender to foreclose the Mortgages or the Second Mortgages following an Event of Default; (b) impair the right of Lender to name a Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages or the Second Mortgages; (c) affect the validity or enforceability of the Notes, the Mortgages, the Second Mortgages or the other Loan Documents subject to the limitations of this Section 8.14; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases, the Second Assignments to Leases, the Assignments of Agreements, the Second Assignments of Agreements or the Manager's Subordinations (subject to the nonrecourse provisions thereof); (f) impair the right of Lender to bring suit for actual (but not consequential) damages, losses and costs resulting from (i) fraud, (ii) intentional misrepresentation, (iii) physical waste or removal of the Mortgaged Properties or any portion thereof other than as permitted pursuant to the Loan Documents or (iv) disposal of the Mortgaged Properties or any portion thereof other than as permitted pursuant to the Loan Documents, in each case by a Borrower, MM, Manager, MEI or any of their respective Affiliates in connection with this Agreement, the Notes, the Mortgages, the Second Mortgages or the other Loan Documents; (g) impair the right of Lender to obtain the Recourse Distributions received by a Borrower, including, without limitation, the right to proceed against a Borrower's members or shareholders to the extent any Recourse Distributions have actually theretofore been distributed to a Borrower's members or shareholders; (h) impair the right of Lender to bring suit with respect to a Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgages or the Second Mortgages; (j) impair the right of Lender to enforce the provisions of Section 4.1(P) or 5.1(D)-(I) even after repayment in full of the Indebtedness; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral as provided in the Loan Documents; (l) impair the right of Lender to bring suit with respect to any misapplication of any funds; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against a Borrower (but not a Borrower's members or shareholders) solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against a Borrower only to the extent of any of the Default Collateral; or (n) impair the right of Lender to enforce the Guaranty. The provisions of this Section 8.14 shall be inapplicable to a Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to such Borrower, or if a Borrower shall institute any proceeding for the dissolution or liquidation of itself, or if a Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of such Borrower and the interests in such Borrower owned by, and the Recourse Distributions received by, such Borrower's members or shareholders (but excluding all other assets of such Borrower's members or shareholders). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgages, Borrower shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Section 4.1(P) or 5.1(D) - (I) as the same applies to such Individual Property.

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                                                                             120


            Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents which Borrower may otherwise have against any assignor of this Agreement, the Notes, the Mortgages, the Second Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Notes, the Mortgages, the Second Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

            Section 8.17. No Joint Venture or Partnership; Mutual Representation. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender. Lender and Borrower hereby represent to the other that the transaction contemplated hereby is not being entered into as part of an agreed upon arrangement to subsequently collateralize the Loan with non real estate collateral (i.e., in lieu of the Individual Properties which are being encumbered by the Related Mortgages).

            Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower and Persons with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the

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right of Lender under the Loan Documents to a sale of the Individual Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender to the payment of the Indebtedness out of the Net Proceeds of the Individual Property in preference to every other claimant whatsoever.

            Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, Servicer.

            Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgages, the Second Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

            Section 8.21. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agree to indemnify and hold each other and Servicer harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

            Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if

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                                                                             122


there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 8.23, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Event of Default or, to Borrower's knowledge, Default exists as of the date of such certificate (or specifying such Default or Event of Default).

            Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all of the following Transaction Costs on demand: (a) reasonable out-of-pocket costs and expenses of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses, accounting firm fees, costs of the Environmental Reports (and an environmental consultant), the Engineering Reports and the appraisals), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (b) the reasonable fees, expenses and disbursements of counsel to Lender in connection with all of the foregoing, and (c) in connection with the Securitization only, reasonable fees, expenses and disbursements of counsel to Servicer and to Trustee in connection with their review of the Loan Documents and any de minimis expenses of Servicer and Trustee. Transaction Costs (inclusive of the foregoing) relating to the Securitization are subject to the limitation set forth in
Section 2.15.

            Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

            Section 8.26. Indemnification. MEI and Borrower shall indemnify, defend and hold harmless Lender, and each of its Affiliates, directors, officers, employees, attorneys, agents (including, without limitation, Servicer), successors and assigns (the "Indemnified Parties"), from and against all damages (excluding consequential damages), liabilities, claims, actions, penalties and fines (collectively and severally, "Losses") which may be imposed upon, asserted against or incurred or paid by any of them resulting from the claims of any third party relating to or arising out of (i) the Mortgaged Property or any of the Loan Documents, (ii) any act performed or omitted to be performed by any Indemnified Party under any of the Loan Documents or (iii) any transaction arising out of or in any way connected with the Mortgaged Property or any of the Loan Documents, except for Losses caused by (x) the gross negligence, bad faith or willful misconduct of any Indemnified Party or a breach by any Indemnified Party of its obligations under the Loan Documents (as established by a final, non-appealable judicial determination) or (y) actions taken or omitted to be taken by any Indemnified Party after such Indemnified Party becomes a mortgagee in possession or otherwise takes possession or control of an Individual Property following an Event of Default or acquires title to an Individual Property through foreclosure, deed in lieu of foreclosure or otherwise, and periodically reimburse each Indemnified Party on demand for any expenses (including the reasonable attorneys' fees and disbursements) reasonably incurred in connection with the

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investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether Lender or such other Indemnified Party is a party thereto. It shall be MEI's and Borrower's burden to prove that any Loss is caused by the gross negligence, bad faith or willful misconduct or actions or failure to act of an Indemnified Party or a breach by any Indemnified Party of its obligations under the Loan Documents. The indemnification provided by Borrower and MEI in this Section 8.26 is not intended to cover the matters covered by Borrower's indemnifications described in Section 2.15 or Section 5.1(I) and shall not in any way alter, increase or decrease the Borrower's indemnification obligations pursuant to Section 2.15 or
Section 5.1(I). With reference to the provisions set forth above in this Section
8.26 for payment by Borrower and MEI of reasonable attorneys' fees incurred by the Indemnified Parties in any action or claim brought by a third party, Borrower and MEI shall diligently defend such Indemnified Party and diligently conduct such defense, and, provided MEI and Borrower demonstrates to the reasonable satisfaction of the applicable Indemnified Party its ability to pay for any settlement amount agreed to by MEI or Borrower, MEI or Borrower may settle any such action or claim or consent to an entry of any judgment related thereto without the prior written consent of any Indemnified Party to the extent such judgment or claim is for the payment of money. If the Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of MEI and Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained such separate counsel because of a reasonable belief (based upon reasonable inquiry) that MEI and Borrower are not diligently defending it and/or not diligently conducting the defense and so notifies MEI and Borrower. The Loan shall not be considered to have been paid in full unless all obligations of MEI and Borrower under this Section 8.26 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement). This Section 8.26 shall survive repayment in full of the Loan.

            Section 8.27. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Loan Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter contained in

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                                                                             125


this Agreement, the Exhibits and Schedules hereto and the other Loan Documents.

            Section 8.28. Cross Collateralization. Without limitation of any other right or remedy provided to Lender in this Agreement or any of the other Loan Documents, each Borrower covenants and agrees that upon the occurrence of an Event of Default, (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Lender of any remedies against any Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other Collateral,
(iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and in the other Loan Documents or otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan and (v) its Individual Properties shall be security for the performance of all obligations hereunder and under the other Loan Documents.

            Section 8.29. Confidentiality. Borrower shall keep, and shall cause its Affiliates, partners, members, shareholders, employees, legal counsel and other advisors to keep, the terms of this Agreement, the Loan and the other Loan Documents strictly confidential and will not, directly or indirectly, disclose such terms without Lender's prior written consent, unless required to make such disclosure by law or in connection with the REIT's public reporting requirements or as so advised by counsel or auditors or recommended by the REIT's board of directors, if such material would customarily be disclosed in connection with such public reporting. Borrower shall endeavor to deliver all press releases relating to the terms of this Agreement, the Loan, the other Loan Documents and the Manager's Subordinations to Lender for its review at least 24 hours prior to releasing such items. Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender's origination of the Loan or a Securitization.

            Section 8.30. Defeasance. (a) In the event a Borrower exercises its option to defease the Loan pursuant to Section 2.6 or is obligated to make a mandatory defeasance pursuant to

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Section 2.7(a) or Section 8.33, such Borrower shall defease the Loan in compliance with the following conditions precedent:

            (i) the delivery by such Borrower of not less than 30 days' prior written notice to Lender specifying a regularly scheduled Payment Date (the "Defeasance Date") on which the Defeasance Deposit is to be made and the principal amount to be defeased;

            (ii) the payment to Lender of all scheduled interest and principal payments due and unpaid on the Defeasance Date;

            (iii) with respect to defeasance of the Loan in whole pursuant to
      Section 2.6 only, the payment to Lender of all other sums due under the applicable Note, the Mortgages, the Second Mortgages and the other Loan Documents;

            (iv) with respect to defeasance of the Loan pursuant to Section 2.7(a) or Section 8.33 only, payment of all other amounts due under the Related Mortgages;

            (v) the payment to Lender of the Defeasance Deposit on the Defeasance Date;

            (vi) with respect to defeasance of the Loan in whole pursuant to
      Section 2.6 after a Securitization, the defeasance shall be in connection with a Transfer of all of the Individual Properties or any other customary commercial transaction, and not as part of an arrangement to collateralize the REMIC Trust with obligations that are not real estate mortgages;

            (vii) the delivery to Lender of:

                  (A) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased on behalf of Borrower with the Defeasance Deposit in accordance with this provision of this Section 8.30 (the "Security Agreement");

                  (B) with respect to defeasance of the Loan in whole pursuant to Section 2.6 only, releases for each of the Individual Properties from the Liens of the Related Mortgages, the Assignments of Leases, the Second Assignment of Leases, the Assignments of

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                                                                             127


            Agreements, the Second Assignment of Agreements and UCC-1 financing statements (for execution by Lender) in forms appropriate for the jurisdiction in which each Individual Property is located;

                  (C) with respect to defeasance of the Loan pursuant to Section
            2.7(a) or Section 8.33(b) only, the releases described in Section 2.11(a) (for execution by Lender) in forms appropriate for the jurisdiction in which the applicable Individual Property is located;

                  (D) an Officer's Certificate certifying that the requirements set forth in this Section 8.30 have been satisfied;

                  (E) an opinion of counsel for Borrower in form reasonably
            satisfactory to Lender stating, among other things, that Lender has a perfected security interest in the Defeasance Deposit and a first priority perfected security interest in the U.S. Obligations purchased by Lender on behalf of Borrower;

                  (F) a certificate from an accounting firm reasonably
            acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender) certifying that the U.S. Obligations constituting the Defeasance Deposit meet the criteria set forth in the definition of "U.S. Obligations" in Article I hereof, and that the Defeasance Deposit is in an amount sufficient to purchase the U.S. Obligations and to make the Scheduled Defeasance Payments in a timely manner; and

                  (G) such other certificates, documents or instruments as
            Lender may reasonably request, including, without limitation, an opinion of counsel for Borrower in form reasonably satisfactory to Lender stating that such defeasance shall not affect the REMIC status of the REMIC Trust, and any other certificates, documents or instruments reasonably required in connection with a Securitization; and

            (viii) Lender shall have received confirmation in writing from the applicable Rating Agencies that such defeasance will not result in a qualification, withdrawal or downgrading of the ratings in effect immediately prior

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                                                                             128


to such defeasance for any of the Certificates which are then outstanding.

            In connection with the conditions set forth above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide Scheduled Defeasance Payments, and Lender shall upon receipt of the Defeasance Deposit purchase such U.S. Obligations on behalf of Borrower. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations shall be made directly to Lender and applied to satisfy the obligations of Borrower under the Notes.

            (b) With respect to defeasance of the Loan in whole pursuant to
      Section 2.6 or Section 8.33(b), upon compliance with the requirements of
      Section 8.30(a), (i) the Mortgaged Property shall be released from the liens of the Related Mortgages, the Assignments of Leases, the Second Assignment of Leases, the Assignments of Agreements, the Second Assignment of Agreements and the UCC-1 financing statements and (ii) the pledged U.S. Obligations shall be the sole source of collateral securing the Notes. With respect to a defeasance to prepay the Loan pursuant to Section 2.7(a) or Section 8.33(b), upon compliance with the requirements of Section 8.30(a) the applicable Individual Property or Properties shall be released pursuant to Section 2.11(a).

            (c) Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligation required by Section 8.30(a) or to satisfy the other requirements of Section 8.30(a) shall be remitted to Borrower.

            (d) Borrower shall have the right to assign to a Single-Purpose Entity acceptable to Lender, and such assignee shall have the obligation to assume, the obligations under the Loan Documents relating to the principal amount so defeased.

            Section 8.31. Permitted Restructuring. Notwithstanding the provisions of Sections 6.1(B) and 6.1(N), the following restructuring relating to Borrower shall not constitute a Default or Event of Default under this
Agreement:

            (a) the merger of FLIP S CORP into the REIT, and in connection therewith, the merger of FLIP into NEW FLIP;

            (b) the transfer by MM of all of its 1% interests as managing member in each of OIP, MBP and NJA to NEW MM; and

            (c) the transfer by the non-managing member of each of NJA, MBP and OIP of its respective 99% membership interest in NJA, MBP and OIP to the Operating Partnership,

            provided, however, that the following conditions are satisfied:

            (i) the transfers and mergers described in this Section 8.31 occur substantially simultaneously;

            (ii) Lender shall have received a copy of the certificate of incorporation for NEW FLIP substantially in the form attached hereto as Exhibit Z, certified by the Secretary of State for the State of New Jersey;

            (iii) Lender shall have received a copy of the certificate of incorporation for NEW MM substantially in the form attached hereto as Exhibit AA, certified by the Secretary of State for the State of New Jersey;

            (iv) Lender shall have received certificates of good standing for each of NEW FLIP and NEW MM from the Secretary of State for the State of New Jersey;

            (v) NEW FLIP shall have executed and delivered to Lender, and, to the extent reasonably required by Lender, recorded or filed in the appropriate jurisdictions, all agreements and instruments reasonably required by Lender to reflect NEW FLIP's assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Note made by FLIP and all other Loan Documents to which FLIP is a party;

            (vi) Lender shall have received an opinion of counsel reasonably acceptable to Lender to the effect that all such agreements or instruments by NEW FLIP effecting such assumptions are enforceable in accordance with their terms;

            (vii) Lender shall have received such endorsements to, or replacements of, its Title Insurance Policies, as Lender shall reasonably determine to be necessary;

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                                                                             130


            (viii) Lender shall have received amendments to the certificates of formation (certified by the Secretary of State of New Jersey) and the operating agreements of OIP, MBP and NJA, reflecting the change in ownership of the 1% managing member therein from MM to NEW MM and the change in ownership of the 99% interest of the respective non-managing member to the Operating Partnership;

            (ix) Lender shall have received from Borrower's counsel reasonably acceptable to Lender a non-consolidation opinion substantially in the form attached hereto as Exhibit N (subject to (a) changes in law or fact after the date hereof, (b) changes requested by the Rating Agencies (to the extent such changes are consistent with applicable law or facts) and (c) customary due diligence), after giving effect to the transfers and mergers contemplated by this Section 8.31, in form and substance reasonably acceptable to Lender; and

            (x) Borrower shall pay all reasonable expenses incurred by Lender in connection with such transaction, provided, however, that such payment shall not exceed .5% of the Principal Indebtedness.

            Section 8.32. Substitution of Individual Properties. Borrower shall have the right, at any time and from time to time, to obtain the release of one or more Individual Properties from the Liens relating to this Loan upon the substitution therefor of real estate of similar quality (a "Substitute Property"), upon satisfaction of the following conditions:

            (i) no Event of Default shall have occurred and be continuing;

            (ii) the Allocated Loan Amounts of the Individual Properties so released may not exceed, in the aggregate, $11,250,000;

            (iii) the representations and warranties set forth in this Agreement, the Loan Documents and any documents executed in connection with the release and substitution (the "Substitution Documents") shall be true and correct in all material respects as to the Substitute Property on the date such release and substitution takes place (the "Substitution Closing Date");

            (iv) the Debt Service Coverage Ratio of the remaining Individual Properties (considered as a whole) after such release and substitution (including the Substitute Property) would not be less than the greater of (x) the Debt Service Coverage Ratio for all Individual Properties (including the Individual Property to be released) (considered as a whole) calculated immediately prior to the release and substitution or (y) the Debt Service Coverage Ratio of all Individual Properties (including the Individual Property to be released) (considered as a whole) in effect on the Closing Date;

            (v) Borrower shall deliver to Lender and the Rating Agencies (at the addresses provided by Lender at Borrower's request) a written request for such release and substitution at least 30 days prior to the proposed Substitution Closing Date and shall submit with such request (1) the items described in Part A of Schedule 7 attached hereto and (2) such other information, including, without limitation, financial information, as the Rating Agencies may request;

            (vi) the Rating Agencies shall have confirmed in writing, which confirmation may be granted or withheld in the Rating Agencies' sole and absolute discretion, that such release and substitution will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of the Certificates;

            (vii) the Rating Agencies shall have received opinions satisfactory to each of them that such release and substitution will not affect the status of the REMIC Trust and covering such other matters, such as authorization and enforceability, relating to the release and substitution as the Rating Agencies may request;

            (viii) on or before the Substitution Closing Date, Borrower shall have executed and delivered to Lender documents and certificates set forth in Part B of Schedule 7 attached hereto;

            (ix) all reasonable expenses incurred by Lender, the Rating Agencies and the Servicer in connection with such release and substitution are paid by Borrower; and

            (x) Borrower shall represent and warrant to Lender in writing that as of the Substitution Closing Date, (i) the Tax Fair Market Value of each Individual Property, including the Substitute Property and excluding the Individual Property to be released), is equal to or greater than the Allocated Loan Amount for such Individual Property and (ii) the Tax Fair Market Value of the Mortgaged Property, after giving effect to the substitution, is equal to or exceeds the Principal Indebtedness.

            Within 30 days after satisfaction of the conditions set forth in clause (v) above, subject to the satisfaction of the other conditions contained in this Section 8.32, Lender and Borrower shall cooperate with each other and use reasonable efforts to close such transaction.

            Section 8.33. Purchase Option Obligations. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, subject to the satisfaction by Borrower of the terms and conditions contained in (i) paragraph
(a) of this Section 8.33 and (ii) either paragraph (b), (c) or (d) of this
Section 8.33, Borrower shall be permitted to transfer all, and not less than all, of the Individual Property affected by the Purchase Option noted in item
(1) of Schedule 5 (the "Purchase Option Property") to the tenant (the "Tenant Purchaser") upon exercise by such tenant of the Purchase Option. The Transfer of the Purchase Option Property (the "Purchase Option Closing") shall be made in accordance with the terms of the Purchase Option and the terms hereof.

      (a) Notices; Reserves; Central Cash Management. Within ten Business Days of Borrower's receipt of notice of the Tenant Purchaser's election to exercise the Purchase Option, Borrower shall notify Lender of such election. Borrower shall notify Lender again within ten Business Days after Borrower and the Tenant Purchaser have agreed, pursuant to the related lease, upon the purchase price to be paid for the Purchase Option Property (the "Purchase Option Purchase Price"), which notice shall state the Purchase Option Purchase Price. Upon Lender's receipt of such notice of the Purchase Option Purchase Price, if the Purchase Option Purchase Price is less than 105% of the Defeasance Deposit required to defease a portion of the Loan equal to the Release Price of the Purchase Option Property (as reasonably determined by Lender), a Central Cash Management Period shall commence. During such Central Cash Management Period, any funds remaining in the Cash Collateral Account after allocation of the minimum amounts pursuant to clauses (i), (ii), (iii) and (iv) of Section 2.12(g) and after allocation to the Operating Expense Sub-Account as required under Section 2.12(g), shall be funded into a reserve sub-account (the "Purchase Option Sub-Account"). Any costs of Lender in connection with the Purchase Option Closing not covered by funds as set forth in paragraphs (b), (c), and (d) below, shall be paid by Borrower upon demand.

      (b) Defeasance. On the date of the Purchase Option Closing (which must be the Defeasance Date), Borrower may elect to defease a principal portion of the Loan in an amount equal to the Release Price for the Purchase Option Property pursuant to Section 8.30. Upon such defeasance, Lender shall release the Liens of the Related Mortgages and other Loan Documents with respect to the Purchase Option Property as set forth in Section 2.11 and the Central Cash Management Period, if triggered by the agreement of the Tenant Purchaser and Borrower upon the Purchase Option Purchase Price, shall be terminated. Upon such defeasance, any funds in the Purchase Option Sub-Account and funds in other Sub-Accounts relating to the Purchase Option Property shall (i) first, be released to Lender and applied to Lender's costs in connection with the Purchase Option, to the extent not previously paid by Borrower and (ii) second, released to Borrower.

      (c) Substitute Property. Borrower may elect to substitute property for the Purchase Option Property. If Borrower so elects, Borrower shall:

      (i) at least 30 days prior to the Purchase Option Closing, identify a Substitute Property and deliver to Lender all requests, documents and other items specified in Section 8.32(v); and

      (ii) on the date of the Purchase Option Closing, satisfy all other terms and conditions of Section 8.32 and cause a Substitute Property to be substituted for the Purchase Option Property.

Upon such substitution, Lender shall release the Liens of the Related Mortgages and other Loan Documents with respect to the Purchase Option Property as set forth in Section 2.11 and the Central Cash Management Period, if triggered by the agreement of the Tenant Purchaser and Borrower upon the Purchase Option Purchase Price, shall be terminated. Upon such substitution, any funds in the Purchase Option Sub-Account and funds in other Sub-Accounts relating to the Purchase Option Property shall (i) first, be released to Lender and applied to Lender's costs in connection with the Purchase Option, to the extent not previously paid by Borrower, and (ii) second, released to Borrower.

      (d) Purchase Option Sub-Account; Defeasance. If Borrower fails to defease the Loan pursuant to paragraph (b) of this

Section 8.33 or to substitute the Purchase Option Property with a Substitute Property in accordance with paragraph (c) of this Section 8.33, such failure shall not constitute a Default or Event of Default hereunder, provided, however, that (i) the price paid by Tenant Purchaser to acquire the Purchase Option Property shall be deposited into the Purchase Option Sub-Account; (ii) simultaneously with the deposit described in clause (i), (x) Lender shall release the Liens of the Related Mortgages and other Loan Documents with respect to the Purchase Option Property as set forth in Section 2.11 and (y) all amounts in Sub-Accounts relating to the Purchase Option Property shall be transferred to the Purchase Option Sub-Account; and (iii) the Central Cash Management Period triggered by the agreement of the Tenant Purchaser and Borrower upon the Purchase Option Purchase Price shall continue, or, if not so triggered, a Central Cash Management Period shall immediately commence and continue, until the amount of the funds deposited in the Purchase Option Sub-Account (after payment of Lender's costs) is sufficient to defease a portion of the Loan equal to the Release Price of the Purchase Option Property, at which time Lender shall use such funds to defease such portion of the Loan pursuant to Section 8.30.

"Purchase Option Obligations" shall mean any one of the following: (1) Borrower's defeasance obligation under paragraph (b) of this Section 8.33; (2) Borrower's substitution obligation under paragraph (c) of this Section 8.33, and
(3) defeasance of the Loan as provided in paragraph (d) of this Section 8.33.

Any election made by Borrower under paragraphs (b) or (c) of this Section 8.33 shall be made in writing at least 30 days prior to the Purchase Option closing.

Upon Lender's receipt of written confirmation from Borrower and the Tenant Purchaser that the parties have agreed not to consummate the Purchase Option Closing, the Central Cash Management Period triggered by the agreement of the Tenant Purchaser and Borrower upon the Purchase Option Purchase Price, if any, shall terminate. The provisions of this Section 8.33 will apply to any subsequent exercise by Tenant Purchaser of the Purchase Option.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                              LENDER:

                              NOMURA ASSET CAPITAL CORPORATION,
                                a Delaware corporation


                              By:/s/ Robert A. Treleven
                                     ---------------------------------
                                     Name: Robert A. Treleven
                                     Title: Vice President



                              BORROWER:

                              FLIP/BRE, INC.,
                                a New Jersey corporation


                              By:/s/ David F. McBride
                                     ---------------------------------
                                     Name: David F. McBride
                                     Title:  President


                              OIP/BRE, L.L.C., a New Jersey limited
                                liability company

                              By:   REA/SPC, INC., a New Jersey
                                      corporation, its Managing Member


                                    By: /s/ David F. McBride
                                        ---------------------------------
                                        Name:  David F. McBride
                                        Title: President


                              MBP/BRE, L.L.C., a New Jersey limited
                                liability company

                              By:   REA/SPC, INC., a New Jersey
                                      corporation, its Managing Member

                              By:/s/ David F. McBride
                                     ---------------------------------
                                     Name:  David F. McBride
                                     Title: President

                        [signatures continued on next page]

                              NJA/BRE, L.L.C., a New Jersey limited
                                liability company

                              By:   REA/SPC, INC., a New Jersey
                                      corporation, its Managing Member


                                    By: /s/ David F. McBride
                                        ---------------------------------
                                        Name:  David F. McBride
                                        Title: President

                              To confirm its agreement with the provisions of Sections 2.15 and 8.26, MEI joins in the execution of this Agreement:

                              MCBRIDE ENTERPRISES, INC.,
                                a New Jersey corporation


                              By: /s/ David F. McBride
                                  ---------------------------------
                                  Name: David F. McBride
                                  Title:  President

                                    Exhibit A

             ALLOCATED LOAN AMOUNTS AND DEBT SERVICE COVERAGE RATIOS

                                             Allocated         Debt Service
      Individual Property                   Loan Amount       Coverage Ratios
      -------------------                   -----------       ---------------

1.    40 Potash Road
      Oakland, New Jersey                 $     7,947,000           68%

2.    1655 Valley Road
      Wayne, New Jersey                   $    15,304,000           68%

3.    5 Thornton Road
      Oakland, New Jersey                 $     6,302,000           68%

4.    15-00 Pollitt Drive
      Fair Lawn, New Jersey               $       994,000           68%

5.    19-00 Pollitt Drive
      Fair Lawn, New Jersey               $     5,042,000           68%

6.    17-01 Pollitt Drive
      Fair Lawn, New Jersey               $     2,608,000           68%

7.    95 Bauer Drive
      Oakland, New Jersey                 $       577,000           68%

8.    99 Bauer Drive
      Oakland, New Jersey                 $       890,000           68%

9.    19-05 Nevins Road
      Fair Lawn, New Jersey               $     3,972,000           68%

10.   1600 Route 208
      Fair Lawn, New Jersey               $     1,364,000           68%
                                          ===============
                       TOTAL:             $    45,000,000


            The Debt Service Coverage Ratio for the Individual Properties (considered as a whole) as of the Closing Date is 1.30.

                                    Exhibit D

                               ENGINEERING REPORTS

      Individual Property                 Engineering Report
      -------------------                 ------------------

1.    40 Potash Road                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 21, 1997

2.    1655 Valley Road                    Report prepared by EMG,
      Wayne, New Jersey                   dated August 21, 1997

3.    5 Thornton Road                     Report prepared by EMG,
      Oakland, New Jersey                 dated August 21, 1997

4.    15-00 Pollitt Drive                 Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 20, 1997

5.    19-00 Pollitt Drive                 Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 20, 1997

6.    17-01 Pollitt Drive                 Report prepared byEMG,
      Fair Lawn, New Jersey               dated August 21, 1997

7.    95 Bauer Drive                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 21, 1997

8.    99 Bauer Drive                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 21, 1997

9.    19-05 Nevins Road                   Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997

10.   1600 Route 208                      Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997

                                    Exhibit E

                              ENVIRONMENTAL REPORTS

      Individual Property                 Environmental Report
      -------------------                 --------------------

1.    40 Potash Road                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 21, 1997

2.    1655 Valley Road                    Report prepared by EMG,
      Wayne, New Jersey                   dated August 21, 1997

3.    5 Thornton Road                     Report prepared by EMG,
      Oakland, New Jersey                 dated August 20, 1997

4.    15-00 Pollitt Drive                 Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997

5.    19-00 Pollitt Drive                 Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997

6.    17-01 Pollitt Drive                 Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997

7.    95 Bauer Drive                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 19, 1997

8.    99 Bauer Drive                      Report prepared by EMG,
      Oakland, New Jersey                 dated August 20, 1997

9.    19-05 Nevins Road                   Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997 and
                                          revised September 10, 1997

10.   1600 Route 208                      Report prepared by EMG,
      Fair Lawn, New Jersey               dated August 21, 1997 and
                                          revised September 10, 1997

                                    Exhibit F

                        INDIVIDUAL PROPERTIES AND OWNERS

      Individual
      Property                                     Owner
      --------                                     -----

1.    40 Potash Road                                MBP
      Oakland, New Jersey

2.    1655 Valley Road                              MBP
      Wayne, New Jersey

3.    1600 Route 208                                MBP
      Fair Lawn, New Jersey

4.    5 Thornton Road                               NJA
      Oakland, New Jersey

5.    15-00 Pollitt Drive                           FLIP
      Fair Lawn, New Jersey

6.    19-00 Pollitt Drive                           FLIP
      Fair Lawn, New Jersey

7.    17-01 Pollitt Drive                           FLIP
      Fair Lawn, New Jersey

8.    19-05 Nevins Road                             FLIP
      Fair Lawn, New Jersey

9.    95 Bauer Drive                                OIP
      Oakland, New Jersey

10.   99 Bauer Drive                                OIP
      Oakland, New Jersey

                                     Exhibit L

                     REQUIRED DEBT SERVICE PAYMENT CERTIFICATE

FLIP/BRE, INC., OIP/BRE, L.L.C.,
MBP/BRE, L.L.C. and NJA/BRE, L.L.C.
c/o McBride Enterprises, Inc.
808 High Mountain Road
P.O. Box 549
Franklin Lakes, New Jersey  07417

      Re:   Loan Agreement (the "Loan Agreement"), dated as of
            September 22, 1997, among FLIP/BRE, INC., OIP/BRE, L.L.C., MBP/BRE, L.L.C. and NJA/BRE, L.L.C, collectively, as borrower, and Nomura Asset Capital Corporation ("Lender")

Ladies and Gentlemen:

            This certificate is delivered in accordance with Section 2.12(g) of the Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

            Lender hereby certifies that the Required Debt Service Payment due on ____________, 19__ is _________________________ Dollars ($__________), and to
date, the funds deposited into the Cash Collateral Account which have been allocated to the Debt Service Payment Sub-Account [are] [are not] sufficient to make such payment. In addition, the funds deposited into the Cash Collateral Account which have been allocated to (x) the Basic Carrying Costs Sub-Account [are][are not] sufficient to constitute the Basic Carrying Costs Monthly Installment for the month, (y) the Capital Reserve Sub-Account [are][are not] sufficient to constitute the Capital Reserve Monthly Installment for the month and (z) the Lease Reserve Sub-Account [are] [are not] sufficient to constitute the Lease Reserve Monthly Installment for the month. [The amount of the deficiency or deficiencies is, in total, _________________________ Dollars ($_____________) and such amount should be deposited into the Cash Collateral Account by 12:00 noon on (the applicable Payment Date)].

                                    NOMURA ASSET CAPITAL CORPORATION(1)

----------
      (1)   or insert signature block for Servicer

                                    By:_____________________________
                                       Name:
                                       Title:

                                     EXHIBIT O

                                FINANCING STATEMENTS

I.    Property Financing Statements
      (relevant Borrower as debtor and Lender as secured party on all)

      For each Individual Property file first and second priority financing statements with:

      1.    New Jersey Secretary of State

      2.    County where Individual Property located

      3. Secretary of State/County of Borrower's Principal Place of Business (if differs from 1 and 2)

II.   Accounts Financing Statements
      (relevant Borrower as debtor and Lender as secured party on both)

      1. Secretary of State/County of Borrower's Principal Place of Business

      2. Secretary of State/County where Accounts located (if differs from 1)

                                     EXHIBIT S

                                LIEN SEARCH REPORTS

Each Borrower and each Borrower's predecessor-in-interest to the Individual
Properties:

I.    Uniform Commercial Code Searches

      A.    State Level:

            1.    New Jersey Secretary of State

            2.    Secretary of State of Principal Place of Business

            3.    Secretary of State of State of Formation

      B.    County Level:

            1.    Each County where Individual Properties are located

            2.    County of Principal Place of Business

II.   Tax Searches

      A.    State Level:

            1.    New Jersey Secretary of State

      B.    Federal

III.  Suit/Judgment Searches

      A.    U.S. District Court:

            1.    New Jersey

            2.    State of Principal Place of Business

            3.    State of Formation

      B.    County Level:

            1.    Each County where Individual Properties are located

            2.    County of Principal Place of Business

                                     Exhibit T

                               OFFICER'S CERTIFICATE

Nomura Asset Capital Corporation
2 World Financial Center
Building B
New York, New York 10281-1198

Attention: Sheryl McAfee

      RE: Loan Agreement dated as of September 22, 1997 (together with amendments, if any, the "Loan Agreement") among Nomura Asset Capital Corporation, as Lender, and FLIP/BRE, INC., OIP/BRE, L.L.C., MBP/BRE, L.L.C. and NJA/BRE, L.L.C., collectively, as Borrower (collectively, "Borrower")

The undersigned officer of REA/SPC, INC., the managing member of each of OIP/BRE, L.L.C., MBP/BRE, L.L.C. and NJA/BRE, L.L.C., and the undersigned officer of FLIP/BRE, INC., do hereby certify on behalf of Borrower that for the quarterly financial period ending _____________________:

1. No Event of Default or, to the best knowledge of Borrower, Default has occurred or exists except ____________________.

2. The monthly financial information, occupancy reports and rent rolls delivered herewith are true, correct and complete.

3. All Operating Expenses and other expenses that had accrued as of the last day of the period have been fully paid or otherwise reserved or provided for.

4. Capitalized terms not defined herein shall have the meanings given to such terms in the Loan Agreement.

                                    Very truly yours,

                                    -------------------------------
                                    Name:
                                    Title:

                                    -------------------------------
                                    Name:
                                    Title:

Dated this ____ day of ___________, ____.

                                     Schedule 1

              INITIAL CAPITAL REQUIREMENTS AND CAPITAL RESERVE AMOUNTS

                                      Initial Capital         Capital Reserve
Individual Property                    Requirement(2)             Amount
-------------------                   ---------------         ---------------
1.    40 Potash Road                    $        0              $    9,149
      Oakland, New Jersey

2.    1655 Valley Road
      Wayne, New Jersey                 $        0              $   23,355

3.    5 Thornton Road
      Oakland, New Jersey               $        0              $   22,781

4.    15-00 Pollitt Drive
      Fair Lawn, New Jersey             $        0              $    2,840

5.    19-00 Pollitt Drive
      Fair Lawn, New Jersey             $        0              $   11,589

6.    17-01 Pollitt Drive
      Fair Lawn, New Jersey             $        0              $   15,805

7.    95 Bauer Drive
      Oakland, New Jersey               $    2,625              $    1,019

8.    99 Bauer Drive
      Oakland, New Jersey               $        0              $    3,067

9.    19-05 Nevins Road
      Fair Lawn, New Jersey             $   14,500              $   22,755

10.   1600 Route 208
      Fair Lawn, New Jersey             $   25,000              $    8,121
                                        ==========

                  TOTALS:               $   42,125              $  120,482

----------
      (2)   See Schedule 4 for the intended use of these amounts.

                                     Schedule 2

                    EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

All section and exhibit references used in this Schedule 2 are to sections and exhibits in the Loan Agreement unless otherwise specified.

1. Section 4.1(O). Four properties are serviced by a septic system: (a) 95 Bauer Drive; (b) 99 Bauer Drive; (c) 5 Thornton Road; and (d) 40 Potash Road. The latter two have a Cycle-Let system in conjunction with the septic system. In addition, by way of easement, at 1655 Valley Road, storm water drainage and a sanitary sewer cross over adjacent properties to regional detention basins and sanitary sewer systems owned and operated by the municipality.

2.    Section 4.1(X). Except as provided in Schedule 5.

                                     Schedule 3

               CERTAIN LEASES FOR WHICH TENANT ESTOPPEL CERTIFICATES
           AND NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENTS
                                    ARE REQUIRED

1. 17-01 Pollitt Drive, Fair Lawn, New Jersey: Symtron Systems, Inc., tenant under lease agreement dated as of July, 1, 1994, as amended and assigned;

2. 17-01 Pollitt Drive, Fair Lawn, New Jersey: MDA Services, Inc., tenant under lease agreement dated as of July 1, 1994, as amended and assigned;

3. 5 Thornton Road, Oakland, New Jersey: Aramis, Inc., tenant under lease agreement dated as of July, 18, 1973 as amended and assigned and lease agreement dated as of July, 1, 1977, as amended and assigned;

4. 40 Potash Road, Oakland, New Jersey: TCI of Northern New Jersey, Inc., tenant under lease agreement dated as of April 3, 1990, as amended and assigned;

5.    15-00 Pollitt Drive, Fair Lawn, New Jersey: New Jersey Bell Telephone
      Company, tenant under lease agreement dated as of December 10, 1970, as amended and assigned;

6. 19-00 Pollitt Drive, Fair Lawn, New Jersey: Paid Prescriptions, Inc., tenant under lease agreement dated as of January 31, 1996, as amended and assigned;

7. 95 Bauer Drive, Oakland, New Jersey: Greentree Learning Centers, Inc., tenant under lease agreement dated as of March 28, 1991, as amended and assigned;

8. 19-05 Nevins Road, Fair Lawn, New Jersey: Road-Con Systems, Inc., tenant under lease agreement dated as of June 14, 1989, as amended and assigned;

9. 1655 Valley Road, Wayne, New Jersey: Reckitt & Colman, Inc., tenant under lease agreement dated as of May 5, 1987, as amended and assigned;

10. 99 Bauer Drive, Oakland, New Jersey: Addison-Wesley Publishers (successor in interest to Scott, Foresman and Company), tenant under lease agreement dated as of October 11, 1965, as amended and assigned; and


11. 99 Bauer Drive, Oakland, New Jersey: Stratton Travel, Inc., tenant under lease agreement dated as of October 11, 1965, as amended and assigned.


                                     Schedule 4

                             DEFERRED MAINTENANCE ITEMS

            Property                        Item                      Amount
            --------                        ----                      ------
1.    1600 Route 208             ADA Compliance as per EMG          $25,000.00
      Fair Lawn, New Jersey      Report

2.    19-05 Nevins Road          ADA Compliance as per EMG          $ 8,250.00
      Fair Lawn, New Jersey      Report

                                 Foundation Work as per EMG         $ 6,250.00
                                 Report

3.    95 Bauer Drive             ADA Compliance as per EMG          $ 1,000.00
      Oakland, New Jersey        Report

                                 Entrance work as per EMG           $ 1,250.00
                                 Report

                                 Plumbing work as per EMG           $   375.00
                                 Report
Total                                                               $42,125.00


                                     Schedule 5

                          TENANTS' OPTIONS TO PURCHASE AND
                              RIGHTS OF FIRST REFUSAL

1. 40 Potash Road, Oakland, New Jersey: Purchase Option granted to TCI of Northern New Jersey, Inc., as tenant, pursuant to Sections 47 & 48 of lease agreement dated April 3, 1990, as amended or assigned, providing tenant with an option to purchase the premises during the 10th year (around or about April 2002) or 20th year (around or about April 2012) of the initial term, at fair market value pursuant to certain closing terms and conditions contained in the lease.

2. 5 Thornton Road, Oakland, New Jersey: Rights of First Refusal granted to Aramis Inc., as tenant, pursuant to Section 29 of Agreement of Lease dated July 18, 1973, as amended or assigned, and Section 29 of Agreement of Lease dated July 1, 1977, as amended or assigned.

                                   SCHEDULE 6

                      ENVIRONMENTAL OPERATION & MAINTENANCE
                      OBLIGATIONS AND RESERVE REQUIREMENTS

                                                                                                               Reserve
             Property                              Item                        Obligation                       Amount
             --------                              ----                        ----------                       ------
1.    40 Potash Avenue                   Above Ground Tanks            Construct Secondary Containment (2)    $1,875.00
      Oakland, New Jersey

2.    1655 Valley Road                   Former Lab Space/RCRIS        De-List Individual Property                   $0
      Wayne, New Jersey

3.    1600 Route 208                     Asbestos as per EMG Report    Establish O&M Plan (1)                   $562.50
      Fair Lawn, New Jersey

4.    19-05 Nevins Road                  Asbestos, Lead paint          Establish O&M Plan (1)                   $562.50
      Fair Lawn, New Jersey              Battery Storage               Tenant to properly store                      $0


5.    5 Thornton Road                    Asbestos as per EMG Report    Establish O&M Plan (1)                   $562.50
      Oakland, New Jersey

6.    15-00 Pollitt Drive                Asbestos as per EMG Report    Establish O&M Plan (1)                   $562.50
      Fair Lawn, New Jersey

7.    19-05 Pollitt Drive                Asbestos as per EMG Report    Establish O&M Plan (1)                   $562.50
      Fair Lawn, New Jersey

8.    17-01 Pollitt Drive FairLawn, New  Post Excavation Sampling      Sample as per EMG Report (3)           $6,250.00
      Jersey                             Asbestos as per EMG Report    Establish O&M Plan (1)                   $375.00
                                         Former Tenant RCRIS           De-List Individual Property                   $0

9.    95 Bauer Drive                     Former spill site             Obtain N.F.A. Letter (4)                      $0
      Oakland, New Jersey                Asbestos, Lead paint          Establish O&M Plan. (1)                  $562.50
                                         Lead in water                 Re-Test (3)                            $1,250.00

10.   99 Bauer Drive                     Former spill site             Obtain N.F.A. Letter (4)                      $0
      Oakland, New Jersey                Asbestos, Lead paint          Establish O&M Plan (1)                   $562.50

Total                                                                                                        $13,687.50

Note 1  O&M Plans are to be established within 3 months of the Closing Date.

Note 2 Construction of secondary containment is to be completed within 6 months of the Closing Date.

Note 3 Sampling and testing is to be completed within one month from the Closing Date. If levels are found to be higher than regulatory standard minimums, remediation must be initiated within one week of receiving results in accordance with this Agreement.

Note 4 Items that require inquiries to the regulatory agency must be diligently pursued and completed within 10 months following the Closing Date.

                                   Schedule 7

                    DELIVERIES UPON SUBSTITUTION OF PROPERTY

All capitalized terms used in this Schedule 7 shall have the meanings ascribed to such term in the Loan Agreement to which this Schedule 7 is attached and all section references are to sections in the Loan Agreement unless otherwise specified.

Part A

1. Lien Search Reports. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances (excluding clause (ii) thereof)) reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches with respect to the Substitute Property conducted by a reputable search firm with respect to the Collateral, each Borrower and the predecessor in interest for the Substitute Property, such searches to be conducted in each of the locations set forth on Exhibit S attached to the Loan Agreement.

2. Title Insurance Policy. Lender shall have received a commitment to issue a loan policy of insurance issued by a nationally recognized reputable title company, capable of retaining a primary liability of $30,000,000, with respect to the Substitute Property and insuring the first priority lien in favor of Lender created by the Mortgage and insuring the second priority lien of Lender created by the Second Mortgage, subject only to the Permitted Encumbrances (excluding clause (ii) thereof) and meeting the requirements attached hereto as Schedule 7-A (the "Substitute Title Insurance Policy").

3. Financial Statements; Budgets; Operating Reports. Lender shall have received (i) audited financial statements of the Substitute Property for the two fiscal years prior to the Substitution Closing Date, (ii) unaudited financial statements of the Substitute Property for the twelve month period ending on the last day of the month prior to the Substitution Closing Date, (iii) an operating budget for the Substitute Property for the year in which the Substitution Closing Date takes place, and (iv) historical operating reports for the Substitute Property for the three calendar years prior to the substitution verified by a "Big Six" accounting firm. All audited financial statements must have been prepared by a "Big Six" accounting firm.

4. Environmental Matters. Lender shall have received a Phase I environmental report issued by a recognized environmental consultant at Borrower's expense, and, if recommended under the Phase I environmental report, a Phase II environmental report, which concludes that the Substitute Property does not contain any Hazardous Substance except for nominal amounts of such Hazardous Substance commonly incorporated in or used in the operation of properties similar to the Substitute Property (in either case in compliance with all Environmental Laws) and is not subject to any risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the material risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred-ten percent (110%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property except for nominal amounts of such Hazardous Substances commonly incorporated in or used in the operation of properties similar to the Substitute Property (in either case in compliance with all Environmental
      Laws) or any material risk of contamination from any off-site Hazardous Substance that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid.

5. Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy for the Substitute Property), opinions, documents and instruments (including zoning endorsements to the Title Insurance Policies or, if unavailable, an opinion of counsel or letters from the appropriate Governmental Authorities regarding the zoning of the Substitute Property and evidence that utility services are available for the Substitute Property, and that the Substitute Property is subject to separate tax assessment) relating to the Loan as may have been required by Lender in connection with the advance of the Loan Amount, and all corporate and other resolutions or consents, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters as may have been required by Lender in connection with advance of the Loan Amount.

6. Surveys. Lender shall have received a Survey with respect to the Substitute Property which meets the requirements attached hereto as
      Schedule 7-B.

7. Engineering Reports. Lender shall have received the Engineering Report with respect to the Substitute Property, such Engineering Report to be prepared by an Independent Engineer. The Engineering Report must state that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of material damage or waste. If compliance with any Legal Requirements is not addressed by the Engineering Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Substitute Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the Substitute Title Insurance Policy delivered pursuant to clause (2) above (with respect to zoning laws) or a subdivision endorsement to the Substitute Title Insurance Policy delivered pursuant to clause (2) above (with respect to subdivision laws). If the Engineering Report recommends that any repairs be made with respect to the Substitute Property, such Engineering Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred ten percent (110%) of such estimated cost, which deposit shall constitute additional security for the Loan, shall be deposited in the Capital Reserve Sub-Account and shall be treated as an Initial Capital Requirement and shall be released to Borrower in accordance with Section 2.12(f)(iii).

8. Contracts and Permits. The Lender shall have received a copy of each Material Contract and Permit affecting the Substitute Property.

9. Management Agreement. Lender shall have received the Management Agreement with respect to the Substitute Property.

10. Leases; Tenant Estoppels; Non-Disturbance Agreements. Borrower shall have delivered a rent roll with respect to the Substitute Property dated as of the first day of the month in which the documents are delivered to Lender pursuant to Section 8.32(v) and certified as true and correct, a copy of any standard form Lease and copies of all Leases. Borrower shall have also delivered with respect to each Lease (i) an original executed tenant estoppel certificate in substantially the form attached to the Loan Agreement as Exhibit Y, which tenant estoppel certificates shall disclose no defaults or other conditions which have or may have a material adverse effect on the Net Cash Flow for the Substitute Property and (ii) an original executed Non-Disturbance, Attornment and Subordination Agreement in substantially the form attached to the Loan Agreement as Exhibit Z.

11. Appraisals. Lender shall have received a MAI appraisal (prepared in compliance with FIRREA) with respect to the Substitute Property prepared by a reputable Independent firm.

12. Conveying Deed. Lender shall have received a certified copy of a deed conveying to the relevant Borrower all right, title and interest in and to the Substitute Property and a letter from a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Substitute Property is located.

13. Release. Lender shall have received a release of Lien (and related Loan Documents) for the Individual Property to be released for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Individual Property being released is located.

Part B

1. Mortgages. The relevant Borrower shall have executed and delivered the Mortgage and the Second Mortgage with respect to the Substitute Property to Lender and such Mortgage and such Second Mortgage shall have been filed of record in the appropriate filing office(s) in the jurisdiction in which the

      Substitute Property is located or irrevocably delivered to a title agent for such recordation.

2. Assignment of Agreements. The relevant Borrower shall have executed and delivered the Assignment of Agreements and the Second Assignment of Agreements with respect to the Substitute Property to Lender and such documents shall have been filed of record in the appropriate filing office(s) in the jurisdiction in which the Substitute Property is located or irrevocably delivered to a title agent for such recordation.

3. Assignment of Leases. The relevant Borrower shall have executed and delivered the Assignment of Leases and the Second Assignment of Leases with respect to the Substitute Property to Lender and the Assignment of Leases and the Second Assignment of Leases shall have been filed of record in the appropriate filing office(s) in the jurisdiction in which the Substitute Property is located or irrevocably delivered to a title agent for such recordation.

4. Financing Statements. The relevant Borrower shall have executed and delivered all financing statements specified in Section I of Exhibit O attached to the Loan Agreement to Lender and such financing statements shall have been filed of record in the appropriate filing office(s) in the jurisdiction in which the Substitute Property is located and all other appropriate jurisdictions or irrevocably delivered to a title agent for such filing.

5. Amendment to the Loan Documents. The Borrower shall have executed and delivered amendments to any Loan Documents necessary to reflect the release and substitution and to effect the cross-default and cross-collateralization of all Loan Documents.

6. Manager's Subordination. The Manager and the relevant Borrower shall have executed and delivered to Lender the Manager's Subordination.

7. Borrower's Estoppel Certificates. The relevant Borrower shall have executed and delivered to Lender an estoppel certificate with respect to its respective Management Agreement in substantially the form of Exhibit P attached to the Loan Agreement.

8. Tenant Letters. The relevant Borrower shall have executed and mailed Tenant Letters to each of its tenants with respect to the Substitute Property and delivered to Lender a copy thereof.

9. Entity Documents. Lender shall have received with respect to (i) the relevant Borrower, if such Borrower is an limited liability company (x) its certificate of formation, as amended, modified or supplemented to the Substitution Closing Date, certified to be true, correct and complete by the Secretary of State of the State of New Jersey as of a date not more than fifteen (15) days prior to the Substitution Closing Date, (y) its operating agreement certified by MM to be true, correct and complete as of the Substitution Closing Date and (z) a good standing certificate from the Secretary of State for the State of New Jersey, dated a date not more than fifteen (15) days prior to the Substitution Closing Date, (ii) the relevant Borrower, if such Borrower is a corporation (x) its certificate of incorporation, as amended, modified or supplemented to the Substitution Closing Date, certified to be true, correct and complete by the Secretary of State for the State of New Jersey as of a date not more than fifteen
      (15) days prior to the Substitution Closing Date and (y) a good standing certificate from the Secretary of State for the State of New Jersey, dated a date not more than fifteen (15) days prior to the Substitution Closing Date, and (iii) MM (x) its certificate of incorporation, as amended, modified or supplemented to the Substitution Closing Date, certified to be true, correct and complete by the Secretary of State for the State of New Jersey as of a date not more than fifteen (15) days prior to the Substitution Closing Date and (y) a good standing certificate from the Secretary of State for the State of New Jersey, each to be dated a date not more than fifteen (15) days prior to the Substitution Closing Date. If the Substitute Property is located in a State other than New Jersey, the relevant Borrower and MM shall each deliver a certificate of good standing and authorization to transact business from such State, dated a date not more than fifteen (15) days prior to the Substitution Closing Date.

10. Certified Resolutions, Etc. Lender shall have received a certificate of the secretary or assistant secretary of each of MM and the relevant Borrower which owns the Substitute Property, if such Borrower is a corporation, dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Substitution Documents, (ii) its by-laws as in effect on the Substitution Closing Date and (iii) the resolutions of its board of directors approving and authorizing the execution, delivery and performance of all Substitution Documents executed by it.

11. Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of the Substitute Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgages. Such certificates shall indicate that Lender and Servicer are named in all liability policies as additional insureds as their interests may appear and shall contain a loss payee endorsement in favor of Lender with respect to the property policies required to be maintained under the Mortgage and the Second Mortgage. All insurance policies required to be maintained hereunder shall be maintained throughout the term of this Agreement in the types and amounts required under the Mortgage and the Second Mortgage.

12. Consents, Licenses, Approvals, Etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Substitution Documents, and such consents, licenses and approvals shall be in full force and effect.

                                  SCHEDULE 7-A

                               Title Requirements

    1.    Form of Policies.

          The policies should be in American Land Title Association, extended coverage, Lender's Fee Policy Form 1970 (Rev. 10-17-84).

    2.    Insured.

          ["____________, a _____________________ as trustee, and its successors and/or assigns"]

    3.    Endorsements.

          The policies should contain the following endorsements, if available:

          (a)     Comprehensive           (See Exhibit 1)

          (b)     Access                  CLTA Form 103.7 (See
                                                Exhibit 2)

          (c)     Zoning 3.1              ALTA Form 3.1 (See
                                                Exhibit 3)

          (d)     Subdivision             (See Exhibit 4)

          (e)     Tax Parcel              (See Exhibit 5)

          (f)     Contiguity              CLTA Form 116.4
                  (if applicable)

          (g)     Address                 CLTA Form 116 (See
                                                Exhibit 7)

          (h)     Survey                  CLTA Form 116.1 (See
                                                Exhibit 8)

          (i)     Source of Title         (See Exhibit 9)

          (j)     Doing Business          (See Exhibit 10)

          (k)     Variable Rate           (See Exhibit 11)

          (l)     Tax Deed                (See Exhibit 12)

                  (if applicable)

          (m)     Usury                   (See Exhibit 13)

          (n)     Tie-In                  (See Exhibit 14)

          (o)     First Loss              (See Exhibit 15)

    4.    Pre-printed Exceptions.

          All pre-printed exceptions must be omitted.

    5.    Real Estate Taxes.

          Any tax exception in Schedule B should be as follows: "Real property taxes for the current tax year and subsequent years, not yet due and payable."

    6.    Tenancies.

          Any exceptions for leases or tenancies should be as follows: "Rights of ____________, as tenant only, pursuant to a recorded (Memorandum of) Lease dated ___________ between ______________, as Landlord and ______________, as Tenant, dated ___________, recorded on
          _______________ in Book __________, Page _____."

    7.    Flood Zone.

          We require proof that each property is not in a flood zone as established by the Federal Emergency Management Agency. This information can be provided to us by flood zone certifications.

    8.    Reinsurance.

          At closing, the title company may be required to provide ALTA form 9/24/94 Reinsurance Agreements or commitment letters to issue same from companies with limits of liability as may have been required by Lender in connection with advance of the Loan Amount.

                                    EXHIBIT 1

                            COMPREHENSIVE ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

The Company insures the owner of the indebtedness secured by the insured mortgage against loss or damage sustained by reason of:

1.   Any incorrectness in the assurance that, at Date of Policy:

     (a) There are no covenants, conditions or restrictions under which the lien of the mortgage referred to in Schedule A can be divested, subordinated or extinguished, or its validity, priority or enforceability impaired.

     (b) Unless expressly excepted in Schedule B:

          (1) There are no present violations on the land of any enforceable covenants, conditions or restrictions, nor do any existing improvements on the land violate any building setback lines shown on a plat of subdivision recorded or filed in the public records.

          (2) Any instrument referred to in Schedule B as containing covenants, conditions or restrictions on the land does not, in addition, (i) establish an easement on the land; (ii) provide a lien for liquidated damages; (iii) provide for a private charge or assessment; (iv) provide for an option to purchase, a right of first refusal or the prior approval of a future purchaser or occupant.

          (3) There is no encroachment of existing improvements located on the land onto adjoining land, nor any encroachment onto the land of existing improvements located on adjoining land.

          (4) There is no encroachment of existing improvements located on the land onto that portion of the land subject to any easement excepted in Schedule B.

          (5) There are no notices of violation of covenants, conditions and restrictions relating to environmental protection recorded or filed in the public records.

2. Any future violation on the land of any existing covenants, conditions or restrictions occurring prior to the acquisition of title to the estate or interest in the land by the Insured, provided the violation results in:

     (a) Invalidity, loss of priority, or unenforceability of the lien of the insured mortgage; or

     (b) loss of title to the estate or interest in the land if the Insured shall acquire title in satisfaction of the indebtedness secured by the insured mortgage.

3. Damage to existing improvements, including lawns, shrubbery or trees:

     (a) which are located on or encroach upon that portion of the land subject to any easement excepted in Schedule B, which damage results from the exercise of the right to maintain the easement for the purpose for which it was granted or reserved;

     (b) resulting from the future exercise of any right to use the surface of the land for the extraction or development of minerals excepted from the description of the land or excepted in Schedule B.

4. Any final court order or judgment requiring the removal from any land adjoining the land of any encroachment excepted in Schedule B.

5. Any final court order or judgment denying the right to maintain any existing improvements on the land because of any violation of covenants, conditions or restrictions or building setback lines shown on a plat of subdivision recorded or filed in the public records.


CLTA Form 100.2 (Rev. 3/27/92)
ALTA Form 9 (Restrictions, Encroachments, Minerals)

                                    EXHIBIT 2

                               ACCESS ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY


          The Company hereby assures the Insured that said land abuts upon a physically open street known as ____________________ which has been completed, dedicated and accepted by the City of ____________________ for use as an open public street and the owner of the land has vehicular and pedestrian access thereto.

                                    EXHIBIT 3



                               ZONING ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

1. The Company insures the Insured against loss or damage sustained by reason of any incorrectness in the assurance that, at Date of Policy:

      (a) According to applicable zoning ordinances and amendments thereto, the land is classified Zone ___.

      (b) The following use or uses are allowed under that classification subject to compliance with any conditions, restrictions, or requirements contained in the zoning ordinances and amendments thereto, including but not limited to the securing of necessary consents or authorizations as a prerequisite to the use or uses:

                                   -------------------

2. The Company further insures against loss or damage arising from a final decree of a court of competent jurisdiction

      (a) prohibiting the use of the land, with any structure presently located thereon, as specified in paragraph 1(b); or

      (b)   requiring the removal or alteration of any structure

      on the basis that, at Date of Policy, the ordinances and amendments thereto have been violated with respect to any of the following matters:

      (i) Area, width or depth of the land as a building site for the structures:

      (ii)  Floor space area of the structures;

      (iii) Setback of the structures from the property lines of the land;

      (iv)  Height of the structure; or

      (v)   Number of Parking Spaces.

There shall be no liability under this endorsement based on the invalidity of the ordinances and amendments thereto until after a final decree of a court of competent jurisdiction adjudicating the invalidity, the effect of which is to prohibit the use or uses.

Loss or damage as to the matters insured against by this endorsement shall not include loss or damage sustained or incurred by reason of the refusal of any person to purchase, lease or lend money on the estate or interest covered by this policy.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.


                              CLTA Form 123.2 (Rev. 3-13-87)
                              (ALTA Endorsement - Form 3.1 (6-1-87))
                              Zoning -- completed structure

                                    EXHIBIT 4

                             SUBDIVISION ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

          Notwithstanding any of the provisions, terms, conditions, limitations, stipulations, exceptions and exclusions contained in or arising under the Policy or any endorsement thereto, the Company hereby insures the Insured against loss or damage resulting from any violation of any Subdivision Requirement (as defined below), including, without limitation, any violation of the Subdivision Requirements caused by the present owner's or its predecessors' acquisition of the land, the size and configuration of the land, or the present uses of the land. "Subdivision Requirements" refers to any laws, ordinances, resolutions, regulations or rules relating to or governing (i) subdivisions, (ii) separation of ownership of any parcel or parcels of which the land is or was a part or
(iii) any change in the area or dimensions of any parcel or parcels of which the land is or was a part.

                                    EXHIBIT 5

                             TAX PARCEL ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

      The Company hereby insures the Insured against loss or damage by reason of any inaccuracy in the following assurance:

            the land referred to as Parcel _______ in Schedule A herein is completely covered by tax identification No. ________; Parcel _________ is completely covered by tax identification No. __________ and said tax identification numbers do not include any other land.

                                    EXHIBIT 6

                             CONTIGUITY ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

          The Company assures the Insured that the land described in Schedule A herein as Parcel ____ and Parcel ____ are contiguous to each other along the _________________ boundary of Parcel ____ and the ______________________
boundary of Parcel ____ and, when taken together, constitute one parcel of land with no intervening strips, gaps or gores.

          The Company hereby insures the Insured against loss which said Insured shall sustain in the event that the assurance herein shall prove to be incorrect.

                                    EXHIBIT 7

                               ADDRESS ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

            The Company assures the Insured that at the date of this policy there is located on said land a ___________________________________________
known as __________________________________________________________ (street address) and that the survey described in said policy shows the correct location and dimensions of said land according to those records which under the recording laws impart constructive notice as to said land.

            The Company hereby insures the Insured against loss which said Insured shall sustain in the event that the assurance herein shall prove to be incorrect.

            The total liability of the Company under said policy and any endorsements therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated under the conditions and stipulations thereof to pay.

            This endorsement is made a part of said policy and is subject to the schedules, conditions and stipulations therein, except as modified by the provisions hereof.


                                               CLTA Form 116 (Revised 2-20-61)
                                               ALTA - Lender

                                    EXHIBIT 8

                               SURVEY ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

            The Company assures the Insured that the land which is described on Schedule A attached hereto and made a part hereof is the same as that delineated on the plat of a survey made by __________________________ on _________________,
19__, last revised _________________, 19__, designated Job No. ___________.

            The Company hereby insures said Assured against loss which said Assured shall sustain in the event that the assurance herein shall prove to be incorrect.

            The total liability of the Company under said policy and any endorsements therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated under the conditions and stipulations thereof to pay.

            This endorsement is made a part of said policy and is subject to the schedules, conditions and stipulations therein except as modified by the provisions hereof.


                                             CLTA Form 116.1 (Revised 2-20-61)

                                    EXHIBIT 9

                             SOURCE DEED ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

            The Company hereby insures the Insured that the land conveyed to _____________________ by that certain deed from _______________ dated
________________ recorded on _____________ in Liber/Book/Volume ______, page
_____ is the same land described in Schedule A hereto.

                                   EXHIBIT 10

                           DOING BUSINESS ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

The Company hereby insures the Insured against loss or damage which the Insured shall sustain by reason of the entry of any court order or judgment which constitutes a final determination holding that the mortgage referred to in Schedule A is unenforceable as a result of the Insured's failure to "qualify to do business" within the State of ___________ as that phrase is defined with respect to the laws of the State of ___________ applicable to the regulation of foreign entities.

The total liability of the Company under said policy, commitment or binder and under this and any prior endorsements thereto shall not exceed, in the aggregate, the amount of liability stated on the face of said policy, commitment or binder, as the same may be specifically amended in dollar amount by this or any prior endorsements, and the costs which the Company is obligated to pay under the Conditions and Stipulations of the policy.

This endorsement is made a part of said policy, commitment or binder and is subject to all the terms, and provisions thereof, except as modified by the provisions hereof.

Nothing herein contained shall be construed as extending or changing the effective date of the aforesaid policy, commitment or binder unless otherwise expressly stated.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed and sealed as of the day of , 19 , to be valid when countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                   EXHIBIT 11

                            VARIABLE RATE ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

The Company hereby insures against loss or damage by reason of:

1. The invalidity or unenforceability of the lien of the insured mortgage resulting from the provisions contained in the Credit/Loan Agreement which provide for changes in the rate of interest.

2. Loss of priority of the lien of the insured mortgage as security for the unpaid principal balance of the loan, together with the interest as changed in accordance with provisions contained in the Credit/Loan Agreement, which loss of priority is caused by said changes in the rate of interest.

"Changes in the rate of interest", as used in this endorsement, shall mean only those changes in the rate of interest calculated pursuant to the formula contained in the Credit/Loan Agreement at Date of Policy. "Credit/Loan Agreement", as used in this endorsement, means that certain Credit/Loan Agreement which is secured by the insured mortgage.

This endorsement does not insure against loss or damage based upon (a) usury, or
(b) any consumer credit protection or truth in lending law.

This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto, except that the insurance afforded by this endorsement is not subject to paragraph 3(d) of the Exclusions From Coverage. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it increase the face amount thereof.

                                   EXHIBIT 12

                    TAX DEED WIPING OUT EASEMENT ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

            The Company insures the Insured against loss or damage which the Insured may sustain due to the entry of any final judgment extinguishing the easement described in Schedule A as parcel ________________, or denying or limiting the use thereof by reason of the issuance of a tax deed for nonpayment of any general tax or special assessment levied against the land.

                                   EXHIBIT 13

                                USURY ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

The Company hereby insures the Insured against loss or damage not exceeding the Amount of Insurance stated in Schedule A which the Insured shall sustain by reason of the entry of any court order or judgment which constitutes a final determination and adjudges that the lien of the mortgage referred to in Schedule A is invalid or unenforceable as to the principal and/or interest due on the note or notes secured thereby, said interest being computed in accordance with provisions of the Credit/Loan Agreement, on the ground that the loan evidenced by the note or notes secured thereby is usurious. As used in this endorsement, the "Credit/Loan Agreement" means that certain Credit/Loan Agreement which is secured by the insured mortgage.

The insurance against usury risks afforded by this endorsement and its effect on the title insurance under the policy to which it is attached shall survive the satisfaction of the mortgage or trust deed, the lien of which is thus insured.

                                   EXHIBIT 14

                               TIE-IN ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

      The following policies are issued in conjunction with one another:

                            [List all policies here.]

      Notwithstanding the provision of Section 7(a)(i) of the Conditions and Stipulations of this policy, the amount of insurance available to cover the Company's liability for loss or damage under this policy at the time of payment of loss hereunder shall be the aggregate of the amount of insurance under this policy and the other policies identified above. At no time shall the amount of insurance under this policy and the other policies identified above exceed in the aggregate $______________. All payments made by the Company under this policy or any of the other policies identified above, except those payments which would not reduce the amount of insurance under the Conditions and Stipulations of the policies, shall reduce the aggregate amount of insurance pro tanto.

      This endorsement is made a part of the policy and is subject to all of the terms and provisions thereof and of any prior endorsements thereto. Except to the extent expressly stated, it neither modifies any of the terms and provisions of the policy and any prior endorsements, nor does it extend the effective date of the policy and any prior endorsements, nor does it increase the face amount thereof.

[Witness clause optional]


                              __________________ Title Insurance Company

                                   EXHIBIT 15

                             FIRST LOSS ENDORSEMENT
                          Attached to Policy No. ______
                                    Issued By
                         ______ TITLE INSURANCE COMPANY

    In the event a defect, lien or encumbrance or other matter insured against by this policy creates a loss as determined by this policy, the amount for which the Company shall be liable shall be determined without requiring maturity of the indebtedness by acceleration or otherwise and without requiring the Insured to pursue its remedies against any other collateral securing the indebtedness which is also secured by the insured mortgage.

                                  SCHEDULE 7-B

                               Survey Requirements

Each survey shall (i) be a current "as-built" metes and bounds survey of the land covered by the title policy, including easements which benefit such land,
(ii) be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992 and meet the accuracy requirements of an "Urban" survey as defined therein, (iii) be prepared by a surveyor, and be in form, scope and substance, as may have been required by Lender in connection with advance of the Loan Amount, (iv) contain Optional Survey Requirements 1, 2, 3, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11 and 13 as specified on Table A to Exhibit 16 hereto, and (v) contain a certification substantially in the form attached hereto as Exhibit 17.

In addition, the surveyor should list all Schedule B exceptions and plot all easements cited in the title commitment, or note that they are not applicable to the subject property, or are not plottable.

                                   EXHIBIT 16

                             ALTA/ACSM REQUIREMENTS

                                 (See attached)

                                   EXHIBIT 17

                              SURVEY CERTIFICATION

      The undersigned hereby certifies to Nomura Asset Capital Corporation, and its successors and/or assigns, Stewart Title Insurance Company, and _________________________________, that (s)he is a duly registered land surveyor of the State of __________, that the survey reflected by this plat was actually made upon the ground on _______________, 19__, that the attached plat of survey is made at least in accordance with the minimum standards established by the State of __________ for surveyors and with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992 and meets the accuracy requirements of an "Urban" survey as defined therein and includes Items 1, 2, 3, and shows the size and location of Items 6, 7(a), 7(b), 7(c), 8, 9, 10, 11 and 13 (appearing from a careful physical inspection of the Premises, as hereinafter defined) of Table A thereof; that said survey correctly shows the location of all buildings, structures and other improvements situated on the ______ acre tract known as _________________________________________________(street address) (the
"Premises") shown thereon; that the Premises is a separate tax lot; and that said Premises is a separately subdivided tract; that all utilities for the operation of the Premises are available at the lot lines, enter said tract through adjoining public streets and do not run through or under any buildings or improvements; that there are no violations of zoning ordinances, restrictions or other rules or regulations with reference to the location of all buildings, structures and improvements situated on the Premises and the number and configuration of parking spaces; and that, except as shown, there are no visible or recorded easements or rights of way across said Premises; that there are no other easement or rights of way of which the undersigned has been advised; no encroachments onto adjoining premises, streets or alleys by any buildings, structures or other improvements, except as shown, and no encroachments onto said Premises by buildings, structures or other improvements situated on adjoining premises; that said Premises do not lie within any flood hazard areas; and that all roads, streets and highways shown therein are completed and dedicated public streets and have been accepted for public maintenance; that the Premises has access to a dedicated public street or streets known as

______________________________________.

                                   Schedule 8

                                 ROLLOVER LEASES

================================================================================
        Individual                                            Scheduled
         Property                    Lease                   Expiration
--------------------------------------------------------------------------------
1.  1655 Valley Road,      May 5, 1987/                May 5, 2003
    Wayne, New Jersey      Reckitt & Colman, Inc.      (tenant has right to
                                                       renew for two (2)
                                                       additional five (5) year
                                                       terms)
--------------------------------------------------------------------------------
2.  5 Thornton Road,       July 18, 1973               April 30, 2003
    Oakland, New Jersey    and July 1, 1977/           (tenant has right to
                           Aramis, Inc.                renew for two (2)
                                                       additional five (5) year
                                                       terms)
================================================================================

The following apply to the Leases described in items (1) and (2) above, in the aggregate:

            Initial Lease Reserve Deposit:   $ 150,000

            Annual Lease Reserve Amount:     $ 163,000
                                             =========

            Total at End of 5 Years:         $ 965,000